EXECUTION VERSION

CREDIT AGREEMENT
Dated as of December 8, 2011
among
REVETT SILVER COMPANY,
as the Borrower,
REVETT MINERALS INC., TROY MINE INC. and RC RESOURCES, INC.,
as Guarantors,
SOCIÉTÉ GÉNÉRALE,
as Administrative Agent and L/C Issuer,
and
the Revolving Credit Lenders Party Hereto

SG AMERICAS SECURITIES, LLC,
as Sole Lead Arranger and Sole Book Manager

Exhibits and Schedules

v

CREDIT AGREEMENT

                    This CREDIT AGREEMENT is entered into as of December 8, 2011, among REVETT SILVER COMPANY, a corporation duly organized and existing under the laws of the State of Montana (the “Borrower”), each of the Guarantors (such term and each other capitalized term used but not defined in this introductory statement having the meaning assigned to it in Article I), each lender from time to time party hereto (collectively, the “Revolving Credit Lenders” and individually, a “Revolving Credit Lender”), and SOCIÉTÉ GÉNÉRALE (“SG”) as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”) and as issuing bank (in such capacity and together with its successors and assigns, the “L/C Issuer”).

PRELIMINARY STATEMENTS:

                    The Borrower has requested that the Revolving Credit Lenders provide a revolving credit facility, and the Revolving Credit Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

                    In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

                    1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

                    “Acquired Entity” has the meaning assigned to such term in Section 7.03(h).

                    “Administrative Agent” has the meaning assigned to such term in the introductory statement to this Agreement.

                    “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Revolving Credit Lenders.

                    “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

                    “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                    “Agent Parties” has the meaning assigned to such term in Section 11.02(c)(ii) ..

                    “Agreement” means this Credit Agreement.

                     “Agreement Currency” has the meaning assigned to such term in Section 11.17(b).

                    “Annual Financial Statements” means the audited and unaudited consolidated balance sheets of Holdings and its Subsidiaries for the period of three (3) fiscal years ended December 31, 2010 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal years of Holdings and its Subsidiaries, including the notes thereto.

                    “Annual Operating Budget” has the meaning assigned to such term in Section 6.02(c).

                    “Anti-Terrorism Laws” means (a) the U.S.A. Patriot Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (c) Executive Order No. 13, 224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), and (d) and any other laws relating to terrorism or money laundering.

                    “Applicable Creditor” has the meaning assigned to such term in Section 11.17(b).

                    “Applicable Fee Rate” means, at any time, 0.90% per annum.

                    “Applicable Margin” means (a) 2.50% per annum for Base Rate Loans and (b) 3.50% per annum for LIBOR Loans and Letter of Credit Fees.

                    “Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.14(c)(iii) and Section 2.16(a)(iv). If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Revolving Credit Percentage of each Revolving Credit Lender shall be determined based on the Applicable Revolving Credit Percentage of such Revolving Credit Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Revolving Credit Percentage of each Revolving Credit Lender is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable.

                    “Approved Fund” means any Fund that is administered or managed by (a) a Revolving Credit Lender, (b) an Affiliate of a Revolving Credit Lender or (c) a Person or an Affiliate of a Person that administers or manages any Revolving Credit Lender.

                    “Arranger” means SG Americas Securities, LLC, in its capacity as sole lead arranger and sole book manager.

                    “Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two (2) or more Approved Funds managed by the same investment advisor.

                    “Assignment and Assumption” means an assignment and assumption entered into by a Revolving Credit Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

                    “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

                    “Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.03(b)(iii).

                    “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

                    “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) LIBOR plus 1.00% .. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

                    “Base Rate Loan” means any Revolving Credit Loan that bears interest based on the Base Rate.

                    “Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

                    “Borrower Materials” has the meaning assigned to such term in Section 6.03(b).

                    “Borrowing Request” means a request by the Borrower for a Revolving Credit Borrowing pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C-1.

                    “Business” has the meaning assigned to such term in Section 5.21(b) .

                    “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized to close and, if such day relates to any LIBOR Loan, any such day that is also a London Banking day.

                    “Capital Expenditures” means, with respect to any Person for any period, any expenditures made by such Person to acquire or construct fixed assets, plant and equipment which, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of such Person (including renewals, improvements and replacements thereto, but, notwithstanding the foregoing, excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

                    “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                    “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the L/C Issuer and the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

                    “Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

          (a)      readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

          (b)      time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Revolving Credit Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause

          (c)      of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

          (d)      Investments, classified in accordance with GAAP as current assets of Holdings or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

                    “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

                    “Cash Management Bank” means any Person that is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, in its capacity as a party to such Cash Management Agreement; provided that such Person shall cease to be a Cash Management Bank if it shall cease to be a Revolving Credit Lender or an Affiliate thereof.

                    “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

                    “Change of Control” means an event or series of events by which:

          (a)      any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 20% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

          (b)      during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

          (c)      the passage of thirty (30) days from the date upon which any Person or two (2) or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 20% or more of the combined voting power of such securities; or

          (d)      except as permitted pursuant to Section 7.04(a) or Section 7.04(b), (i) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower and (ii) the Borrower shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in TMI.

                    “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

                    “Closing Date Revolving Credit Facility” means $20,000,000.

                    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    “Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties (excluding, for certainty, the Excluded Collateral).

                    “Collateral Documents” means, collectively, the Security Agreement, the Holdings Pledge Agreement, the Account Control Agreements, the Intellectual Property Security Agreements (if any), the Mortgages, the Consents to Assignment, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements (if any), security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to any Loan Document (including Section 6.13 hereof), and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                    “Common Terms Swap Contract” means an ISDA Master Agreement (2002 edition), together with a schedule and any transactions or confirmations entered into in connection therewith that incorporates the terms set forth in Exhibit D.

                    “Compliance Certificate” means a certificate substantially in the form of Exhibit E.

                    “Consent to Assignment” has the meaning assigned to such term in the Security Agreement.

                    “Consolidated Current Ratio” means, at any date of determination, the ratio of (a) consolidated current assets for Holdings and each of its Subsidiaries as of the last day of the most recently completed Measurement Period to (b) consolidated current liabilities for Holdings and each of its Subsidiaries, in each case as determined in accordance with GAAP as of the last day of the most recently completed Measurement Period and excluding, in the case of clause (b), the current portion of any long-term indebtedness.

                    “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by Holdings and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by Holdings and its Subsidiaries for such Measurement Period).

                    “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA, minus (ii) the aggregate amount of all Sustaining Capital Expenditures to (b) the sum of (i) Consolidated Interest Charges, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, (iii) Capital Expenditures (net of Sustaining Capital Expenditures), (iv) rentals payable under leases of real or personal, or mixed, property and (v) the aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period.

                    “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

                    “Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary (including the portion of such Measurement Period prior to the date such Person becomes a Subsidiary, is merged or consolidated with any Subsidiary or the date that such Person’s assets are acquired by any Subsidiary), except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (b) of this proviso).

                    “Consolidated Tangible Net Worth” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, Shareholders’ Equity of Holdings and its Subsidiaries on that date minus the Intangible Assets of Holdings and its Subsidiaries on that date.

                    “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

                    “Credit Extension” means each of the following: (a) a Revolving Credit Borrowing and (b) an L/C Credit Extension.

                    “Debarment Regulations” means each of the following:

          (i)      the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988);

          (ii)      Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409; and

          (iii)      the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

                    “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                    “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would constitute an Event of Default.

                    “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Revolving Credit Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

                    “Defaulting Lender” means, subject to Section 2.16(b), any Revolving Credit Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Revolving Credit Loans or participations in respect of Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after a request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Revolving Credit Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Revolving Credit Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Revolving Credit Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Credit Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Credit Lender. Any determination by the Administrative Agent that a Revolving Credit Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error.

                    “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or of any Equity Interests owned by such Person.

                    “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Credit Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Facility and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the applicable Maturity Date as of any date of determination; provided that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

                    “Dollar” and “$” mean lawful money of the United States.

                    “Early Termination Event” means, with respect to any Swap Contract, the occurrence of any “Termination Event” (including any “Additional Termination Event”) or “Early Termination Date”, in each case, as defined in such Swap Contract or any event of default (howsoever defined) under such Swap Contract which results in the termination of such Swap Contract.

                    “Eligible Acquisition” has the meaning assigned to such term in Section 7.03(h).

                    “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and Section 11.06(b)(v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

                    “Environment” means ambient air, including outdoor and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

                    “Environmental Claim” means any and all actions, suits, demand letters, claims, Liens, notices of non compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders, consent decrees or consent agreements relating in any way to any noncompliance or alleged noncompliance with or violation or alleged violation of an Environmental Law or the Release or threatened Release of, or exposure to, any Hazardous Material.

                    “Environmental Laws” means any and all federal, state or local laws, including common law, statutes, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law relating to or governing (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health (to the extent relating to exposure to Hazardous Materials), (b) natural resource damages, (c) the restoration or reclamation of the Environment, including the restoration and reclamation of the Environment as such is disturbed or impacted by mining operations, and including any financial bonding or surety requirements, (d) the safety and health of mine workers and (e) the use, generation, handling, treatment, storage, Release, transportation or regulation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., the 1872 Mining Law, 30 U.S.C. §§ 21 et seq., the Land Policy Management Act, 43 U.S.C. §§ 1701 et seq., the Wilderness Act of 1964, 16 U.S.C. §§ 1131 et seq., the National Forest Management Act of 1976, 16 U.S.C. §§ 1600 et seq., the Forest Service Organic Act of 1897, 16 U.S.C. §§ 471 et seq., the Multiple-Use Sustained Yield Act of 1960, 16 U.S.C. §§ 528 et seq., each as amended, and their state or local counterparts or equivalents, including the Montana Air Quality Act, Mont. Code Ann. §§ 75-2-101 et seq., the Montana Environmental Policy Act, Mont. Code Ann. §§ 75-1-101 et seq., and the Montana Metal Mine Reclamation Act, Mont. Code Ann. §§ 82-4-301 et seq., each as amended.

                    “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, removal, cleanup, or corrective or remedial actions, costs of environmental restoration or reclamation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) compliance with or the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                    “Environmental Permits” has the meaning assigned to such term in Section 5.21(d).

                    “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                    “ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                    “Event of Default” has the meaning assigned to such term in Section 8.01.

                    “Excluded Collateral” means (a) any and all property owned or hereafter acquired by RCR, including the Rock Creek Project and (b) any property of the Borrower or any Subsidiary of the Borrower to the extent such property is subject to a Lien permitted by Section 7.01(i) and the grant of a security interest in such property to Administrative Agent for the benefit of the Secured Parties is prohibited by, or would constitute a breach or default under the Contractual Obligations relating to, such Lien and any related Indebtedness; provided that any such property shall only constitute Excluded Collateral to the extent and for so long as the consequences specified in this clause (b) shall exist and shall cease to be Excluded Collateral, and shall become subject to the Lien of the Collateral Documents immediately and automatically, at such time as such consequences shall no longer exist.

                    “Excluded Taxes” means, with respect to the Administrative Agent, any Revolving Credit Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Revolving Credit Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Revolving Credit Lender that has failed to comply with Section 3.01(e)(ii)(A), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax (including under FATCA) that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e)(ii)(B), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or Section 3.01(c).

                    “Existing Maturity Date” has the meaning assigned to such term in Section 2.13(a).

                    “Expropriation Event” means (a) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a substantial portion of the Project or the assets of any Loan Party or its share capital, (b) any assumption by a Governmental Authority of control of all or a substantial portion of the Project, assets or business operations of any Loan Party or of its share capital, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of any Loan Party or (d) any taking of any action by a Governmental Authority that would prevent any Loan Party from carrying on its business or operations or a substantial part thereof for a period of thirty (30) or more consecutive days.

                    “Extension” has the meaning assigned to such term in Section 2.13(a) .

                    “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided that an Extraordinary Receipt shall not include (a) cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or Real Property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or Real Property in respect of which such proceeds were received in accordance with the terms of Section 2.04(b)(iii) or (b) any amounts received by or paid to any Person in connection with the occurrence of any Termination Event under any Swap Contract.

                    “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

                    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current regulations or official interpretations thereof.

                    “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to SG on such day on such transactions as determined by the Administrative Agent.

                    “Fee Letter” means the letter agreement, dated as of December 8, 2011, among the Borrower, the Administrative Agent and the Arranger.

                    “Financial Officer” means, for any Loan Party, the chief financial officer or treasurer of such Loan Party.

                    “Financial Statements” has the meaning assigned to such term in Section 4.01(a)(xv).

                    “Financing Documents” means the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements.

                    “Flood Hazard Property” has the meaning assigned to such term in Section 4.01(a)(iii)(H).

                    “Foreign Lender” means any Revolving Credit Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Revolving Credit Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                    “FRB” means the Board of Governors of the Federal Reserve System of the United States.

                    “Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

                    “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

                    “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

                    “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

                    “Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

                    “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

                    “Guarantors” means, collectively, Holdings, TMI, RCR, and each other Subsidiary that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.13(c).

                    “Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties pursuant to Article X hereto, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.13.

                    “Hazardous Materials” means (a) any gasoline, petroleum or petroleum products or by-products, radioactive materials, friable asbestos or asbestos-containing materials, urea-formaldehyde insulation, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                    “Hedge Bank” means any Person that, at the time it enters into a Common Terms Swap Contract permitted hereunder, is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, in its capacity as a party to such Common Terms Swap Contract.

                    “Holdings” means Revett Minerals Inc., a corporation organized under the Canada Business Corporations Act and the owner of all of the issued and outstanding Equity Interests in the Borrower.

                    “Holdings Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, between Holdings and the Administrative Agent.

                    “Honor Date” has the meaning assigned to such term in Section 2.03(c)(i) .

                    “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b)      the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

          (c)      net obligations of such Person under any Swap Contract;

          (d)      all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account was created);

          (e)      indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)      all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

          (g)      all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

          (h)      all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

                    “Indemnified Taxes” means Taxes other than Excluded Taxes.

                    “Indemnitee” has the meaning assigned to such term in Section 11.04(b) .

                    “Independent Engineer” means SRK Consulting (U.S.), Inc. and any other engineering consulting firm selected by the Administrative Agent to act as an engineering consultant to the Secured Parties from time to time.

                    “Information” has the meaning assigned to such term in Section 11.07.

                    “Insolvency” or “Insolvent” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                    “Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                    “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

                    “Intellectual Property Rights” means any and all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

                    “Intellectual Property Security Agreement” has the meaning assigned to such term in the Security Agreement.

                    “Interest Election Request” means a request by the Borrower for a conversion of Revolving Credit Loans from one Type to the other, or a continuation of LIBOR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C-2.

                    “Interest Payment Date” means, (a) as to any LIBOR Loan, the last day of each Interest Period applicable to such LIBOR Loan and the Maturity Date; provided that if any Interest Period for a LIBOR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

                    “Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Borrowing Request or Interest Election Request, as applicable; provided that:

          (a)      any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b)      any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c)      no Interest Period shall extend beyond the Maturity Date.

                    “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                    “IP Security Agreement Supplement” has the meaning assigned to such term in the Security Agreement.

                    “IRS” means the United States Internal Revenue Service.

                    “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

                    “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or in favor of the L/C Issuer and relating to such Letter of Credit.

                    “Judgment Currency” has the meaning assigned to such term in Section 11.17(b).

                    “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                    “LBMA” means the London Bullion Market Association.

                    “L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

                    “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

                    “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

                    “L/C Issuer” has the meaning assigned to such term in the introductory statement to this Agreement.

                    “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

                    “Lending Office” means, as to any Revolving Credit Lender, the office or offices of such Revolving Credit Lender described as such in such Revolving Credit Lender’s Administrative Questionnaire, or such other office or offices as a Revolving Credit Lender may from time to time notify the Borrower and the Administrative Agent.

                    “Letter of Credit” means any letter of credit issued hereunder.

                    “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

                    “Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                    “Letter of Credit Fee” has the meaning assigned to such term in Section 2.03(h).

                    “Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

                    “LIBOR” means:

          (a)      for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and

          (b)      for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to such date, for Dollar deposits (for delivery on such date) with a term equivalent to one month commencing on such date or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request on such date.

                    “LIBOR Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR.”

                    “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).

                    “Loan Documents” means (a) this Agreement, (b) each Revolving Credit Note, (c) the Collateral Documents, (d) the Fee Letter, (e) the Letters of Credit, (f) each Issuer Document, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to Section 2.15 and (h) each other document that is deemed in writing by the Borrower and the Administrative Agent to constitute a Loan Document.

                    “Loan Parties” means, collectively, the Borrower and each Guarantor.

                    “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                    “Long-Term Plan” means a financial model, in form and substance satisfactory to the Administrative Agent and the Required Lenders, which includes projections for the Project in respect of production of copper and silver, Project Revenues, operating costs, debt service, Capital Expenditures, proven and probable reserves, pro forma covenant calculations in respect of the financial covenants set forth in Section 6.16, projected excess cash flow and such other information as the Administrative Agent or the Required Lenders may request. Each Long-Term Plan delivered pursuant to this Agreement shall (a) be based on the Long-Term Plan Input Parameters, (b) take into account any Swap Contracts to which any Loan Party is a party as of the date of delivery thereof and (c) cover the period commencing on (i) in the case of the Long-Term Plan delivered pursuant to Section 4.01(b) or Section 4.02(d), the Closing Date and (ii) in the case of any other Long-Term Plan delivered pursuant to Section 6.02(b), the first day of the fiscal year of Holdings in which such Long-Term Plan is delivered and ending on, in both cases, the second anniversary of the Maturity Date in effect on the date such Long-Term Plan is delivered.

                    “Long-Term Plan Input Parameters” means (a) with respect to silver, the lesser of $30.00 per ounce and the average LBMA PM fixing price for silver over the one-month period preceding the date of delivery of the applicable Long-Term Plan and (b) with respect to copper, the lesser of $2.75 per pound and the average London Metal Exchange cash price for copper over the one month period preceding the date of delivery of the applicable Long-Term Plan.

                    “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Revolving Credit Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

                    “Material Contract” means, with respect to any Loan Party, each Contractual Obligation (including Swap Contracts) to which such Loan Party is a party which relates to the business, condition (financial or otherwise), operations, performance, properties or assets of such Loan Party or the operation or production of the Project; provided that such agreement or contract shall not constitute a Material Contract if (a) it is entered into by the applicable Loan Party in the ordinary course of business in connection with routine administrative, operation or maintenance matters, (b) it is not material to such Loan Party and can be readily replaced by another Contractual Obligation without material cost or materially burdensome conditions to the applicable Loan Party or (c) it has a term of less than 366 days and the loss of such contract or agreement could not reasonably be expected to have a Material Adverse Effect.

                    “Maturity Date” means the later of (a) December 31, 2014 and (b) if maturity is extended pursuant to Section 2.13, such extended maturity date as determined pursuant to such Section; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

                    “Maturity Reset Date” has the meaning assigned to such term in Section 2.13(a).

                    “Maximum Liability” has the meaning assigned to such term in Section 10.10.

                    “Maximum Rate” has the meaning assigned to such term in Section 11.09.

                    “Measurement Period” means (a) with respect to the calculation of the financial covenants set forth in Section 6.16, as of any date of determination, the most recently completed four (4) fiscal quarters of Holdings and (b) with respect to the pro forma calculations of the financial covenants set forth in each Long-Term Plan, each period of four (4) fiscal quarters of Holdings (measured as of the end of each fiscal quarter during such period) occurring during the period commencing on the first day of the fiscal year in which such Long-Term Plan is delivered and ending on the second anniversary of the then-effective Maturity Date.

                    “Mining Rights” means the patented mining claims and unpatented mining claims owned by the Borrower and TMI with respect to the Project.

                    “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

                    “Mortgaged Property” has the meaning assigned to such term in the Mortgages.

                    “Mortgages” means (i) the Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Montana), dated as of the Closing Date, between TMI and the Administrative Agent, and (ii) each other Mortgage delivered pursuant to Section 6.13(b).

                    “Mortgage Policies” has the meaning assigned to such term in Section 4.01(a)(iv)(B).

                    “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                    “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                    “Necessary Project Permit” means, as of any date of determination, any Permit (including any environmental, regulatory or other Permit) that is necessary under applicable Law, or that is otherwise necessary under any of the Loan Documents or any of the Material Contracts to be obtained by or on behalf of any Loan Party for the operation, maintenance, repair, ownership or use the Project, or for any Loan Party to consummate and/or perform any of the Material Contracts or any obligation contemplated in any of the Loan Documents or any of the Material Contracts.

                    “Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries or the occurrence of any Termination Event, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such transaction or event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction plus (ii) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such transaction or event, the aggregate amount of such excess shall constitute Net Cash Proceeds.

                    “New Revolving Credit Commitment” has the meaning assigned to such term in Section 2.14(a).

                    “New Revolving Credit Lender” has the meaning assigned to such term in Section 2.14(b)(iv).

                    “Non-Extension Notice Date” has the meaning assigned to such term in Section 2.03(b)(iii).

                    “Non-Recourse Indebtedness” means Indebtedness of any Acquired Entity that is in existence at the time such Acquired Entity is acquired by any Loan Party (but excluding any Indebtedness that was incurred in contemplation of the acquisition of such Acquired Entity by such Loan Party); provided that (a) such Indebtedness is without recourse to any Loan Party(other than the Acquired Entity) or to any property of any Loan Party (other than property of the Acquired Entity); (b) no Loan Party (other than such Acquired Entity) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable as a guarantor or otherwise in respect of such Indebtedness or in respect of the business or operations of such Acquired Entity; (c) no Loan Party constitutes a lender of such Indebtedness; (d) any Liens securing such Indebtedness shall be permitted under Section 7.01(j) hereof; (e) no default with respect to such Indebtedness (including any rights that the holders of such Indebtedness may have to take enforcement action against such Acquired Entity) would permit upon notice, lapse of time or both any holder of any Indebtedness (other than Indebtedness outstanding under the Loan Documents) of any Loan Party (other than such Acquired Entity) to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its stated maturity; and (f) the lenders (or their respective agents) of such Indebtedness have been notified in writing that they will not have any recourse to any Loan Party or the property of any Loan Party (other than the property owned by such Acquired Entity).

                    “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Financing Document or otherwise with respect to any Revolving Credit Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

                    “OFAC” means the Office of Foreign Assets Control, agency of the U.S. Department of the Treasury under the auspices of the Under Secretary of the Treasury for Terrorism and Financial Intelligence.

                    “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                    “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                    “Outstanding Amount” means (a) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

                    “Participant” has the meaning assigned to such term in Section 11.06(e).

                    “PBGC” means the Pension Benefit Guaranty Corporation (or any successor). “Pension Act” means the Pension Protection Act of 2006.

                    “Perfection Certificate” has the meaning assigned to such term in the Security Agreement.

                    “Permits” means any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under applicable Laws.

                    “Permitted Encumbrances” has the meaning assigned to such term in the Mortgages.

                    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                    “Plan” means a Single Employer Plan or a Multiple Employer Plan.

                    “Platform” has the meaning assigned to such term in Section 6.03(b) .

                    “Pledged Debt” has the meaning assigned to such term in the Security Agreement or the Holdings Pledge Agreement, as the context requires.

                    “Pledged Equity” has the meaning assigned to such term in the Security Agreement or the Holdings Pledge Agreement, as the context requires.

                    “Proceeds Accounts” means one or more blocked, non-interest bearing deposit accounts in the name of the Borrower or TMI held at a commercial bank acceptable to the Administrative Agent, each of which is subject to an Account Control Agreement and otherwise established in a manner satisfactory to the Administrative Agent.

                    “Prohibited Corporate Reorganization” means a corporate reorganization or other transaction intended to effect or permit a material change in the existing corporate or capital structure of any Loan Party.

                    “Prohibited Person” means any person or entity that is:

          (a)      named, identified, or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list;

          (b)      named, identified or described on any other blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State;

          (c)      debarred or suspended from contracting with the U.S. government or any agency or instrumentality thereof;

          (d)      debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any U.S. federal government department or any agency or instrumentality thereof or otherwise participating in procurement or nonprocurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations;

          (e)      indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;

          (f)      subject to U.S. or multilateral economic or trade sanctions in which the U.S. participates;

          (g)      owned or controlled by, or acting on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions in which the U.S. participates; or

          (h)      an Affiliate of a Person listed above.

                    “Project” means the Troy Silver and Copper Mine located in Lincoln County in the State of Montana approximately 15 miles south of the town of Troy, Montana.

                    “Project Revenues” mean all revenues, interest, payments, cash and other proceeds (including insurance proceeds) from whatever source received by or on behalf of Holdings or any Subsidiary in arising from the operations of the Project, including amounts received from the sale of the output of the Project and amounts received pursuant to Swap Contracts (whether ordinary course settlement payments, payments arising from any Termination Event or otherwise).

                    “Properties” has the meaning assigned to such term in Section 5.21(a)(i).

                    “Prudent Industry Practices” means those practices, methods, equipment, techniques, specifications and standards of safety and performance that are commonly used from time to time by a significant portion of the metals and mining industry in the United States of America as good, safe and prudent engineering and operating practices, which, in the exercise of reasonable judgment in light of facts known at the time the decision was made, could have been expected to accomplish a desired result at the lowest reasonable cost in connection with the operation, maintenance, repair and use of mining equipment, facilities and improvements, with commensurate standards of safety, performance, dependability, efficiency and economy, having due regard for applicable laws, rule and regulations, and considering the state in which the Project is located and the type and size of the Project. “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to a spectrum of possible practices, methods or acts having due regard for, among other things, applicable laws, rules and regulations.

                    “Public Lender” has the meaning assigned to such term in Section 6.03(b).

                    “Qualified Equity Interests” means all Equity Interests of a Person other than a Disqualified Equity Interest.

                    “Qualified Hedge Bank” means any Hedge Bank that, as of any date of determination, is a (a) Revolving Credit Lender, (b) Qualified Hedge Bank Affiliate or (c) Qualified Revolving Credit Lender Assignor.

                    “Qualified Hedge Bank Affiliate” means an Affiliate of a Revolving Credit Lender that is (a) is a Hedge Bank and (b) has executed and delivered to the Administrative Agent a Qualified Hedge Bank Affiliate Joinder substantially in the form set forth as Exhibit F.

                    “Qualified Revolving Credit Lender Assignor” means any assigning Revolving Credit Lender that (a) is a Hedge Bank and (b) has (i) ceased to be a party to this Agreement as a result of its execution and delivery of an Assignment and Assumption covering all of its rights and obligations hereunder and (ii) executed and delivered to the Administrative Agent a Qualified Revolving Credit Lender Assignor Joinder substantially in the form set forth as Exhibit G.

                    “RCR” means RC Resources, Inc.

                    “Real Property” means all right, title and interest of Holdings and its Subsidiaries in and to any and all parcels of real property owned, leased or operated by Holdings and its Subsidiaries together with all of the interests of Holdings and its Subsidiaries in all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                    “Reduction Amount” has the meaning set forth in Section 2.04(b)(v).

                    “Reduction Date” means each of the dates set forth as a “Reduction Date” under Section 2.05(c).

                    “Register” has the meaning assigned to such term in Section 11.06(d).

                    “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

                    “Release” means any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating in, into, onto or through the Environment.

                    “Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                    “Replacement Material Contract” means a Contractual Obligation which (a) is entered into by a Loan Party in substitution for any Material Contract, (b) has economic and other terms which are not materially less favorable to such Loan Party as the Material Contract being replaced (c) is with one or more counterparties having substantially similar or better creditworthiness as the counterparty to the Material Contract being replaced and which is otherwise acceptable to the Required Lenders and (d) is otherwise in form and substance satisfactory to the Required Lenders.

                    “Request for Credit Extension” means (a) with respect to any Revolving Credit Borrowing, a Borrowing Request, (b) with respect to a conversion or continuation of Revolving Credit Loans, an Interest Election Request and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

                    “Required Lenders” means, as of any date of determination:

          (a)      so long as no Default has occurred and is continuing, Revolving Credit Lenders holding at least 66 2/3% of the sum of the (i) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (ii) aggregate unused Revolving Credit Commitments;

          (b)      following the occurrence and during the continuance of an Event of Default, Secured Parties holding at least 66 2/3% of sum of (i) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (ii) the outstanding Obligations of the Loan Parties owed to Hedge Banks pursuant to Secured Hedge Agreements and Cash Management Banks pursuant to Secured Cash Management Agreements; and

          (c)      to the extent applicable in the event that all Revolving Credit Loans have been paid in full, the Revolving Credit Commitments have terminated or expired and all outstanding Letters of Credit have terminated or expired, Secured Parties holding at least 66 2/3% of sum of the outstanding Obligations of the Loan Parties owed to Hedge Banks pursuant to Secured Hedge Agreements and Cash Management Banks pursuant to Secured Cash Management Agreements;

provided that, in the case of clauses (a) and (b) above, the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that at all times when there are two (2) or three (3) Revolving Credit Lenders (in the case of clause (a) above) or two (2) or three (3) Secured Parties (in the case of clause (b) above), the Required Lenders must be represented by at least two (2) consenting Revolving Credit Lenders (in the case of clause (a) above) and at least two (2) consenting Secured Parties (in the case of clause (b) above).

                    “Required Swap Contracts” has the meaning assigned to such term in Section 6.17.

                    “Reserve Tail Ratio” means, on any date of determination and expressed as a percentage, the ratio of (a) projected payable silver equivalents contained in ore reserves projected to exist on the Maturity Date to (b) total payable silver equivalents contained in life of mine ore reserves as of the date of determination as described in then-effective Long-Term Plan.

                    “Responsible Officer” means the chief executive officer, president or Financial Officer of a Loan Party and solely for purposes of the delivery of certificates pursuant to Section 4.01(a)(vi) and Section 4.01(a)(vii), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                    “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

                    “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

                    “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                    “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

                    “Revolving Credit Increase Effective Date” has the meaning assigned to such term in Section 2.14(c).

                    “Revolving Credit Lender” has the meaning assigned to such term in the introductory statement to this Agreement.

                    “Revolving Credit Loan” has the meaning assigned to such term in Section 2.01.

                    “Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit H.

                    “Rock Creek Project” means the copper and silver deposit located in Sanders County, Montana approximately 5 miles northeast of the town of Noxon, Montana.

                    “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                    “Scheduled Reduction Amount” has the meaning set forth in Section 2.05(c).

                    “Scheduled Reduction Commencement Date” means September 30, 2012 or any anniversary thereof, the relevant anniversary being equal to the number of Extensions, if any, implemented pursuant to Section 2.13 prior to the commencement of scheduled reductions of the Revolving Credit Commitments pursuant to Section 2.05(c).

                    “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                    “Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

                    “Secured Hedge Agreement” means any Common Terms Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.

                    “Secured Obligations” has the meaning assigned to such term in the Security Agreement.

                    “Secured Parties” means, collectively, the Administrative Agent, the Revolving Credit Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

                    “Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Borrower, TMI, each Additional Grantor (as defined therein) from time to time party thereto and the Administrative Agent.

                    “Security Agreement Supplement” has the meaning assigned to such term in the Security Agreement.

                    “SG” has the meaning assigned to such term in the introductory statement to this Agreement.

                    “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Holdings and its Subsidiaries as of that date determined in accordance with GAAP.

                    “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                    “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                    “Spot Rate” has the meaning assigned to such term in Section 1.07.

                    “Subordinated Indebtedness” means unsecured, subordinated Indebtedness of any Loan Party which (a) is fully subordinated and postponed in right of payment to the repayment in full of the Obligations, including in the case of a bankruptcy, insolvency or similar proceeding, such that there are no scheduled payments on account of principal of, interest or premium (if any) on or any other amount in respect of such Indebtedness (or any judgment with respect thereto), and no payment on account of the purchase or redemption or other acquisition of such Indebtedness, unless and until the Obligations have been repaid in full and all Revolving Credit Commitments have terminated; (b) prohibits the subordinated lender from exercising any right of acceleration of such Indebtedness or initiating any bankruptcy, insolvency or similar proceeding against such Loan Party unless and until the Obligations have been repaid in full and all Revolving Credit Commitments have terminated; (c) prohibits the subordinated lender from asking, demanding, suing for, taking or receiving from such Loan Party, by set-off or in any other manner, any payment on account of principal of, interest or premium (if any) on or any other amount in respect of such Indebtedness or seeking any other remedy at law or in equity against such Loan Party for breach of the Loan Party’s obligations under any instruments representing such Indebtedness unless and until the Obligations have been repaid in full and all Revolving Credit Commitments have terminated; (d) requires the subordinated lender to hold any such payment it may receive prior to the repayment in full of the Obligations in trust for the benefit of, and to promptly pay such amount over to, the Administrative Agent for application to the Obligations; (e) prohibits the subordinated lender from having any rights of subrogation against such Loan Party for any amounts paid to the Secured Parties that would, if not for the terms of subordination, be payable to the subordinated lender; (f) contains no provisions more onerous to such Loan Party than the provisions of the Loan Documents; and (g) matures at least one (1) year after the Maturity Date (including any extensions thereto).

                    “Subordination Provisions” has the meaning assigned to such term in Section 8.01(q).

                    “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

                    “Sustaining Capital Expenditures” means Capital Expenditures which do not increase the capacity or life of revenue generating assets and include capitalized costs related to (a) maintenance activities (b) information technology equipment and (c) office equipment.

                    “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related transactions and confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (the “ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, a Common Terms Swap Contract shall be a “Swap Contract” for all purposes hereunder.

                    “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Revolving Credit Lender or any Affiliate of a Revolving Credit Lender).

                    “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

                    “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                    “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                    “Termination Event” means any unwinding, termination, sale or other disposition (whether as a result of the occurrence of an Early Termination Event or otherwise) of any Swap Contract to which Holdings or any of its Subsidiaries is a party other than a scheduled expiration or termination of such Swap Contract occurring after full performance thereof by each of the Persons party thereto.

                    “Threshold Amount” means $500,000.

                    “Title Opinion” has the meaning assigned to such term in Section 4.01(a)(iv)(I) ..

                    “TMI” means Troy Mine Inc. (formerly known as Genesis Inc).

                    “Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

                    “Trafigura Agreements” means the Trafigura Hedge Agreement and the Trafigura Off-take Agreement.

                    “Trafigura Hedge Agreement” means the letter, dated October 14, 2011, from Trafigura AG to TMI and attached hereto as Exhibit I, setting forth fixed prices for silver and copper to be delivered to Trafigura AG pursuant to the Trafigura Off-take Agreement.

                    “Trafigura Off-take Agreement” means the Sales Agreement, dated as of July 7, 2004, between TMI and Trafigura AG, dated as of July 7, 2004, as amended and restated as of January 1, 2009, and as further amended pursuant to the Amendment No. 1 to Contract, dated effective as of January 1, 2009, Amendment No. 2 to Contract, dated effective as of April 9, 2009, Amendment No. 3 to Contract, dated effective as of April 9, 2009, Amendment No. 4 to Contract, dated effective as of October 1, 2009, Amendment No. 5 to Contract, dated effective as of January 12, 2010, and Amendment No. 6 to Contract, dated effective as of January 1, 2011.

                    “Type” means, with respect to any Revolving Credit Loan, its character as a Base Rate Loan or a LIBOR Loan.

                    “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

                    “Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                    “United States” and “U.S.” mean the United States of America.

                    “Unreimbursed Amount” has the meaning assigned to such term in Section 2.03(c)(i).

                    “U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56 (signed into law on October 26, 2001).

                    “Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                    1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, except as otherwise expressly provided:

          (a)      (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words herein,” “hereof,” “hereby,” “hereto” and “hereunder” when used in any Loan Document, refer to such Loan Document as a whole.

          (b)      The definitions given for any defined terms in any Loan Document shall apply equally to both the singular and plural forms of the terms defined.

          (c)      Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

          (d)      Unless the context otherwise requires, references in any Loan Document: (i) to Articles, Sections, Exhibits and Schedules in any Loan Document shall mean the Articles and Sections of, and Exhibits and Schedules attached to, the Loan Document in which such references appear; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or otherwise modified from time to time to the extent permitted by the provisions thereof and the provisions of the other Loan Documents; (iii) any reference to any Person shall be construed to include such Person’s successors and assigns; and (iv) to any statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

          (e)      The Loan Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

          (f)      The Exhibits and Schedules referred to in any Loan Document shall be construed with, and as an integral part of, the Loan Document to which they are attached to the same extent as if they were set forth verbatim therein.

                    1.03 Accounting Terms.

                    (a)      Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

                    (b)      Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Revolving Credit Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Revolving Credit Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                    1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                    1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                    1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                    1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Article II, Article IX and Article X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
CREDIT EXTENSIONS

                    2.01 The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (a) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (b) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

                    2.02 Borrowings, Conversions and Continuations of Revolving Credit Loans.

                    (a)      Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Revolving Credit Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Loans, and (ii) on the requested date of any Revolving Credit Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request or Interest Election Request, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Credit Borrowing of or conversion to or continuation of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing Request (whether telephonic or written) shall specify (i) the requested date of the Revolving Credit Borrowing (which shall be a Business Day), (ii) the principal amount of Revolving Credit Loans to be borrowed, (iii) the Type of Revolving Credit Loans to be borrowed, (iv) if applicable, the duration of the Interest Period with respect thereto and (v) the account of the Borrower, which shall be a Proceeds Account, into which the funds are requested to be deposited. Each Interest Election Request (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Revolving Credit Loans from one Type to the other or a continuation of LIBOR Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Credit Loans to be converted or continued, (iv) if applicable, the Type of Revolving Credit Loans to which existing Revolving Credit Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Credit Loan in a Borrowing Request or Interest Election Request requesting a conversion, as the case may be, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Revolving Credit Borrowing of, conversion to, or continuation of LIBOR Loans in any such Borrowing Request or Interest Election Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

                    (b)      Following receipt of a Borrowing Request or Interest Election Request, as applicable, the Administrative Agent shall promptly notify each Revolving Credit Lender of the amount of its Applicable Revolving Credit Percentage of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Revolving Credit Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of any Revolving Credit Borrowing, each Revolving Credit Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Sections 4.03 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date a Borrowing Request with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

                    (c)      Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of a Default, no Revolving Credit Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

                    (d)      The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

                    (e)      After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five (5) Interest Periods in effect at any time in respect of the Revolving Credit Facility.

                    2.03 Letters of Credit.

                    (a)      The Letter of Credit Commitment.

                    (i)      Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                    (ii)      The L/C Issuer shall not issue any Letter of Credit if:

                    (A)      subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                    (B)      the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

                      (iii)      The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                    (A)      any order, judgment or decree of any Governmental Authority or final arbitration award shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                    (B)      the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

                    (C)      except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

                    (D)      the Letter of Credit is to be denominated in a currency other than Dollars;

                    (E)      any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements with the Borrower or such Revolving Credit Lender satisfactory to the L/C Issuer in its sole discretion, including the delivery of Cash Collateral, to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

                    (F)      the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

                    (iv)      The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

                    (v)      The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                    (vi)      The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

                    (b)      Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                    (i)      Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                    (ii)      Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

                    (iii)      If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                    (iv)      Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                    (c)      Drawings and Reimbursements; Funding of Participations.

                    (i)      Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Borrowing Request). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    (ii)      Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                    (iii)      With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate applicable to Base Rate Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

                    (iv)      Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

                    (v)      Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower of a Borrowing Request ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                    (vi)      If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

                    (d)      Repayment of Participations.

                    (i)      At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

                    (ii)      If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

                    (e)      Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                    (i)      any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                    (ii)      the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                    (iii)      any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                    (iv)      any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                    (v)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

                    The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                    (f)      Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                    (g)      Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to any commercial Letter of Credit.

                    (h)      Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

                    (i)      Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, equal to 0.15% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                    (j)      Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

                    2.04 Prepayments.

                    (a)      Optional. Subject to the last sentence of this Section 2.04(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Revolving Credit Loans. The Administrative Agent will promptly notify each Revolving Credit Lender of its receipt of each such notice, and of the amount of such Revolving Credit Lender’s ratable portion of such prepayment (based on such Revolving Credit Lender’s Applicable Revolving Credit Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

                    (b)      Mandatory. (i) If Holdings or any of its Subsidiaries Disposes of any property (other than any Disposition permitted by Section 7.05(b), Section 7.05(d) or Section 7.05(e)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Revolving Credit Loans equal to such Net Cash Proceeds immediately upon receipt thereof by such Person; provided that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.04(b)(i), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, Holdings or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in long-term productive assets of the type used in the business of the Borrower so long as within forty-five (45) days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided, further, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Revolving Credit Loans as set forth in this Section 2.04(b)(i).

                    (ii)      Upon the occurrence of any Termination Event, the Borrower shall prepay an aggregate principal amount of the Revolving Credit Loans equal to the Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or any of its Subsidiaries.

                    (iii)      Upon any Extraordinary Receipt received by or paid to or for the account of Holdings or any of its Subsidiaries, and not otherwise included in clause (i) or (ii) of this Section 2.04(b), the Borrower shall prepay an aggregate principal amount of Revolving Credit Loans equal to the Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary; provided that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, Holdings or such Subsidiary may apply within forty-five (45) days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or Real Property of the Project; and provided, further, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Revolving Credit Loans as set forth in this Section 2.04(b)(iii).

                    (iv)      If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

                    (v)      Prepayments of the Revolving Credit Facility made pursuant to this Section 2.04(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Revolving Credit Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”), and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.05(b). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

                    2.05 Termination or Reduction of Revolving Credit Commitments.

                    (a)      Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

                    (b)      Mandatory. The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.04(b) by an amount equal to the applicable Reduction Amount.

                    (c)      Scheduled.

                    (i)      The Revolving Credit Facility shall be automatically and permanently reduced on the last day of each March, June, September and December commencing with the Scheduled Reduction Commencement Date and ending on the Maturity Date (each such date, a “Reduction Date”) in equal amounts (each such amount, a “Scheduled Reduction Amount”) such that the Revolving Credit Facility is reduced to zero as of the Maturity Date.

                    (ii)      If, as of the Scheduled Reduction Commencement Date, (i) the Revolving Credit Facility is equal to the Closing Date Revolving Credit Facility, (ii) the Revolving Credit Facility is not increased thereafter pursuant to Section 2.14 or reduced pursuant to this Section 2.05 and (iii) the Maturity Date has not been extended pursuant to Section 2.13, the Reduction Dates and the Scheduled Reduction Amounts shall be those set forth in Schedule 2.05(c)(ii).

                    (iii)      If, at any time, the Revolving Credit Facility is increased pursuant to Section 2.14 or reduced pursuant to this Section 2.05, each Scheduled Reduction Amount for each Reduction Date occurring on or after the date of such increase or decrease, as applicable, shall be equal to the amount of the Revolving Credit Facility following such increase or decrease, as applicable, divided by the number of remaining Reduction Dates.

                    (iv)      In the case of any Extension pursuant to Section 2.13, each remaining Reduction Date (including, to the extent applicable, the Scheduled Reduction Commencement Date) will be delayed by one calendar year, such that such Reduction Date will occur on last day of March, June, September or December, as applicable, occurring one calendar year after the Reduction Date set forth in the then-current Schedule 2.05(c)(ii).

                    (v)      The Administrative Agent shall provide the Borrower with an updated Schedule 2.05(c)(ii) following any adjustment to the Reduction Dates or Reduction Amounts as described in clauses (iii) and (iv) above.

                    (d)      Letter of Credit Sublimit. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

                    (e)      Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.05. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

                    2.06 Repayment of Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

                    2.07 Interest.

                    (a)      Subject to Section 2.07(b), (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

                    (b)      (i) If any amount of principal of any Revolving Credit Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                    (ii)      If any amount (other than principal of any Revolving Credit Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                    (iii)      Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                    (c)      Interest on each Revolving Credit Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

                    2.08 Fees. In addition to certain fees described in Section 2.03(h) and Section 2.03(i):

          (a)      Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

          (b)      Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                         2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the LIBOR) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three-hundred-sixty (360)-day year and actual days elapsed. Interest shall accrue on each Revolving Credit Loan for the day on which such Revolving Credit Loan is made, and shall not accrue on any Revolving Credit Loan, or any portion thereof, for the day on which such Revolving Credit Loan or such portion is paid; provided that any Revolving Credit Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                    2.10 Evidence of Debt.

                    (a)      The Credit Extensions made by each Revolving Credit Lender shall be evidenced by one or more accounts or records maintained by such Revolving Credit Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Revolving Credit Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Revolving Credit Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Revolving Credit Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Revolving Credit Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Revolving Credit Lender (through the Administrative Agent) a Revolving Credit Note, which shall evidence such Revolving Credit Lender’s Revolving Credit Loans in addition to such accounts or records. Each Revolving Credit Lender may attach schedules to its Revolving Credit Note and endorse thereon the date, Type (if applicable), amount and maturity of its Revolving Credit Loans and payments with respect thereto.

                    (b)      In addition to the accounts and records referred to in Section 2.10(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

                    2.11 Payments Generally; Administrative Agent’s Clawback.

                    (a)      General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Revolving Credit Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Revolving Credit Lender its Applicable Revolving Credit Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Revolving Credit Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

                    (b)      (i) Funding by Revolving Credit Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the proposed date of any Revolving Credit Borrowing of LIBOR Loans (or, in the case of any Revolving Credit Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Credit Borrowing) that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Credit Borrowing of Base Rate Loans, that such Revolving Credit Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Revolving Credit Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to the Administrative Agent, then the applicable Revolving Credit Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Revolving Credit Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Revolving Credit Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Revolving Credit Lender pays its share of the applicable Revolving Credit Borrowing to the Administrative Agent, then the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in such Revolving Credit Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Credit Lender that shall have failed to make such payment to the Administrative Agent.

                    (ii)      Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Revolving Credit Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Revolving Credit Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Revolving Credit Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Revolving Credit Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                    A notice of the Administrative Agent to any Revolving Credit Lender or the Borrower with respect to any amount owing under this Section 2.11(b) shall be conclusive, absent manifest error.

     (c)                     Failure to Satisfy Conditions Precedent. If any Revolving Credit Lender makes available to the Administrative Agent funds for any Revolving Credit Loan to be made by such Revolving Credit Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Revolving Credit Lender) to such Revolving Credit Lender, without interest.

                    (d)      Obligations of Revolving Credit Lenders Several. The obligations of the Revolving Credit Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Revolving Credit Lender to make any Revolving Credit Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Revolving Credit Lender of its corresponding obligation to do so on such date, and no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to so make its Revolving Credit Loan, to purchase its participation or to make its payment under Section 11.04(c).

                    (e)      Funding Source. Nothing herein shall be deemed to obligate any Revolving Credit Lender to obtain the funds for any Revolving Credit Loan in any particular place or manner or to constitute a representation by any Revolving Credit Lender that it has obtained or will obtain the funds for any Revolving Credit Loan in any particular place or manner.

                    (f)      Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

                    2.12 Sharing of Payments by Revolving Credit Lenders and Hedge Banks.

                    (a)      If any Revolving Credit Lender (including in its capacity as Qualified Hedge Bank or Cash Management Bank) or other Qualified Hedge Bank shall, by exercising any right of setoff or counterclaim or otherwise (including any setoff rights described in Section 11.08), obtain payment in respect of (a) Obligations due and payable to such Revolving Credit Lender or Qualified Hedge Bank, as applicable, hereunder and under the other Financing Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Revolving Credit Lender or Qualified Hedge Bank, as applicable, under the Financing Documents at such time to (ii) the aggregate amount of the Obligations due and payable to all Revolving Credit Lenders, Hedge Banks or Cash Management Banks, as applicable, under the Financing Documents at such time) of payments on account of the Obligations due and payable to all Revolving Credit Lenders, Hedge Banks or Cash Management Banks, as applicable, hereunder and under the other Financing Documents at such time or (b) Obligations owing (but not due and payable) to such Revolving Credit Lender or Qualified Hedge Bank, as applicable, hereunder and under the other Financing Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Revolving Credit Lender or Qualified Hedge Bank, as applicable, under the Financing Documents at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Revolving Credit Lenders, Hedge Banks or Cash Management Banks, as applicable, under the Financing Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Revolving Credit Lenders, Hedge Banks or Cash Management Banks, as applicable, hereunder and under the other Financing Documents at such time, then the Revolving Credit Lender (including in its capacity as Qualified Hedge Bank or Cash Management Bank) or other Qualified Hedge Bank receiving such greater proportion shall notify the Administrative Agent of such fact, and:

                    (i)      in the case that the Persons receiving less than their ratable share are Revolving Credit Lenders, purchase (for cash at face value) participations in the Revolving Credit Loans and subparticipations in L/C Obligations of the other Revolving Credit Lenders,

                    (ii)      in the case that the Persons receiving less than their ratable share are Hedge Banks or Cash Management Banks that are not Revolving Credit Lenders, contribute, on a ratable basis to such Hedge Banks or Cash Management Banks, as the case may be (according, in the case of each such Hedge Bank or Cash Management Bank, to the proportion of (i) the amount of Obligations then due and payable (or owing but not due and payable) to such Hedge Bank or Cash Management Bank under the Financing Documents at such time to (ii) the aggregate amount of Obligations then due and payable (or owing but not due and payable) to all Hedge Banks or Cash Management Banks under the Financing Documents at such time), or

                    (iii)      make such other adjustments as shall be equitable,

in each case, so that the benefit of all such payments shall be shared by all Revolving Credit Lenders, Hedge Banks or Cash Management Banks, as applicable, ratably in accordance with the aggregate amount of Obligations then due and payable (or owing but not due and payable) to the Revolving Credit Lenders, Hedge Banks or Cash Management Banks, as applicable.

                    (b)      Notwithstanding the foregoing:

                    (i)      if any participations or subparticipations are purchased, or other payments are made, pursuant to Section 2.12(a), and all or any portion of such payments is recovered, such participations or subparticipations or other payments shall be rescinded and the purchase price or such payments restored to the extent of such recovery, without interest; and

                    (ii)      the provisions of Section 2.12(a) shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Revolving Credit Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

                    (c)      Each Loan Party consents to the foregoing provisions of this Section 2.12. Each Loan Party agrees, to the extent it may effectively do so under applicable law, that any Revolving Credit Lender acquiring a participation pursuant to Section 2.12(a) may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Revolving Credit Lender were a direct creditor of such Loan Party in the amount of such participation.

                    2.13 Extension of Maturity Date.

                    (a)      Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Revolving Credit Lenders) not earlier than ninety (90) days and not later than sixty (60) days prior to each anniversary of the Closing Date (each such anniversary being a “Maturity Reset Date”), request that the Revolving Credit Lenders extend the Maturity Date then in effect (the “Existing Maturity Date”) for an additional three hundred sixty-four (364) days from the applicable Existing Maturity Date (each, an “Extension”).

                    (b)      Revolving Credit Lender Elections to Extend. Each Revolving Credit Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than thirty (30) days prior to any Maturity Reset Date with respect to which the Borrower has delivered the notice contemplated by Section 2.13(a), advise the Administrative Agent as to whether such Revolving Credit Lender agrees to such Extension.

                    (c)      Minimum Extension Requirement. If (and only if) each of the Revolving Credit Lenders have agreed to the relevant Extension, then, effective as of the applicable Maturity Reset Date, the Maturity Date shall be extended to the date falling three hundred sixty-four (364) days after the Existing Maturity Date, except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day.

                    (d)      Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of the Revolving Credit Lenders’ determination under this Section no later than the date fifteen (15) days prior to the applicable Maturity Reset Date (or, if such date is not a Business Day, on the next preceding Business Day).

                    (e)      Conditions to Effectiveness of Extensions. As a condition precedent to any Extension, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the applicable Maturity Reset Date (in sufficient copies for each Revolving Credit Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (ii) in the case of Holdings, certifying that, before and after giving effect to such Extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Maturity Reset Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in Section 5.01(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and Section 6.01(b), and (B) no Default exists.

                    (f)      Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary.

                    2.14 Increase in Revolving Credit Facility.

                    (a)      Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests) not exceeding $10,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000. Each Revolving Credit Lender shall be invited to increase its Revolving Credit Commitment in an amount equal to the portion of such increase equal to its Applicable Revolving Credit Percentage (such increased portion, a “New Revolving Credit Commitment”). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

                    (b)      Revolving Credit Lender Elections to Increase; New Revolving Credit Lenders.

                    (i)      Each Revolving Credit Lender (each of which shall be entitled to agree or decline to increase its Revolving Credit Commitment in its sole discretion) shall notify the Administrative Agent within the time period specified in the notice described in clause (a) above whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its proposed New Revolving Credit Commitment. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

                    (ii)      The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request for an increase in the Revolving Credit Facility under this Section 2.14.

                    (iii)      To the extent that any Revolving Credit Lender does not agree to increase its Revolving Credit Commitment or agrees to increase its Revolving Credit Commitment in an amount less than the amount of the proposed New Revolving Credit Commitment, such remaining amount shall be offered (on a ratable basis in accordance with their respective Applicable Revolving Credit Percentages) to those Revolving Credit Lenders that have agreed to increase their respective Revolving Credit Commitments in an amount greater than their respective proposed New Revolving Credit Commitments.

                    (iv)      To the extent any portion of the requested increase has not been allocated to any existing Revolving Credit Lender following the application of clauses (i) and (iii) above, the Borrower may invite one or more additional financial institutions acceptable to the Administrative Agent (each, a “New Revolving Credit Lender”) to become Revolving Credit Lenders and allocate to such New Revolving Credit Lenders the New Revolving Credit Commitments not allocated to existing Revolving Credit Lenders pursuant to clause (i) or (iii) above.

                    (c)      Effective Date and Allocations.

                    (i)      If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.

                    (ii)      On any Revolving Credit Increase Effective Date, subject to the satisfaction of the terms and conditions set forth in Section 2.14(d) below, (A) each of the existing Revolving Credit Lenders shall assign to each of the New Revolving Credit Lenders (if any), and each of the New Revolving Credit Lenders (if any) shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof, such interests in the outstanding Revolving Credit Loans and participations in Letters of Credit outstanding on such Revolving Credit Increase Effective Date that will result in, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in Letters of Credit being held by existing Revolving Credit Lenders and New Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of the New Revolving Credit Commitments of such New Revolving Credit Lenders, (B) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Revolving Credit Loan made thereunder shall have the same terms as any existing Revolving Credit Loan and (C) each New Revolving Credit Lender shall become a Revolving Credit Lender with respect to its Revolving Credit Commitment and all matters relating thereto pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.

                    (iii)      The Applicable Revolving Credit Percentage of each Revolving Credit Lender shall be recomputed to reflect any non-pro rata increase of the Revolving Credit Commitments of existing Revolving Credit Lenders and the New Revolving Credit Commitment of any New Revolving Credit Lender pursuant to this Section 2.14.

                    (d)      Conditions to Effectiveness of Increase. Any such increase shall be subject to the following conditions precedent:

                    (i)      the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Revolving Credit Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.01(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and Section 6.01(b), and (y) no Default exists; and

                    (ii)      the Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.

                    (e)      Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary.

                    2.15 Cash Collateral.

                    (a)      Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(d) and any Cash Collateral provided by the Defaulting Lender).

                    (b)      Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Credit Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

                    (c)      Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.03, Section 2.04, Section 2.05, Section 2.16 or Section 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

                    (d)      Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

                    2.16 Defaulting Lenders.

                    (a)      Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Credit Lender becomes a Defaulting Lender, then, until such time as such Revolving Credit Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

                    (i)      Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

                    (ii)      Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, if so requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Credit Loans under this Agreement; sixth, to the payment of any amounts owing to the other Revolving Credit Lenders or the L/C Issuer or as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Credit Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Revolving Credit Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Revolving Credit Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Credit Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Revolving Credit Lender irrevocably consents hereto.

                    (iii)      Certain Fees. Such Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.08(a) for any period during which the relevant Revolving Credit Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

                    (iv)      Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Applicable Revolving Credit Percentage of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of such Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Revolving Credit Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender.

                    (b)      Defaulting Lender Cure. If the Borrower, the Administrative Agent, and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Revolving Credit Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and participations in Letters of Credit to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Revolving Credit Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Revolving Credit Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Credit Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Credit Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

                    3.01 Taxes.

                    (a)      Payments Free of Taxes; Obligation to Withhold Payments on Account of Taxes.

                    (i)      Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower, any other Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower, such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e).

                    (ii)      If the Borrower, any other Loan Party or the Administrative Agent shall be required by the Code or other applicable Laws to withhold or deduct any Taxes, including any withholding taxes imposed by a Governmental Authority, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or other applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such other Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Revolving Credit Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

                    (b)      Payment of Other Taxes. Without limiting the provisions of Section 3.01(a) above, the Borrower or any Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                    (c)      Tax Indemnifications.

                         (i)      Without limiting the provisions of Section 3.01(a) or Section 3.01(b), the Borrower and any other Loan Party shall, jointly and severally, indemnify the Administrative Agent, each Revolving Credit Lender and the L/C Issuer, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or any other Loan Party or the Administrative Agent or paid by the Administrative Agent, such Revolving Credit Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower and any other Loan Party shall also, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Revolving Credit Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Revolving Credit Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Revolving Credit Lender or the L/C Issuer, shall be conclusive absent manifest error.

                         (ii)      Without limiting the provisions of Section 3.01(a) or Section 3.01(b), each Revolving Credit Lender and the L/C Issuer shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority as a result of the failure by such Revolving Credit Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Revolving Credit Lender or the L/C Issuer, as the case may be, to the Administrative Agent pursuant to Section 3.01(e). Each Revolving Credit Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Revolving Credit Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Revolving Credit Lender or the L/C Issuer, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all other Obligations.

                    (d)      Evidence of Payments. Upon request by the Administrative Agent, after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, as the case may be.

                    (e)      Status of Revolving Credit Lenders.

                         (i)      Tax Documentation. Each Revolving Credit Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction and (C) such Revolving Credit Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Revolving Credit Lender by the Borrower or any other Loan Party pursuant to this Agreement or otherwise to establish such Revolving Credit Lender’s status for withholding tax purposes in the applicable jurisdiction.

                    (ii)      Without limiting the generality of the foregoing:

                    (A)      any Revolving Credit Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Revolving Credit Lender is subject to backup withholding or information reporting requirements; and

                    (B)      each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Revolving Credit Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                    (1)      executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                    (2)      executed originals of Internal Revenue Service Form W-8ECI,

                    (3)      executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

                    (4)      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

                    (5)      executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

                    (iii)      Each Revolving Credit Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Revolving Credit Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Revolving Credit Lender.

                    (iv)      If a payment made to a Revolving Credit Lender would be subject to withholding of U.S. Federal Tax under FATCA if such Revolving Credit Lender were to fail to comply with the applicable reporting requirements of FATCA, such Revolving Credit Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine that such Revolving Credit Lender has or has not complied with such Revolving Credit Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in the Revolving Credit Lender’s sole and absolute judgment such completion, execution or submission would subject such Revolving Credit Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Revolving Credit Lender.

                    (f)      Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Revolving Credit Lender or the L/C Issuer, or have any obligation to pay to any Revolving Credit Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Revolving Credit Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Revolving Credit Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any other Loan Party, as the case may be, or with respect to which the Borrower or any other Loan Party, as the case may be, has paid additional amounts pursuant to this Section, it shall pay to the Borrower or such other Loan Party, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any other Loan Party, as the case may be, under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Revolving Credit Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or any other Loan Party, as the case may be, upon the request of the Administrative Agent, such Revolving Credit Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower or such other Loan Party, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Revolving Credit Lender or the L/C Issuer in the event the Administrative Agent, such Revolving Credit Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Revolving Credit Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, any other Loan Party or any other Person.

                    3.02 Illegality. If any Revolving Credit Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Revolving Credit Lender or its applicable Lending Office to make, maintain or fund Revolving Credit Loans whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Revolving Credit Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Revolving Credit Lender to the Borrower through the Administrative Agent, (a) any obligation of such Revolving Credit Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended, and (b) if such notice asserts the illegality of such Revolving Credit Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on which Base Rate Loans of such Revolving Credit Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate, in each case, until such Revolving Credit Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Revolving Credit Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Revolving Credit Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Revolving Credit Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate), either on the last day of the Interest Period therefor, if such Revolving Credit Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Revolving Credit Lender may not lawfully continue to maintain such LIBOR Loans and (ii) if such notice asserts the illegality of such Revolving Credit Lender determining or charging interest rates based upon the LIBOR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Revolving Credit Lender without reference to the LIBOR component thereof until the Administrative Agent is advised in writing by such Revolving Credit Lender that it is no longer illegal for such Revolving Credit Lender to determine or charge interest rates based upon the LIBOR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

                     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan, or (c) LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Revolving Credit Lenders of funding such Revolving Credit Loan, the Administrative Agent will promptly so notify the Borrower and each Revolving Credit Lender. Thereafter, (i) the obligation of the Revolving Credit Lenders to make or maintain LIBOR Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Credit Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

                    3.04 Increased Costs; Reserves on LIBOR Loans.

                    (a)      Increased Costs Generally. If any Change in Law shall:

                (i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Revolving Credit Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

               (ii)       subject any Revolving Credit Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Revolving Credit Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Revolving Credit Lender or the L/C Issuer); or

               (iii)      impose on any Revolving Credit Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Revolving Credit Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Revolving Credit Lender of making or maintaining any Revolving Credit Loan the interest on which is determined by reference to LIBOR (or of maintaining its obligation to make any such Revolving Credit Loan), or to increase the cost to such Revolving Credit Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Revolving Credit Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Revolving Credit Lender or the L/C Issuer, the Borrower will pay to such Revolving Credit Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Revolving Credit Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

                    (b)      Capital Requirements. If any Revolving Credit Lender or the L/C Issuer determines that any Change in Law affecting such Revolving Credit Lender or the L/C Issuer or any Lending Office of such Revolving Credit Lender or such Revolving Credit Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Revolving Credit Lender’s or the L/C Issuer’s capital or on the capital of such Revolving Credit Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Revolving Credit Lender or the Revolving Credit Loans made by, or participations in Letters of Credit held by, such Revolving Credit Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Revolving Credit Lender or the L/C Issuer or such Revolving Credit Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Revolving Credit Lender’s or the L/C Issuer’s policies and the policies of such Revolving Credit Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Revolving Credit Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Revolving Credit Lender or the L/C Issuer or such Revolving Credit Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

                    (c)      Certificates for Reimbursement. A certificate of a Revolving Credit Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Revolving Credit Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Revolving Credit Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                    (d)      Delay in Requests. Failure or delay on the part of any Revolving Credit Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Revolving Credit Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Revolving Credit Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Revolving Credit Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Revolving Credit Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

                    (e)      Reserves on LIBOR Loans. The Borrower shall pay to each Revolving Credit Lender, as long as such Revolving Credit Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Revolving Credit Loan by such Revolving Credit Lender (as determined by such Revolving Credit Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Revolving Credit Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Revolving Credit Lender. If a Revolving Credit Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

                    3.05 Compensation for Losses. Upon demand of any Revolving Credit Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Revolving Credit Lender for and hold such Revolving Credit Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a)      any continuation, conversion, payment or prepayment of any Revolving Credit Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Revolving Credit Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b)      any failure by the Borrower (for a reason other than the failure of such Revolving Credit Lender to make a Revolving Credit Loan) to prepay, borrow, continue or convert any Revolving Credit Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c)      any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Credit Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Revolving Credit Lender in connection with the foregoing.

                    For purposes of calculating amounts payable by the Borrower to the Revolving Credit Lenders under this Section 3.05, each Revolving Credit Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

                    3.06 Mitigation Obligations; Replacement of Revolving Credit Lenders.

                    (a)      Designation of a Different Lending Office. If any Revolving Credit Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Revolving Credit Lender, the L/C Issuer, or any Governmental Authority for the account of any Revolving Credit Lender or the L/C Issuer pursuant to Section 3.01, or if any Revolving Credit Lender gives a notice pursuant to Section 3.02, then such Revolving Credit Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Revolving Credit Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Revolving Credit Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Revolving Credit Lender or the L/C Issuer, as the case may be.

                    (b)      Replacement of Revolving Credit Lenders. If any Revolving Credit Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Revolving Credit Lender or any Governmental Authority for the account of any Revolving Credit Lender pursuant to Section 3.01, the Borrower may replace such Revolving Credit Lender in accordance with Section 11.13.

                    3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Revolving Credit Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the L/C Issuer.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

                    4.01 Conditions to Closing Date. The obligation of the Administrative Agent, the L/C Issuer and each Revolving Credit Lender to execute this Agreement is subject to satisfaction of the following conditions precedent:

          (a)      The Administrative Agent’s receipt of the following, each of which shall be originals or copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of any signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Revolving Credit Lenders:

          (i)      executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Revolving Credit Lender and the Borrower;

          (ii)     the Security Agreement and the Holdings Pledge Agreement, duly executed by each Loan Party party thereto, together with:

          (A)      certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

          (B)      proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereunder, covering the Collateral described therein;

          (C)      the Perfection Certificate duly executed by a Responsible Officer of each Loan Party;

          (D)      completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement would be permitted under Section 7.01 or have been or will be contemporaneously released or terminated;

          (E)      an Account Control Agreement in respect of each Deposit Account (including each Proceeds Account) or Securities Account (as such terms are defined in the UCC) of any of the Loan Parties (other than Holdings or RCR) duly executed by each of the parties thereto;

          (F)      a Consent to Assignment with respect to each of the Trafigura Agreements duly executed by the Administrative Agent and each party to such Material Contract; and

          (G)      evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the Holdings Pledge Agreement have been taken (including, as applicable, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements);

          (iii)      copies of one or more Common Terms Swap Contracts, duly executed by the Borrower and each Revolving Credit Lender party to this Agreement as of the Closing Date; provided that the Borrower shall not be required to have entered into any transactions or confirmations under any such Common Terms Swap Contract as a condition precedent to the Closing Date;

          (iv)      the Mortgages, duly executed by each Loan Party party thereto, together with:

          (A)      evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid, subsisting, first priority, perfected Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

          (B)      fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), in form and substance acceptable to Administrative Agent and with endorsements (including, but not limited to, endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property, and with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resources Corporation, in each case in a form reasonably acceptable to the Administrative Agent) and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first priority, perfected Liens on the surface rights described in the Mortgages and the facilities and fixtures located thereon, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable;

          (C)      American Land Title Association/American Congress on Surveying and Mapping form surveys (in a form sufficient and satisfactory to (1) the issuer of the Mortgage Policies so as to enable such issuer to issue coverage over all general survey exceptions and to issue all endorsements reasonably requested by Administrative Agent and (2) the Administrative Agent), for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the Closing Date, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent;

          (D)      to the extent requested by the Administrative Agent, engineering, soils and other reports as to the properties described in the Mortgages, from professional firms acceptable to the Administrative Agent;

          (E)      valuation reports and evidence of book value with respect to any Real Property affected by a Mortgage reasonably acceptable to the Administrative Agent and, if such valuation reports are not reasonably satisfactory to the Administrative Agent, at the request of the Administrative Agent, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

          (F)      to the extent requested by the Administrative Agent, estoppel and consent agreements executed by each of the lessors of the leased Real Properties listed on Schedule 5.09(e), along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected Real Property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent;

          (G)      evidence of any insurance, including flood insurance, if applicable, required by the terms of the Mortgages; and

          (H)      evidence as to whether any Real Property affected by a Mortgage is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) pursuant to a standard flood hazard determination form ordered and received by the Administrative Agent, and if such Real Property is a Flood Hazard Property and contains any structure, (1) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Real Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Secured Parties;

          (I)      with respect to any Real Property that is a mining complex, an attorney’s title certification letter and opinion of Gough, Shanahan, Johnson & Waterman, special real estate counsel to the Loan Parties acceptable to Administrative Agent, addressed to the Administrative Agent, the Secured Parties and each Revolving Credit Lender, insuring the validity of title of certain primary underground properties and claims subject to the security interest granted pursuant to the Mortgages, as determined by the Administrative Agent in its sole discretion (the “Title Opinion”);

          (J)      with respect to any Real Property that is a mining complex, a UCC Article 9 insurance policy in favor of the Administrative Agent and in form and substance and in an amount reasonably acceptable to the Administrative Agent, insuring that the Administrative Agent has a valid first and subsisting Lien on “as extracted minerals” (as defined in the UCC) in which a security interest has been granted to the Administrative Agent pursuant to the Mortgages; and

          (K)      evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid, subsisting, first priority, perfected Liens on the property described in the Mortgages has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailee’ waiver and consent agreements);

          (v)      true, correct and complete copies of each Material Contract and each Necessary Project Permit (in each case, in effect as of the Closing Date), in form and substance satisfactory to the Administrative Agent, each of which shall be in full force and effect and enforceable against each party thereto as of the Closing Date;

          (vi)      such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

          (vii)      such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that (A) each of the Borrower and each of its Subsidiaries is validly existing, in good standing and qualified to engage in business in the State of Montana and (B) Holdings is validly existing, in good standing and qualified to engage in business in Ontario, Canada;

          (viii)      a favorable opinion of Randall | Danskin, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Revolving Credit Lender, as to such matters concerning the Loan Parties and the Loan Documents, as the Administrative Agent may reasonably request;

          (ix)      a favorable opinion of Gough, Shanahan, Johnson & Waterman, special Montana counsel to the Loan Parties, addressed to the Administrative Agent and each Revolving Credit Lender, as to such matters concerning the Loan Parties and the Loan Documents, including the Mortgages, as the Administrative Agent may reasonably request;

          (x)      a favorable opinion of Gowlings, special Canadian counsel to Holdings, addressed to the Administrative Agent and each Revolving Credit Lender, as to such matters concerning Holdings and the Loan Documents as the Administrative Agent may reasonably request;

          (xi)      a certificate of a Responsible Officer of each Loan Party attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect;

          (xii)      a report of the Independent Engineer, in form and substance satisfactory to the Administrative Agent, which is based on a scope of work prescribed by the Administrative Agent and includes a review of the data and assumptions underlying the Borrower’s financial projections as well as an environmental review of the Borrower’s environmental management and closure plan and associated reclamation cost projections, and financial bonding and surety requirements;

          (xiii)      an environmental management and closure plan, in form and substance satisfactory to the Administrative Agent;

          (xiv)      evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including statements of insurance coverage, together with copies of all insurance binders and certificates of insurance naming the Administrative Agent, on behalf of the Revolving Credit Lenders, as an additional insured or loss payee, as applicable, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

           (xv)      (A) the Annual Financial Statements, which financial statements shall be prepared in accordance with GAAP and, in the case of the relevant audited financial statements, accompanied by audit reports thereon (and such audit reports shall not be subject to any qualification or “going concern” disclosures) and (B) unaudited consolidated financial statements of Holdings and its Subsidiaries comprising a balance sheet, a statement of changes in equity and a statement of cash flows for each fiscal quarter ended after December 31, 2010 and at least forty-five (45) days prior to the Closing Date, which financial statements shall be prepared in accordance with GAAP on a basis consistent with the Annual Financial Statements referred to in clause (A) above and shall be certified by a Financial Officer of Holdings as presenting fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Holdings and its Subsidiaries as of the dates or for the periods covered (the financial statements referred to in clauses (A) and (B) above, collectively, the “Financial Statements”); provided that the obligation in this paragraph may be satisfied by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings filed with the SEC; and

          (xvi)      such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or any Revolving Credit Lender reasonably may require.

          (b)      (i) The Administrative Agent shall have received a hard copy, certified by a Financial Officer of the Borrower, of, and a computer disk, CDROM or other customary computer storage media containing, the initial Long-Term Plan; (ii) such Long-Term Plan shall demonstrate (A) that the Loan Parties shall be able to (1) maintain a Consolidated Fixed Charge Coverage Ratio as of the last day of each Measurement Period occurring during the period covered by the Long-Term Plan of not less than 1.50 to 1.00 and (2) satisfy the financial covenants set forth in Section 6.16(b) and Section 6.16(c) for the period covered by such Long-Term Plan and (B) a Reserve Tail Ratio equal to 30% as of the Closing Date; and (iii) the Administrative Agent shall have received an original or copy (followed promptly by an original), of a certificate of a Financial Officer of the Borrower in respect of the satisfaction of the conditions set forth in clause (ii).

          (c)      All costs, fees, expenses (including legal fees and expenses) and any other amounts required to be paid to the Administrative Agent, the Arranger, any Revolving Credit Lender or any other agent or consultant on or prior to the Closing Date shall have been paid.

          (d)      All requisite Governmental Authorities and third parties shall have approved or consented to the execution, delivery and performance of the Loan Documents and the other transactions contemplated thereby to the extent required, and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain or prevent such transactions. No development, event or change in respect of Holdings or its Subsidiaries or the Project has occurred since December 31, 2010 that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          (e)      The Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information requested by the Arranger, the Administrative Agent, the L/C Issuer or any Revolving Credit Lender and required by bank regulatory authorities under applicable “know your customer” laws and Anti-Terrorism Laws, including the U.S.A. Patriot Act.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Revolving Credit Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Revolving Credit Lender unless the Administrative Agent shall have received notice from such Revolving Credit Lender prior to the proposed Closing Date specifying its objection thereto.

                    4.02 Conditions to Initial Credit Extension. The obligation of the L/C Issuer and each Revolving Credit Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a)      The satisfaction of each of the conditions to the Closing Date set forth in Section 4.01;

          (b)      The Administrative Agent’s receipt of the following, each of which shall be originals or copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of any signing Loan Party, each dated the date of the initial Credit Extension:

          (i)        a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.03(a) and Section 4.03(b) have been satisfied and (B) that there has been no event or circumstance since the date of the most recent Annual Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (ii)       a certificate signed by a Financial Officer of each Loan Party attesting to the Solvency of such Loan Party before and after giving effect to the initial Credit Extension; and

          (iii)      to the extent requested by any Revolving Credit Lender pursuant to Section 2.10(a), a Revolving Credit Note executed by the Borrower in favor of such Revolving Credit Lender; and

          (c)      The completion of the metallurgical testwork program prescribed by the Independent Engineer in the Technical Memorandum of the Independent Engineer dated September 15, 2011, with the results of such program being satisfactory to the Administrative Agent (in consultation with the Independent Engineer) and incorporated into an updated Long-Term Plan delivered pursuant to Section 6.02(b) .

                    4.03 Conditions to all Credit Extensions. The obligation of the L/C Issuer and each Revolving Credit Lender to honor any Request for Credit Extension (other than an Interest Election Request) is subject to the following conditions precedent:

          (a)      The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Extension or on such earlier date, as the case may be (after giving effect to such qualification therein); and provided, further, that for purposes of any Credit Extension other than the initial Credit Extension, the representations and warranties contained in Section 5.01(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and Section 6.01(b).

          (b)      No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

          (c)      The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.

          (d)      A Long-Term Plan shall be in full force and effect; it being understood that from and after December 31, 2012, a Long-Term Plan shall not be considered to be in full force and effect unless it shall have been approved by the Administrative Agent and the Required Lenders in accordance with Section 6.02(b).

          (e)      Swap Contracts (including transactions and confirmations entered into pursuant thereto) shall be in full force and effect such that the Loan Parties are in compliance with the risk management requirements set forth in Section 6.17.

                    Each Request for Credit Extension (other than an Interest Election Request) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.03(a), Section 4.03(b) and Section 4.03(e) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

                    Each Loan Party, with respect to itself and its respective Subsidiaries, represents and warrants to the Administrative Agent, the L/C Issuer, each Revolving Credit Lender (including in its capacities as a Qualified Hedge Bank and a Cash Management Bank) and each other Qualified Hedge Bank that:

                    5.01 Financial Condition.

                    (a)      The Annual Financial Statements present fairly the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of Holdings and its Subsidiaries as at September 30, 2011, and the related unaudited consolidated statements of income and of cash flows for the nine (9)-month period ended on such date, duly certified by a Financial Officer of Holdings, present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine (9)-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, copies of which have been delivered to the Administrative Agent, have been prepared in accordance with GAAP applied on a consistent basis.

                    (b)      The Long-Term Plan in effect as of any date on which this representation and warranty is made (i) is complete and based on reasonable assumptions, (ii) is consistent with the provisions of all Contractual Obligations of the Loan Parties, (iii) has been prepared in good faith and with due care and (iv) fairly represents the Loan Parties’ expectations as to the matters covered thereby.

                    5.02 No Undisclosed Liabilities. No Loan Party or any of its Subsidiaries has any liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, except liabilities and obligations (a) under the Loan Documents to which it is a party, (b) specifically set forth in Schedule 5.02 or Schedule 5.09(b), (c) as and to the extent disclosed or reserved against in its most recent Financial Statements delivered pursuant to Section 4.01(a)(xv) or specifically disclosed in the notes thereto and (d) as and to the extent that would not, individually and in the aggregate, be material to the Project or the operations, business, properties, assets or condition (financial or otherwise) of such Loan Party or its Subsidiaries or such Loan Party’s ability to perform its obligations under any Loan Document to which it is a party.

                    5.03 No Material Adverse Effect. No development, event or change in respect of Holdings or its Subsidiaries or the Project has occurred since December 31, 2010 that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                    5.04 Existence; Compliance With Laws. Each Loan Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (c) is in compliance with all applicable Laws except to the extent that the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                    5.05 Power; Authorization; Enforceability.

                    (a)      Each Loan Party and each of its Subsidiaries has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions contained herein. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents. Each Loan Document has been duly executed and delivered by each Loan Party party thereto.

               (b)      This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               5.06 No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Law applicable to any Loan Party or any of its Subsidiaries or any Contractual Obligation of any Loan Party or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Law or any such Contractual Obligation (other than the Liens created by the Loan Documents). No Law or Contractual Obligation applicable to any Loan Party or any of its Subsidiaries could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                    5.07 No Litigation, Etc. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Loan Party or any of its Subsidiaries or against any of its property or assets, and there exists no judgment, order or decree applicable to any Loan Party or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Loan Party or Subsidiary or any of their respective properties, in each case, (a) with respect to any of the Loan Documents or any of the transactions contemplated thereby or (b) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                    5.08 No Default. No Default or Event of Default has occurred and is continuing and no default has occurred and is continuing under or with respect to any Contractual Obligation of any Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                    5.09 Ownership of Property; Liens; Investments; Material Contracts; Etc.

                    (a)      Except as described in the operative opinion paragraphs of the Title Opinion, each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.01.

                    (b)      Set forth on Schedule 5.09(b) is a complete and accurate list as of the date hereof of all Indebtedness of any Loan Party or any of its Subsidiaries, showing as of the date hereof the obligor and obligee thereof and the principal amount outstanding thereunder.

                    (c)      Set forth on Schedule 5.09(c) is a complete and accurate list as of the date hereof of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof and the property or assets of such Loan Party or Subsidiary subject thereto.

                    (d)      Set forth on Schedule 5.09(d) hereto is a complete and accurate list as of the date hereof of all Real Property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than Liens permitted by Section 7.01.

                    (e)      Set forth on Schedule 5.09(e) hereto is a complete and accurate list as of the date hereof of all leases, subleases and licenses of Real Property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease, sublease and license is in full force and effect and is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms. Each of the Loan Parties enjoys peaceful and undisturbed possession under all such leases, subleases or licenses.

                    (f)      Set forth on Schedule 5.09(f) hereto is a complete and accurate list as of the date hereof of all leases, subleases and licenses of Real Property under which any Loan Party or any of its Subsidiaries is the lessor, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental income thereof. Each such lease, sublease and license is in full force and effect and is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

                    (g)      Set forth on Schedule 5.09(g) hereto is a complete and accurate list as of the date hereof of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                    (h)      Set forth on Schedule 5.09(h) hereto is a complete and accurate list of all Material Contracts to which any Loan Party or any of its Subsidiaries is a party as of the date hereof, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms and there exists no default under any Material Contract by any party thereto.

                    5.10 Validity of Mining Rights. Each of the Borrower and TMI, as applicable, was qualified to locate and own federal unpatented mining claims on the date the relevant Mining Rights were located or acquired by it and remains so qualified. All of the Mining Rights are good and valid, not in conflict either with any other mining claims or with the possession of others asserting mineral entries. No Person other than the Borrower or TMI and, to the extent provided in the Collateral Documents, the Administrative Agent, has any right, title or interest in, to or under the Mining Rights or in the property and rights encompassed thereby. The Mining Rights were properly located and monumented on public domain land open to mineral entry in compliance with applicable Law. Copies of location certificates or notices and maps for the Mining Rights were timely filed and recorded in the appropriate county and Bureau of Land Management offices. The Mining Rights constitute a group of contiguous and adjoining claims without interior gaps. Necessary and sufficient assessment work performed in accordance with industry standards, and all filings and recordings associated therewith, were timely and properly performed and made for the Mining Rights for each applicable assessment year, and all holding, rental and claim maintenance fees required to maintain the Mining Rights for each applicable assessment year were timely and properly made and appropriate affidavits or notices evidencing such payments were timely and properly filed and recorded in connection therewith as required by applicable Law.

                    5.11 Easements and Rights of Way. Set forth on Schedule 5.11 is a complete and accurate list as of the date hereof of all rights of way and easements appurtenant to the Real Property and for use in connection with the Project. A Loan Party owns an undivided 100% interest in each such right of way or easement, free and clear of all Liens except as permitted by Section 7.01. There is not, under any such right of way or easement, any event of default (or event which with notice or lapse of time, or both would constitute an event of default or would constitute a basis of force majeure or other claim of excusable delay or non-performance) of any Loan Party or any of its Subsidiaries and, to the knowledge of the Loan Parties, no grantor is in default thereunder and no event has occurred that is reasonably likely to result in the revocation or withdrawal of any such right of way or easement.

                    5.12 Permits. Schedule 5.12 sets forth all Necessary Project Permits as of the Closing Date. (a) Each of the Necessary Project Permits is held by the Borrower or its Subsidiaries and is in full force and effect and is not subject to any unsatisfied condition (required to be satisfied as of the date this representation and warranty is made), (b) the Borrower or such Subsidiary, as applicable, is currently in compliance with all of the Necessary Project Permits, and (c) no action, suit, investigation or proceeding (including administrative or judicial appeal, permit renewal or modification) at law or in equity or by or on behalf of any Governmental Authority or in arbitration has been served against the Borrower or any of its Subsidiaries alleging any failure to comply with any Necessary Project Permit. The Borrower is not aware of any event or circumstance that could reasonably be expected to materially and adversely affect the ability of the Borrower, or such Subsidiary, as applicable, to timely renew or replace each Necessary Project Permit without material cost, difficulty or delay prior to such time, if any, as such renewal or replacement will be required.

                    5.13 Intellectual Property Matters. Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property Rights necessary for the conduct of its business as currently conducted or proposed to be conducted. No material claim has been asserted and is pending by any Person challenging the use, validity or effectiveness of any Intellectual Property Rights of any Loan Party or any of its Subsidiaries, nor is any Loan Party aware of any valid basis for any such claim. The use of Intellectual Property Rights by each Loan Party and its Subsidiaries does not materially infringe on the rights of any Person.

                    5.14 Tax Matters. Each Loan Party and its Subsidiaries has filed, has caused to be filed or has been included in all Federal, state and other tax returns that are required to be filed and has paid all material taxes shown thereon to be due, together with applicable interest and penalties, and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or its Subsidiary). No tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. No Loan Party or any of its Subsidiaries is party to any tax sharing agreement.

                    5.15 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), and no proceeds of any Revolving Credit Loan or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                    5.16 Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (a) there are no strikes, lockouts or other labor disputes pending or, to the knowledge of Holdings or the Borrower, threatened against any Loan Party or any of its Subsidiaries; (b) hours worked by and wages paid to employees of each Loan Party and its Subsidiaries have not violated the Fair Labor Standards Act or any other applicable Law; and (c) all payments due in respect of employee health and welfare insurance from any Loan Party or its Subsidiaries have been paid or properly accrued on the books of the relevant Loan Party or Subsidiary.

                    5.17 ERISA Matters.

                    (a)      No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                    (b)      Schedule SB, (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the United States Department of Labor and furnished to the Revolving Credit Lender, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule SB there has been no material adverse change in such funding status.

                    (c)      Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                    (d)      Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in Reorganization, Insolvent or has been determined to be in “endangered or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, and no such Multiemployer Plan is reasonably expected to be in Reorganization, Insolvent or in such “endangered” or “critical” status.

                    (e)      There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                    (f)      Neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                    5.18 Investment Company Act; Other Regulations. No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Law that limits its ability to incur Indebtedness or which may otherwise render all or any portion of the obligations hereunder unenforceable.

                    5.19 Subsidiaries; Equity Interests.

                    (a)      Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (i) Schedule 5.19 sets forth the name, address of principal place of business, jurisdiction of formation and US taxpayer identification number (or in the case of a non-US Subsidiary that does not have a US taxpayer identification number, its unique identification number issued to it by its jurisdiction of formation) of each Subsidiary and, as to each such Subsidiary, the class, par value, certificate number (if applicable), amount and percentage of each Equity Interest owned by any Loan Party and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) relating to any Equity Interest of the Borrower or any other Subsidiary, except as created by the Loan Documents.

                    (b)      All of the outstanding Equity Interests in the Borrower and each other Subsidiary have been validly issued, are fully paid and non-assessable and are owned by a Loan Party, free and clear of all Liens except those created under the Loan Documents.

                    5.20 Use of Proceeds; Proceeds Accounts.

                    (a)      The proceeds of all Revolving Credit Loans and the Letters of Credit shall be deposited into a Proceeds Account and shall be used for working capital requirements and general corporate purposes.

                    (b)      All Project Revenues shall be deposited into one or more of the Proceeds Accounts.

                    (c)      Upon the establishment by any Loan Party (other than Holdings or RCR) of any additional Deposit Account or Securities Account (as such terms are defined in the UCC), such Loan Party shall execute and deliver to the Administrative Agent an Account Control Agreement with respect thereto in accordance with the terms of the Security Agreement.

                    5.21 Environmental Matters. Except as set forth in Schedule 5.21:

          (a)      none of the facilities or properties currently or formerly owned, leased or operated by any Loan Party or its Subsidiaries, including the Project and Real Property, (the “Properties”) contain or previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of or noncompliance with, or could result in liability under, any Environmental Law;

          (b)      no Loan Party or any of its Subsidiaries has received any notice of actual or alleged violation, non-compliance or liability regarding compliance with Environmental Laws or other environmental matters or with respect to any of the Properties or the business operated by any Loan Party or any of its Subsidiaries (the “Business”), nor is there any reason to believe that any such notice will be received or is being threatened;

          (c)      the Loan Parties, their Subsidiaries, the Business, the Properties and all operations at the Properties are and formerly have been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of or noncompliance with any Environmental Law with respect to the Properties or the Business;

          (d)      the Loan Parties and their Subsidiaries have and are in compliance with all licenses, approvals, notifications, registrations and permits required by applicable Environmental Laws (“Environmental Permits”) for the operation of the Real Property, the Project and the Business;

          (e)      Hazardous Materials have not been transported or disposed of from the Properties in violation of any Environmental Law or in a manner or to a location that could result in an Environmental Liability; no Hazardous Materials have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of any Environmental Law or in a manner or to a location that could result in an Environmental Liability; and there has been no Release or threat of Release of Hazardous Materials at or from the Properties, or arising from or related to the operations of any Loan Party or any of its Subsidiaries in connection with the Properties or the Business, in violation of or in noncompliance with any Environmental Law or in amounts that could result in an Environmental Liability;

          (f)      no Environmental Claim is pending or, to the knowledge of Holdings and the Borrower, threatened, to which any Loan Party or any of its Subsidiaries is or will be a party, or with respect to the Properties or the Business, nor are there any decrees or orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; and

          (g)      no Loan Party or any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                    5.22 Accuracy of Information, Etc. Each Loan Party has disclosed to the Administrative Agent and the Revolving Credit Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Revolving Credit Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading. The projections and pro forma financial information included in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Revolving Credit Lenders that such projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections may differ from such projected results and such differences may be material.

                    5.23 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties in localities where the applicable Loan Party or Subsidiary operates.

                    5.24 Perfected Security Interests.

                    (a)      Each of the Security Agreement and the Holdings Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. In the case of the Pledged Equity described in the Security Agreement and the Holdings Pledge Agreement, as applicable, when stock certificates representing such Pledged Equity are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and, if applicable, other filings specified on Schedule 5.24(a), in appropriate form are filed in the offices specified on Schedule 5.24(a), the Security Agreement and the Holdings Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all rights, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations, subject only to, in the case of Collateral other than the Pledged Equity or the Pledged Debt, Liens permitted under the Loan Documents.

                    (b)      Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 5.24(b), each such Mortgage shall constitute a fully perfected first priority Lien on, and security interest in, all rights, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations (as defined in the relevant Mortgage), subject only to Permitted Encumbrances. To the best knowledge of the Borrower after due inquiry and investigation, the legal description attached as Exhibit A to each Mortgage accurately and completely describes the Mortgaged Property intended to be covered thereby.

                    5.25 Solvency. Each Loan Party (individually and together with its Subsidiaries on a consolidated basis) is, and after giving effect to the incurrence of all Indebtedness hereunder and obligations incurred in connection with this Agreement, any other Loan Document, any Cash Management Agreement and any Swap Contract will be, Solvent.

                    5.26 Senior Secured Indebtedness. The Obligations constitute the direct and unconditional senior secured obligations of each Loan Party and rank pari passu in right of payment with all existing and future senior indebtedness of, and senior in right of payment to any existing and future Subordinated Indebtedness of, each Loan Party.

                    5.27 Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    5.28 U.S.A. Patriot Act, OFAC and Other Governmental Regulations.

                    (a)      No Loan Party, any of its Subsidiaries or, to the knowledge of each Loan Party, any of the Affiliates or respective officers, directors, brokers or agents of such Loan Party, Subsidiary or Affiliate (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

                    (b)      No Loan Party, any of its Subsidiaries or, to the knowledge of each Loan Party, any of the Affiliates or respective officers, directors, brokers or agents of such Loan Party, Subsidiary or Affiliate that is acting or benefiting in any capacity in connection with the Revolving Credit Loans is a Prohibited Person.

                    (c)      No Loan Party, any of its Subsidiaries or, to the knowledge of each Loan Party, any of the Affiliates or respective officers, directors, brokers or agents of such Loan Party, Subsidiary or Affiliate acting or benefiting in any capacity in connection with the Revolving Credit Loans (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Prohibited Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE VI
AFFIRMATIVE COVENANTS

                    So long as any Revolving Credit Lender shall have any Revolving Credit Commitment hereunder, any Revolving Credit Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit, Secured Hedge Agreement or Secured Cash Management Agreement shall remain outstanding or in effect, as the case may be, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.09, and Section 6.10) cause each other Subsidiary to:

                    6.01 Financial Statements. Furnish to the Administrative Agent and each Revolving Credit Lender:

          (a)      Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

         (b)      Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Financial Officer of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

                    6.02 Certificates; Other Information. Furnish the following to the Administrative Agent and each Revolving Credit Lender:

          (a)      Compliance Certificate. Upon delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate executed by a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with each of the financial covenants contained in Section 6.16.

          (b)      Updated Long-Term Plan.

                    (i)      No later than forty-five (45) days after the commencement of each fiscal year of Holdings, prior to the date of the initial Credit Extension in connection with the completion of the metallurgical testwork program described in Section 4.02(d) and at the election of any Loan Party at any other time, an update of the then-effective Long-Term Plan (A) reflecting any changes in technical inputs or other conditions since the date of delivery of the then-effective Long-Term Plan and (B) including an explanation of any deviation in the amount attributed to any line item specified therein from the then-effective Long-Term Plan where such deviation is 10% or more of the amount attributed to the same line item in the then-effective Long-Term Plan, which updated Long-Term Plan shall be accompanied by a certificate of a Financial Officer of the Borrower certifying that such update has been prepared in good faith and with due care, fairly represents the Loan Parties’ expectations as to the matters covered thereby and is otherwise complete and based on reasonable assumptions.

                    (ii)      Within thirty (30) days of receipt of such updated Long-Term Plan, the Administrative Agent shall notify the Borrower whether the Administrative Agent and the Required Lenders have approved such update. In the event that the Administrative Agent notifies the Borrower that such update has been approved, then such update shall constitute the Long-Term Plan for all purposes of this Agreement for the period commencing on the date of such approval and ending on the next date on which the Administrative Agent and the Required Lenders shall either approve or decline to approve any update to such Long-Term Plan. In the event that the Administrative Agent notifies the Borrower that such update has not been approved, the then-effective Long-Term Plan shall continue to apply for purposes of Section 6.06(d) and Section 7.17; provided that, for purposes of Section 4.03(d) and Section 5.01(b), no Long-Term Plan shall be deemed to be in full force and effect until such time as the Borrower, the Administrative Agent and the Required Lenders shall have agreed on modifications to such update and approved such update as an effective Long-Term Plan.

               (c)      Annual Operating Plan and Budget. As soon as available, but in any event no later than thirty (30) days after the commencement of each fiscal year of Holdings, an operating plan and budget for such fiscal year with respect to the operation and maintenance of the Project and the conduct of business of the Loan Parties, detailed by month, of anticipated Project Revenues, operating costs, debt service, Capital Expenditures and any other anticipated expenditures, in each case, applicable to the Project for the period, to the conclusion of such fiscal year (the “Annual Operating Budget”).

               (d)      Monthly Operating Reports. Within twenty (20) days following the end of each month, a monthly operating report, in form and substance satisfactory to the Administrative Agent, describing the performance of the Project for the relevant month, in particular any operating or commercial issues arising during such month and the manner in which they were handled or proposed to be handled, and containing a reconciliation of the revenues and expenditures of the Project for such month with the projected revenues and expenditures for such month in the applicable Annual Operating Budget.

               (e)      Risk Management Reports. Concurrently with the delivery of the financial statements referred to in Section 6.01(b), a report, in form and substance satisfactory to the Administrative Agent, describing the activities undertaken by Holdings and its Subsidiaries pursuant to any Swap Contract during the relevant fiscal quarter, including an explanation in reasonable detail, as of the date of delivery of the report, of (i) the total number of outstanding Swap Contracts (ii) any new Swap Contracts, and the transactions and confirmations related thereto, entered into during the relevant quarterly period, (iii) any existing Swap Contracts, and the transactions and confirmations related thereto whether entered into, terminated or settled during the relevant quarterly period and (iv) with respect to each outstanding Swap Contract, the strike price of each transaction and confirmation entered into thereunder during such period and the maturity date thereof.

          (f)      Information Regarding Collateral.

          (i)       Promptly, and in any event within thirty (30) days after the occurrence of the following events, to the extent not previously disclosed to the Administrative Agent, a description of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.

          (ii)      Not later than five (5) days after delivery of financial statements pursuant to Section 6.01(a), Holdings or the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower setting forth the information required pursuant to Sections 1, 2, 3, 4, 5, 7, 11 and 15 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

          (g)      Securities Reports. Promptly, after the same are sent, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to any of its securities holders, and copies of all reports and registration statements that any Loan Party or any of its Subsidiaries files with the SEC or any national securities exchange.

          (h)      Creditor Reports. Promptly, after the same are sent, copies of any statement or report sent to any holder of debt securities of any Loan Party or any of its Subsidiaries pursuant to the terms of any indenture, loan agreement or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section.

          (i)      Agreement Notices. Promptly, upon receipt of the same, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or instrument, indenture or loan agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of the foregoing and such information and reports regarding the Material Contracts and such instruments, indentures or loan agreements as the Administrative Agent may reasonably request from time to time.

            (j)      Insurance. As soon as available, and in any event within thirty (30) days after the commencement of each fiscal year of Holdings, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for Holdings and its Subsidiaries and containing such additional information as the Administrative Agent, or any Revolving Credit Lender through the Administrative Agent, may reasonably specify.

            (k)      Dispositions, Termination Events and Extraordinary Receipts. Promptly upon (but in any event no later than five (5) days after) the occurrence of any event that would give rise to an obligation to make any payment of the Revolving Credit Loans pursuant to Section 2.04(b) (notwithstanding the provisos of subsections (i) and (iii) thereof), a reasonably detailed description of such event and the Net Cash Proceeds payable in respect thereof.

            (l)      Amendments to Material Contracts. Promptly, and in any event within five (5) days after the execution and delivery thereof, certified copies of all amendments, supplements or modifications of any Material Contract.

           (m)      Qualified Equity Interests.

                    (i)      Promptly following the receipt by any Loan Party of the Net Cash Proceeds of any Qualified Equity Interests, a description in reasonable detail of the amount thereof and intended use of such Net Cash Proceeds, including a description of any Investment or Capital Expenditures anticipated to be made pursuant to Sections 7.03(k) or Section 7.11, as the case may be.

                    (ii)      Promptly following the making of any Investment or Capital Expenditures pursuant to Sections 7.03(k) or Section 7.11, as the case may be, a description in reasonable detail of the amount of such Investment and nature of such Investment.

          (n)      Other Information. Such other information with respect to the business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Subsidiaries as the Administrative Agent or any Revolving Credit Lender through the Administrative Agent, may from time to time request.

                    6.03 Form and Medium of Document Delivery.

                    (a)      Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Revolving Credit Lender and the Administrative Agent have access (whether a commercial, third-party website or whethe rsponsored by the Administrative Agent); provided that (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Revolving Credit Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Revolving Credit Lender and (y) the Borrower shall notify the Administrative Agent and each Revolving Credit Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Revolving Credit Lender for delivery, and each Revolving Credit Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

                    (b)      The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger will make available to the Revolving Credit Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Revolving Credit Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Revolving Credit Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

                    6.04 Payment Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, including Indebtedness under this Agreement or any other Loan Document, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                    6.05 Maintenance of Existence; Compliance.

                    (a)      (i) Preserve, renew and maintain in full force and effect its corporate or organizational existence, (ii) take all reasonable action to obtain and maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, except, in each case, as otherwise permitted under this Agreement and except, as in the case of clauses (ii) and (iii) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (b)      Comply with all Contractual Obligations, requirements of Law and approvals of any Governmental Authority except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    6.06 Maintenance of Property; Insurance; Operation of Project.

                    (a)      Maintain and preserve all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                    (b)      Maintain insurance with respect to its property and business (including without limitation, property and casualty, business interruption insurance) with financially sound and reputable insurance companies (that are not Affiliates of the Borrower) in such amounts and covering such risks as are usually insured against in the same general areas by companies engaged in the same or similar business.

                    (c)      Promptly deliver to the Administrative Agent (i) upon request, a summary of such insurance policies substantially in the form of Exhibit J and (ii) an update of such summary upon any change to the information contained therein, including any early cancellation or material change in the terms, coverage or amounts of any insurance.

                    (d)      Use all commercially reasonable efforts to comply with the Long-Term Plan and the Annual Operating Budget then in effect and otherwise operate the Project in accordance with Prudent Industry Practices.

                    6.07 Maintenance of Mining Rights and Necessary Project Permits. (a) Maintain in full force and effect the Mining Rights and all Necessary Project Permits; (b) with due diligence and in a reasonable and prudent manner, enforce the material rights granted to them under and in connection with all Mining Rights, Real Property, easements, water rights, Necessary Project Permits and other rights; (c) timely and properly pay all annual mining claim maintenance or rental fees, and execute and record or file, as applicable, proof of payment of the annual mining claim maintenance or rental fees and of the intention of the Borrower or TMI, as the case may be, to hold the existing Mining Rights and any future unpatented mining claims; and (d) pay such fees and complete such filings and recording as are required under applicable Law not less than thirty (30) days before the time required for such payment or completion and deliver to the Administrative Agent proof of performance of such acts not less than fifteen (15) days before the time required for performance thereof. The Administrative Agent shall have the right to make payments of the fees described in clauses (c) and (d) above on behalf of the Loan Parties if not paid as provided above and to treat such amounts as an Obligation for which the Loan Parties are liable.

                    6.08 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of Real Property to which Holdings or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                    6.09 Books and Records; Inspections.

                    (a)      Maintain proper books of records and account, in which full, true and correct entries in conformity with GAAP and all applicable Laws shall be made of all dealings and transactions and assets in relation to its business and activities.

                    (b)      Permit the Administrative Agent and each Revolving Credit Lender (or any of their representatives to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as it may reasonably be desired and to discuss its business operations, properties and financial and other condition with its officers and employees and its independent public accountants.

                    6.10 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

                    6.11 Notices. Promptly notify the Administrative Agent and each Revolving Credit Lender of the occurrence of any of the following:

          (a)      any Default or Event of Default, which notice shall be delivered no later than five (5) Business Days after any Loan Party has knowledge or receives notice thereof;

          (b)      any litigation or proceeding affecting any Loan Party or any of its Subsidiaries (i) which is not covered in full by insurance, (ii) in which injunctive or similar relief is sought, (iii) which relates to any Loan Document or (iv) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, which notice shall in no event be given later than five (5) Business Days after any Loan Party has knowledge or receives notice thereof;

          (c)      any material litigation, investigation or proceeding that may exist at any time between any Loan Party or any of its Subsidiaries and any Governmental Authority involving, among other things, the revocation, material modification or failure to renew of any Necessary Project Permit or the imposition of additional material conditions with respect thereto;

          (d)      any breach, default or event of default under, or termination or material amendment of, any Material Contract;

          (e)      any casualty, damage or loss to the Project, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Borrower or any Subsidiary thereof or their respective employees, agents, contractors, consultants or representatives, or of any other Person, if such casualty, damage or loss (i) affects the Borrower, any such Subsidiary or the Project in excess of $1,000,000 for any one such event or in the aggregate in any policy period or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

          (f)      any condemnation, taking by eminent domain or other taking or seizure by a Governmental Authority with respect to all or any material portion of the Project or the Real Property;

          (g)      any (i) fact, circumstance, condition or occurrence at, on or arising from the Real Property or the improvements related thereto or the Project that results in a violation of or noncompliance with any Environmental Law or any Release or threatened Release of Hazardous Materials on or from the Real Property or the improvements related thereto or the Project that requires investigation, cleanup, remediation, removal, or any remedial or corrective action, under applicable Environmental Law or has resulted in personal injury or property damage; and (ii) pending or, to the knowledge of any Loan Party, threatened, Environmental Claim affecting the Project, the Real Property or the Business, which notices to the Administrative Agent shall be given within a reasonable time period (and in any event no later than fifteen (15) days) after any Loan Party has knowledge or receives written notice thereof;

          (h)      the occurrence of (i) any ERISA Event, which notice shall be delivered (i) within ten (10) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

          (i)      any notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan, which notice shall be delivered within two (2) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate;

          (j)      any Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan, which notice shall be delivered within thirty (30) days after the filing thereof with the United States Department of Labor;

          (k)      any notice concerning (i) the imposition of Withdrawal Liability by any Multiemployer Plan, or (ii) a Multiemployer Plan that is in Reorganization, Insolvent or a determination has been made that the Multiemployer Plan is in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA and (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above, which notice shall be delivered within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan; and

          (l)      any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                    Each notice pursuant to this Section 6.11 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party or any of its Subsidiaries has taken or proposes to take with respect thereto.

                    6.12 Environmental Laws.

                    (a)      Obtain, comply and maintain in all material respects, and ensure the same in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, any and all applicable Environmental Permits.

                    (b)      Conduct and complete all investigations, studies, sampling and testing, all corrective, remedial, removal and other actions necessary to remove, remediate and clean up all Hazardous Materials from any of the Properties required under Environmental Laws, and all restoration or reclamation projects required under Environmental Law. Promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                    (c)      At the reasonable request of the Administrative Agent from time to time, provide to the Revolving Credit Lenders within sixty (60) days after such request, at the expense of the Borrower, an environmental assessment report for Holdings or any of its Subsidiaries’ properties described in the Mortgages, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the status of compliance with Environmental Laws, including any restoration or reclamation requirements, the presence or absence of Hazardous Materials and the estimated cost of any compliance, corrective, cleanup, remediation, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and Holdings hereby grants and agrees to cause any of its Subsidiaries that owns any property described in the Mortgages to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                    6.13 Covenant to Guarantee Obligations and Give Security.

                    (a)      With respect to any property acquired after the Closing Date by any Loan Party or any of its Subsidiaries that is intended to be subject to a Lien created by any Collateral Document (other than (x) property described in Section 6.13(b) or Section 6.13(c) below or (y) Excluded Collateral), promptly, and in any event within thirty (30) days of acquiring such property:

                    (i)        execute and deliver to the Administrative Agent such supplements or amendments to the Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of Secured Parties, a first priority security interest in such property; and

                    (ii)      take all actions necessary or advisable to grant to the Administrative Agent or the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of UCC-1 financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent.

                    (b)      With respect to any interest (including any leasehold interest) in any Real Property by Holdings or any of its Subsidiaries other than any Excluded Collateral, promptly, and in any event within sixty (60) days of acquiring an interest in such property, deliver to Administrative Agent, with respect to such Real Property, a Mortgage, along with each of the items set forth to be delivered together with the Mortgages delivered pursuant to Section 4.01(a)(iv) hereof.

                    (c)      With respect to any new Subsidiary created or acquired after the Closing Date by Holdings or any of its Subsidiaries, promptly, and in any event within thirty (30) days of the creation or acquisition of such Subsidiary:

                    (i)        execute and deliver to the Administrative Agent such supplements or amendments to any Collateral Document acceptable to the Administrative Agent as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the assets of and/or the Equity Interests in such Subsidiary that is owned by any of Holdings or any of its Subsidiaries;

                    (ii)       deliver to the Administrative Agent the certificates representing such Equity Interests, and any other Equity Interests, owned by the Subsidiary, together with undated stock powers, in blank, executed by a duly authorized officer of the relevant Loan Party or its Subsidiary;

                    (iii)      cause such Subsidiary (A) to become a party to this Agreement as a Loan Party and a party to the applicable Collateral Documents as a grantor and/or mortgagor and (B) to take all actions necessary or desirable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Collateral Documents with respect to such Subsidiary, including the filing of UCC-1 financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be requested by the Administrative Agent;

                    (iv)      if requested by the Administrative Agent, deliver to the Administrative Agent a secretary’s certificate of such Subsidiary, with attachments containing the charter documents, by-laws, appropriate resolutions and other documents of such Subsidiary reasonably requested by the Administrative Agent; and

                    (v)      if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                    (d)      With respect to any Material Contract (other than any Secured Hedge Agreement) entered into after the Closing Date by Holdings or any of its Subsidiaries, promptly, and in any event within thirty (30) days of the entry into such Material Contract, provide a copy of such Material Contract to the Administrative Agent, together with, if requested by the Administrative Agent, a Consent to Assignment duly executed by each counterparty to such Material Contract and all other necessary or desirable consents and approvals required to make effective the Liens of the Secured Parties in the relevant Loan Party’s rights under such Material Contract upon execution thereof.

                    6.14 Further Assurances. Promptly upon the request of the Administrative Agent:

          (a)      correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgement, filing or recordation thereof, and

          (b)      do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent, for the benefit of the Secured Parties, the rights granted or now or hereafter intended to be granted to the Administrative Agent, for the benefit of the Revolving Credit Lenders under any Loan Document or under any other instruments executed in connection with any Loan Document to which any Loan Party is or is to be a party.

                    6.15 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have Material Adverse Effect.

                    6.16 Financial Covenants.

                    (a)      Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio as of the last day of each Measurement Period of not less than 1.25 to 1:00.

                    (b)      Consolidated Current Ratio. Maintain a Consolidated Current Ratio as of the last day of each Measurement Period of not less than 1.10 to 1.00.

                    (c)      Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth as of the last day of each Measurement Period of an amount not less than the sum of (i) $50,725,000 and (ii) 50% of the Consolidated Net Income earned in each full fiscal quarter ending after December 31, 2010 (with no deduction to the extent that Consolidated Net Income is less than zero for the relevant fiscal quarter).

                    6.17 Risk Management Program. Enter into on or prior to the date of the initial Credit Extension and maintain in full force and effect at all times thereafter, Swap Contracts (including transactions and confirmations entered into pursuant thereto) (collectively, the “Required Swap Contracts”) in form and substance satisfactory to the Administrative Agent and the Required Lenders, which cover not less than (a) 25% of the projected payable silver production from the Project based on the then-effective Long-Term Plan and (b) 50% of the projected payable copper production from the Project based on the then-effective Long-Term Plan (or, in each case, such other amount of copper or silver production, as the case may be, as shall be agreed between the Borrower and the Required Lenders), in each case, for the period commencing on the date of the initial Credit Extension through the then-effective Maturity Date, which shall ensure a minimum average floor price for copper of $3.25/lb. and a minimum average floor price for silver of $30.00/oz. (or, in each case, such other price for copper or silver, as the case may be, as shall be agreed between the Borrower and the Required Lenders); provided that any Secured Hedge Agreement and the Trafigura Hedge Agreement shall be deemed to be satisfactory to the Administrative Agent and the Required Lenders and the coverage provided thereby shall apply towards the satisfaction of the requirements of this Section 6.17.

ARTICLE VII
NEGATIVE COVENANTS

                    So long as any Revolving Credit Lender shall have any Revolving Credit Commitment hereunder, any Revolving Credit Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit, Secured Hedge Agreement or Secured Cash Management Agreement shall remain outstanding or in effect, as the case may be, neither Holdings nor the Borrower shall, nor shall they permit any other Subsidiary to, directly or indirectly:

                    7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names

Holdings or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

          (a)      Liens pursuant to any Collateral Document; provided that no such Lien shall secure any obligations other than the Obligations;

          (b)      Liens existing on the date hereof and listed on Schedule 5.09(c) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(e), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(e);

          (c)      Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d)      carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (e)      pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f)      deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g)      easements, rights-of-way, restrictions and other similar encumbrances affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (h)      Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

          (i)      Liens securing Indebtedness permitted under Section 7.02(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

          (j)      Liens securing Non-Recourse Indebtedness; provided that any such Lien (i) exists only on the property of the applicable Acquired Entity (and not in respect of any property of any other Loan Party), (ii) was not created in contemplation of the acquisition of such Acquired Entity and (iii) was created no later than the later of the date of such acquisition or the date of the assumption of such Indebtedness (other than the proceeds or products of the property of the Acquired Entity on such date and after-acquired property subject to a Lien pursuant to terms existing at the time of such acquisition); and

          (k)      Liens not otherwise permitted hereunder so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $1,000,000, provided that no such Lien shall extend to or cover any Collateral.

                    7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)      Indebtedness incurred under the Loan Documents, as in effect on the Closing Date or as amended in accordance with the terms thereof;

          (b)      obligations (contingent or otherwise) existing or arising under any Required Swap Contract or any Swap Contract otherwise permitted pursuant to Section 7.17;

          (c)      Subordinated Indebtedness in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

          (d)      Indebtedness of any Subsidiary owed to Holdings or any other Subsidiary, which Indebtedness shall (i) constitute Pledged Debt, (ii) be on terms acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

          (e)      Indebtedness outstanding on the date hereof and listed on Schedule 5.09(b) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; provided, further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Revolving Credit Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

          (f)      Guarantees by Holdings and its Subsidiaries in respect of Indebtedness otherwise permitted hereunder (other than Indebtedness of RCR (or any of its Subsidiaries) or of Holdings); provided that any such Guarantee is otherwise permitted by Section 7.03; provided, further, that if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Revolving Credit Lenders as those contained in the subordination of such Indebtedness;

           (g)      Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000; and

          (h)      Non-Recourse Indebtedness; provided that the aggregate amount of all such Non-Recourse Indebtedness at any one time outstanding shall not exceed $30,000,000.

                    7.03 Investments. Make or hold any Investments, except:

          (a)      Investments held by Holdings and its Subsidiaries in the form of Cash Equivalents;

          (b)      advances to officers, directors and employees of Holdings and its Subsidiaries (other than RCR or any Subsidiary thereof) in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

          (c)      (i) Investments by Holdings and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof and (ii) additional Investments by Holdings and its Subsidiaries in Loan Parties (other than Holdings); provided that the aggregate amount of Investments by Holdings and its Subsidiaries (other than RCR or any Subsidiary thereof) in RCR or any Subsidiary thereof shall not exceed $500,000 in the aggregate during any fiscal year of Holdings;

          (d)      Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (e)      Guarantees permitted by Section 7.02;

          (f)      Investments existing on the date hereof (other than those referred to in Section 7.03(c)) and set forth on Schedule 5.09(g);

          (g)      Investments under any Required Swap Contract or Swap Contract otherwise permitted pursuant to Section 7.17;

          (h)      the purchase or other acquisition using amounts disbursed under the Revolving Credit Facility (each, an “Eligible Acquisition”), directly or indirectly, of a majority of the Equity Interests in, or all or substantially all of the property of, any Person (each, an “Acquired Entity”); provided that, with respect to each such Eligible Acquisition:

          (i)      the relevant Loan Party shall obtain majority voting rights with respect to any Acquired Entity and otherwise Control such Acquired Entity following the consummation of the Eligible Acquisition;

          (ii)      (A) the lines of business of the Acquired Entity or the property so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course and (B) the primary line of business thereof shall be located in a jurisdiction reasonably acceptable to the Administrative Agent;

          (iii)      such Eligible Acquisition shall not result, or reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

          (iv) as of the closing date of the acquisition, there shall be no unfunded reclamation costs for any asset directly or indirectly acquired pursuant to such Eligible Acquisition (it being understood that any reclamation costs which are bonded with cash, letters of credit or similar form of credit support shall not be deemed to be unfunded for purposes of this clause (iv));

          (v) disbursements under the Revolving Credit Facility to fund such Eligible Acquisition shall not exceed 50% of the tangible book value of the assets directly or indirectly acquired at the time of such Eligible Acquisition;

          (vi)      (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with all of the financial covenants set forth in Section 6.16, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Revolving Credit Lenders pursuant to Section 6.01(a) or Section 6.01(b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;

          (vii)      the Borrower shall have delivered to the Administrative Agent and each Revolving Credit Lender, at least five (5) Business Days prior to the date on which any such Eligible Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this clause (h) have been satisfied or will be satisfied on or prior to the consummation of such Eligible Acquisition and containing reasonably detailed calculations in support of the requirements described in clause (h)(vi)(B); and

          (viii)      Holdings and its Subsidiaries shall comply, and shall cause any Acquired Entity or any newly-created Subsidiary into which such Acquired Entity is merged or consolidated, to comply with the requirements of Section 6.13;

          (i)      Investments of any Person existing, or made pursuant to binding commitments in effect, at the time such Person becomes a Subsidiary or consolidates or merges with Holdings or any of the Subsidiaries (including in connection with an Eligible Acquisition) so long as such investments and commitments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

          (j)      Investments arising directly out of the receipt of non-cash consideration for any Disposition permitted pursuant to Section 7.05;

          (k)      Investments and other acquisitions to the extent that payment for such Investments is made solely with the Net Cash Proceeds of Qualified Equity Interests of Holdings (or any direct or indirect parent thereof); provided that immediately after giving effect to any such Investment, Holdings and its Subsidiaries shall be in pro forma compliance with all of the financial covenants set forth in Section 6.16; and

          (l)      other Investments not exceeding $3,000,000 in the aggregate in any fiscal year of Holdings; provided that such Investments shall not be in Holdings or RCR.

                    7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, enter into a Prohibited Corporate Reorganization or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a)      Holdings may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person;

          (b)      any Subsidiary of the Borrower may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, such wholly-owned Subsidiary shall be the continuing or surviving Person;

          (c)      any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than RCR (or any Subsidiary thereof) or Holdings);

          (d)      in connection with any Eligible Acquisition permitted under Section 7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person; and

          (e)      so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any other Loan Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation.

                    7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a)      Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b)      Dispositions of inventory in the ordinary course of business;

          (c)      Dispositions of equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property within forty-five (45) days after receipt of such proceeds;

          (d)      Dispositions of property by any Loan Party to the Borrower or to another Loan Party (other than RCR (or any Subsidiary thereof) or Holdings); and

          (e)      Liens permitted by Section 7.01, Investments permitted by Section 7.03, Dispositions permitted by Section 7.04 and Restricted Payments permitted by Section 7.06;

provided that any Disposition of any property pursuant to Section 7.05 (other than clause (e)) shall be for no less than the fair market value of such property at the time of such Disposition.

                    7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions; provided that, so long as no Default shall have occurred and be continuing immediately prior to or after giving effect to such Restricted Payment, each Subsidiary of the Borrower may make Restricted Payments to the Borrower.

                    7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

                    7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Affiliate as would be obtainable by the Borrower or such Affiliate at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties, (b) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Subsidiary or (c) any issuance or sale of Qualified Equity Interests of Holdings to, or capital contribution to Holdings by, the direct or indirect parent thereof.

                    7.09 Restrictive Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (ii) of any Loan Party to Guarantee the Indebtedness of the Borrower or (iii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) other than as specified in the proviso of clause (iii) above, requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

                    7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

                    7.11 Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries in any fiscal year to exceed 120% of the amount of Capital Expenditures set forth in the Long-Term Plan for such fiscal year. The amount of such permitted Capital Expenditures in respect of any fiscal year commencing with the fiscal year ending on December 31, 2012, shall be increased by 100% of the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year. Notwithstanding the foregoing, the limitation on Capital Expenditures described in this Section 7.11 shall not apply to Capital Expenditures to the extent that payment for such Capital Expenditures is made solely with the Net Cash Proceeds of Qualified Equity Interests of Holdings (or any direct or indirect parent thereof); provided that, immediately after giving effect to any such Capital Expenditures, Holdings and its Subsidiaries shall be in pro forma compliance with all of the financial covenants set forth in Section 6.16.

                    7.12 Amendments to Trafigura Agreements. Without the prior written consent of the Administrative Agent and the Required Lenders, cancel or terminate any Trafigura Agreement, or consent to or accept any cancellation or termination thereof (other than upon expiration in accordance with the terms thereof), amend, supplement or otherwise modify any Trafigura Agreement or give any consent, waiver or approval thereunder, except, in the case of the Trafiguara Off-take Agreement, for (a) the entry into a replacement thereof pursuant to the terms of Section 8.01(i) and (b) any amendment or modification thereof in the ordinary course of business consistent with prudent business practice which is not adverse in any material respect to any Loan Party, the Revolving Credit Lenders or the interests of the Secured Parties in the Collateral and, in the case of pricing amendments, is consistent with then-current market terms, in each case, as certified by a Responsible Officer of the Borrower to the Administrative Agent at least ten (10) Business Days prior to the date on which such amendment is entered into.

                    7.13 Amendments to Required Swap Contracts. Without the prior written consent of the Administrative Agent and each Revolving Credit Lender, (a) cancel or terminate any Required Swap Contract, or consent to or accept any cancellation or termination thereof, other than upon (i) the occurrence of a Termination Event pursuant to the terms of such Required Swap Contract and (ii) the expiration of such Required Swap Contract in accordance with the terms thereof, or (b) amend, supplement or otherwise modify any Required Swap Contract or give any consent, waiver or approval thereunder, except that any Loan Party may consent to any amendment to the ISDA Master Agreement of any Required Swap Contract so long as prior to and after giving effect to such amendment, (i) the relevant Required Swap Contract constitutes a Common Terms Swap Contract and (ii) no Default shall have occurred or be continuing.

                    7.14 Amendments of Organization Documents. Amend any of its Organization Documents.

                    7.15 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

                    7.16 Existing Indebtedness.

                    (a)      Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 5.09(b) and refinancings and refundings of such Indebtedness in compliance with Section 7.02(e).

                    (b)      Amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 5.09(b), except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(e).

                    7.17 Certain Derivative Transactions. Engage in any transaction involving commodity swaps, options or future contracts or any similar transactions (including take-or-pay contracts, long term fixed price off-take or sales contracts or contracts for the sale of any commodity (including copper and silver) either on a financial or physical basis) other than any Required Swap Contract, the Trafigura Agreements or in the ordinary course of business consistent with prudent business practice and not for speculative purposes. Notwithstanding the foregoing, any Contractual Obligation (including any Swap Contract) entered into by any Loan Party (i) in respect of the sale of silver or copper projected to be produced by the Project that would result in the Loan Parties’ being party to Contractual Obligations (including any Required Swap Contract or the Trafigura Hedge Agreement) covering (A) more than 70% of the projected payable metal production in respect of silver or copper set forth in the then-effective Long-Term Plan in any consecutive twelve (12) month period or (B) more than 70% of proven and probable reserves of the Project set forth in the then-effective Long-Term Plan or (ii) that includes any cash margin requirements applicable to any Loan Party shall, in the case of each of clauses (i) and (ii), be deemed to be speculative in nature and in violation of this Section 7.17.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

                    8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

          (a)      Non-Payment. Any Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Revolving Credit Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three (3) days after the same becomes due, any interest on any Revolving Credit Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within three (3) days after the same becomes due, any other amount payable hereunder or under any other Loan Document;

          (b)      Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 , Section 6.02, Section 6.05(a), Section 6.09(b), Section 6.10, Section 6.13, Section 6.16 or Article VII;

          (c)      Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days;

          (d)      Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

          (e)      Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or any such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract a “Termination Event” (including an “Additional Termination Event”) or “Early Termination Date” (in each case as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (including an Additional Termination Event) (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount;

          (f)      Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

          (g)      Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

          (h)      Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

          (i)      Material Contracts. (i) There shall occur a breach or default under any Material Contract, or (ii) any Material Contract, or any material provision set forth therein, shall be amended, terminated or otherwise cease to be valid and binding on any Person party thereto except upon expiration in accordance with its terms or full performance by such party of its obligations thereunder, unless (except in the case of the Trafigura Hedge Agreement) the Loan Parties party thereto enter into a Replacement Material Contract prior to the relevant amendment or termination;

          (j)      ERISA. (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $500,000; (ii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000; and (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in Reorganization, Insolvent or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, and as a result of such Reorganization, insolvency or determination, the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in Reorganization, Insolvent or in “endangered” or “critical” status have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such Reorganization, Insolvency or determination occurs by an amount exceeding $500,000;

          (k)      Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be valid or enforceable; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

          (l)      Abandonment of Project. (i) Any Loan Party shall announce that it is abandoning the Project, or (ii) the Project shall be abandoned or operation thereof shall cease or be suspended for a period of at least thirty (30) consecutive days for any reason (other than force majeure);

          (m)      Expropriation Event. There occurs any Expropriation Event;

          (n)      Cessation of Business. Any Loan Party shall cease to carry on its businesses or any substantial part of its business;

          (o)      Change of Control. There occurs any Change of Control;

          (p)      Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

          (q)      Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Revolving Credit Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

                    8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a)      declare the commitment of each Revolving Credit Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Credit Commitments and obligation shall be terminated;

          (b)      declare the unpaid principal amount of all outstanding Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c)      require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d)      exercise on behalf of itself and the other Secured Parties all rights and remedies available to it and the other Secured Parties under the Loan Documents;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Revolving Credit Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Revolving Credit Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Revolving Credit Lender.

                    8.03 Application of Proceeds. After the exercise of remedies provided for in Section 8.02 (or after the Revolving Credit Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.15 and Section 2.16, be applied by the Administrative Agent in the following order:

          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Revolving Credit Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Revolving Credit Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

          Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Credit Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Revolving Credit Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Revolving Credit Lenders, the L/C Issuer, and the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

          Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.04 and Section 2.15; and

          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c) and Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a Revolving Credit Lender party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

                    9.01 Appointment and Authority.

                    (a)      Each Revolving Credit Lender (including in its capacities as a Qualified Hedge Bank and a Cash Management Bank), each other Qualified Hedge Bank and the L/C Issuer hereby irrevocably appoints SG to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Revolving Credit Lenders, the Qualified Hedge Banks and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

                    (b)      The Administrative Agent shall also act as the “collateral agent” under the Loan Documents for the benefit of the Secured Parties, and each Revolving Credit Lender (including in its capacities as a Qualified Hedge Bank and a Cash Management Bank), each other Qualified Hedge Bank and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Revolving Credit Lender, such Qualified Hedge Bank and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

                    9.02 Rights as a Revolving Credit Lender and Qualified Hedge Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Revolving Credit Lender or Qualified Hedge Bank as any other Revolving Credit Lender or Qualified Hedge Bank and may exercise the same as though it were not the Administrative Agent and the terms “Revolving Credit Lender”, “Revolving Credit Lenders”, “Qualified Hedge Bank” or “Qualified Hedge Banks” shall, to the extent applicable and unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Revolving Credit Lenders.

                    9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Revolving Credit Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c)      shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

                    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Revolving Credit Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 or Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer.

                    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                    9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Credit Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Revolving Credit Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Revolving Credit Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Revolving Credit Lender or the L/C Issuer prior to the making of such Revolving Credit Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                    9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Facility provided for herein as well as activities as Administrative Agent.

                    9.06 Resignation of Administrative Agent.

                    (a)      The Administrative Agent may at any time give notice of its resignation to the Revolving Credit Lenders, the other Qualified Hedge Banks, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Revolving Credit Lenders, the other Qualified Hedge Banks and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower, the Revolving Credit Lenders and the other Qualified Hedge Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Revolving Credit Lender, each other Qualified Hedge Bank and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

                    (b)      Any resignation by SG as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

                    9.07 Non-Reliance on Administrative Agent and Other Revolving Credit Lenders. Each Revolving Credit Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Revolving Credit Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Revolving Credit Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Revolving Credit Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                    9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Manager or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Revolving Credit Lender (including in its capacities as a Qualified Hedge Bank and a Cash Management Bank) or the L/C Issuer hereunder.

                    9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Revolving Credit Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Revolving Credit Lenders (including in its capacities as a Qualified Hedge Bank and a Cash Management Bank), the other Qualified Hedge Banks, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Revolving Credit Lenders, the other Qualified Hedge Banks, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Revolving Credit Lenders, the other Qualified Hedge Banks, the L/C Issuer and the Administrative Agent under Section 2.03(h), Section 2.03(i), Section 2.08 and Section 11.04) allowed in such judicial proceeding; and

          (b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Revolving Credit Lender, each other Qualified Hedge Bank and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Revolving Credit Lenders, each other Qualified Hedge Bank and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.08 and Section 11.04.

                    Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer or in any such proceeding.

                    9.10 Collateral and Guaranty Matters. Each Revolving Credit Lender (including in its capacities as a Qualified Hedge Bank and a Cash Management Bank), each other Qualified Hedge Bank and the L/C Issuer irrevocably authorizes the Administrative Agent, at its option and in its discretion:

          (a)      to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Revolving Credit Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, Secured Hedge Agreements and Secured Cash Management Agreements, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

          (b)      to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

          (c)      to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

                    Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

                    9.11 Secured Cash Management Agreements and Secured Hedge Agreements.

                    (a)      Each Revolving Credit Lender (in its capacities as a Qualified Hedge Bank and a Cash Management Bank) and each other Qualified Hedge Bank hereby consents to the assignment and pledge by any applicable Loan Party to the Administrative Agent for benefit of the Secured Parties of each Secured Cash Management Agreement and each Secured Hedge Agreement to which such Revolving Credit Lender or other Qualified Hedge Bank is a party, pursuant to the terms of the Collateral Documents.

                    (b)      Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
GUARANTY

                    10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Financing Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of each Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

                    10.02 Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Revolving Credit Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

                    10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

                    10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

                    10.05 Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Revolving Credit Commitments and the Revolving Credit Facility are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

                    10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash, the Revolving Credit Commitments and the Revolving Credit Facility with respect to the Obligations are terminated and all Letters of Credit, Secured Hedge Agreements and Secured Cash Management Agreements have terminated or expired. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

                    10.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to each Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

                    10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

                    10.09 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

                    10.10 Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Secured Parties to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

                    10.11 Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the L/C Issuer, the Revolving Credit Lenders and the other Secured Parties under the Financing Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI
MISCELLANEOUS

                    11.01 Amendments, Etc. Except as provided in Section 2.13 with respect to any Extension or Section 2.14 with respect to any increase to the Revolving Credit Facility, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

          (a)      waive any condition set forth in Section 4.01, Section 4.02 or Section 4.03 (other than Section 4.01(c) with respect to the Administrative Agent and Arranger), without the written consent of each Revolving Credit Lender;

          (b)      extend or increase the Commitment of any Revolving Credit Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.02) without the written consent of such Revolving Credit Lender;

          (c)      postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Revolving Credit Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Revolving Credit Lender affected thereby or (ii) any scheduled reduction of the Revolving Credit Facility hereunder or under any other Loan Document without the written consent of each Revolving Credit Lender;

          (d)      reduce the principal of, or the rate of interest specified herein on, any Revolving Credit Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Revolving Credit Lender affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Revolving Credit Loan or L/C Borrowing or to reduce any fee payable hereunder;

          (e)      change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Revolving Credit Lender and each Qualified Hedge Bank affected thereby;

          (f)      change any provision of this Section 11.01 or the definition of “Required Lenders” without the written consent of each Revolving Credit Lender and each Qualified Hedge Bank;

          (g)      change any other provision hereof specifying the number or percentage of Revolving Credit Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Credit Lender;

          (h)      release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Revolving Credit Lender and each Qualified Hedge Bank;

          (i)      release all or substantially all of the value of the Guaranty, without the written consent of each Revolving Credit Lender and each Qualified Hedge Bank, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

          (j)      amend the definitions of “Common Terms Swap Contract”, “Early Termination Event”, “Financing Documents”, “Hedge Bank”, “Obligations”, “Qualified Hedge Bank”, “Qualified Hedge Bank Affiliate”, “Qualified Revolving Credit Lender Assignor”, “Secured Hedge Agreements”, “Secured Obligations”, “Swap Contract”, “Swap Termination Value” or “Termination Event”, in each case, without the written consent of each Qualified Hedge Bank;

          (k)      change the ability of a Qualified Hedge Bank to amend any Master Agreement or close out or terminate a Swap Contract or its ability to net or set off amounts owing by it to any Loan Party under any Secured Hedge Agreement against Obligations owing under this Agreement or any other Loan Document, in each case, without the written consent of each Qualified Hedge Bank;

          (l)      amend or waive Section 7.17 or Exhibit D without the written consent of each Qualified Hedge Bank; or

          (m)      amend or waive Section 5.20 or Section 11.08, without the written consent of each Revolving Credit Lender and each Qualified Hedge Bank;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Revolving Credit Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Revolving Credit Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower, each other Loan Party party thereto and the Administrative Agent to cure any ambiguity, omission, error, defect or inconsistency so long as, in each case, the Revolving Credit Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Revolving Credit Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Revolving Credit Lenders or each affected Revolving Credit Lender may be effected with the consent of the applicable Revolving Credit Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Revolving Credit Lender and (y) any waiver, amendment or modification requiring the consent of all Revolving Credit Lenders or each affected Revolving Credit Lender that by its terms affects any Defaulting Lender more adversely than other affected Revolving Credit Lenders shall require the consent of such Defaulting Lender.

                    11.02 Notices; Effectiveness; Electronic Communications.

                    (a)      Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be mailed by certified or registered mail, delivered by hand or overnight courier or sent by facsimile as follows:

                    (i)        if to the Borrower, any Guarantor, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02;

                    (ii)       if to any Revolving Credit Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by such Revolving Credit Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); and

                    (iii)      if to any other Qualified Hedge Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Qualified Hedge Bank Affiliate Joinder or Qualified Revolving Credit Lender Assignor Joinder, as the case may be.

Notices and other communications mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices and other communications sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and, if sent after normal business hours, shall be deemed to have been given at the opening of business on the next Business Day).

                    (b)      Electronic Communications. Notices and other communications to the Administrative Agent, the Revolving Credit Lenders, the other Qualified Hedge Banks and the L/C Issuer hereunder may be sent by electronic communication (including e-mail and Internet or intranet websites) in accordance with procedures approved by the Administrative Agent, except to the extent that any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer notifies the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next Business Day.

                    (c)      Communications by Platform.

                    (i)        Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make communications available to the Revolving Credit Lenders, the other Qualified Hedge Banks and the L/C Issuer by posting such notices or communications on a Platform.

                    (ii)       ANY PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) DO NOT WARRANT THE ACCURACY OR COMPLETENESS, AND EXPRESSLY DISCLAIM LIABILITY FOR, ERROR OR OMISSION IN ANY COMMUNICATION MADE ON ANY PLATFORM. NO AGENT PARTY MAKES ANY WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IN CONNECTION WITH ANY SUCH COMMUNICATIONS OR THE PLATFORM. In no event shall any Agent Party have any liability to any Revolving Credit Lender, any other Qualified Hedge Bank, the L/C Issuer or any other Person for damages of any kind, including, without limitation, direct or indirect, special incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet.

                    (d)      Change of Address, Etc. Each of the Borrower, any Guarantor, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Revolving Credit Lender and any other Qualified Hedge Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Revolving Credit Lender and each other Qualified Hedge Bank agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Revolving Credit Lender.

                    (e)      Reliance by Administrative Agent, L/C Issuer and Revolving Credit Lenders. The Administrative Agent, the L/C Issuer and the Revolving Credit Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests or Interest Election Requests) purportedly given by or on behalf of the any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent, the L/C Issuer, each Revolving Credit Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

                    11.03 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, the L/C Issuer, any Revolving Credit Lender, or any other Qualified Hedge Bank any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                    11.04 Expenses; Indemnity; Damage Waiver.

                    (a)      Costs and Expenses. The Loan Parties, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Revolving Credit Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Credit Loans or Letters of Credit.

                    (b)      Indemnification by Loan Parties. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Revolving Credit Lender, each other Qualified Hedge Bank and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Revolving Credit Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on or from the Properties, or any Environmental Liability related in any way to any Loan Party or their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                    (c)      Reimbursement by Revolving Credit Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Revolving Credit Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Revolving Credit Lender’s Applicable Revolving Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Revolving Credit Lenders under this Section 11.04(c) are subject to the provisions of Section 2.11(d).

                    (d)      Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither any Indemnitee nor any Loan Party shall assert, and each Indemnitee and each Loan Party hereby waives, any claim for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Credit Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

                    (e)      Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

                    (f)      Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Revolving Credit Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all the other Obligations.

                    11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, the L/C Issuer, any Revolving Credit Lender or any other Qualified Hedge Bank, or the Administrative Agent, the L/C Issuer, any Revolving Credit Lender or any other Qualified Hedge Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, such Revolving Credit Lender or such Qualified Hedge Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Revolving Credit Lender, each other Qualified Hedge Bank and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders, the other Qualified Hedge Banks and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

                    11.06 Successors and Assigns.

                    (a)      Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Revolving Credit Lender and no Revolving Credit Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer, the Revolving Credit Lenders and the other Qualified Hedge Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    (b)      Assignments by Lenders. Any Revolving Credit Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

                    (i)         Minimum Amounts.

                    (A)      in the case of an assignment of the entire remaining amount of the assigning Revolving Credit Lender’s Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it under the Revolving Credit Facility or in the case of an assignment to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund, no minimum amount need be assigned; and

                    (B)      in any case not described in Section 11.06(b)(i)(A) , the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                    (ii)        Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Revolving Credit Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Loans or the Revolving Credit Commitment assigned.

                    (iii)      Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

                    (A)      the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

                    (B)      the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments of any Revolving Credit Commitment if such assignment is to a Person that is not a Revolving Credit Lender with a Revolving Credit Commitment, an Affiliate of such Revolving Credit Lender or an Approved Fund with respect to such Revolving Credit Lender; and

                    (C)      the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

                    (iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Revolving Credit Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                    (v)        No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Revolving Credit Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

                    (vi)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Credit Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Revolving Credit Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Credit Loans and participations in Letters of Credit in accordance with its Applicable Revolving Credit Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Revolving Credit Lender under this Agreement, and the assigning Revolving Credit Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Revolving Credit Lender’s rights and obligations under this Agreement, such Revolving Credit Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 and Section 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Revolving Credit Lender. Any assignment or transfer by a Revolving Credit Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Revolving Credit Lender of a participation in such rights and obligations in accordance with Section 11.06(e) .

                    (c)      Qualified Revolving Credit Lender Assignor. Each Revolving Credit Lender that is Hedge Bank shall, substantially concurrently with it ceasing to be a party to this Agreement as a result of the execution and delivery of an Assignment and Assumption pursuant to Section 11.06(b) assigning all of its rights and obligations hereunder, become a party to this Agreement as a Qualified Revolving Credit Lender Assignor.

                    (d)      Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Revolving Credit Lenders, and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans and L/C Obligations owing to, each Revolving Credit Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Revolving Credit Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Revolving Credit Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Revolving Credit Lender, at any reasonable time and from time to time upon reasonable prior notice.

                    (e)      Participations. Any Revolving Credit Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Revolving Credit Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Credit Loans (including such Revolving Credit Lender’s participations in L/C Obligations) owing to it); provided that (i) such Revolving Credit Lender’s obligations under this Agreement shall remain unchanged, (ii) such Revolving Credit Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Revolving Credit Lenders and the L/C Issuer shall continue to deal solely and directly with such Revolving Credit Lender in connection with such Revolving Credit Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Revolving Credit Lender sells such a participation shall provide that such Revolving Credit Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to Section 11.06(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Revolving Credit Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Revolving Credit Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Revolving Credit Lender.

                    (f)      Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Revolving Credit Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

                    (g)      Certain Pledges. Any Revolving Credit Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Revolving Credit Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Revolving Credit Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Revolving Credit Lender as a party hereto.

                    (h)      Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time SG assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), SG may, upon thirty (30) days’ notice to the Borrower and the Revolving Credit Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Credit Lenders a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of SG as L/C Issuer. If SG resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to SG to effectively assume the obligations of SG with respect to such Letters of Credit.

                    11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Revolving Credit Lenders, the other Qualified Hedge Banks and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any financial institution invited to be a Revolving Credit Lender pursuant to Section 2.14(b) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Revolving Credit Lender, any other Qualified Hedge Bank, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from Holdings, the Borrower or any Subsidiary relating to Holdings, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Revolving Credit Lender, any other Qualified Hedge Bank or the L/C Issuer on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary, provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                    Each of the Administrative Agent, the Revolving Credit Lenders, the other Qualified Hedge Banks and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Holdings, the Borrower or any Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

                    11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Revolving Credit Lender (including in its capacity as Qualified Hedge Bank and Cash Management Bank), the other Qualified Hedge Banks, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Revolving Credit Lender, Qualified Hedge Bank, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party pursuant to any Financing Document or otherwise against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under any Financing Document to such Revolving Credit Lender, Qualified Hedge Bank or the L/C Issuer, irrespective of whether or not such Revolving Credit Lender, Qualified Hedge Bank or the L/C Issuer shall have made any demand under any such Financing Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Revolving Credit Lender, Qualified Hedge Bank or the L/C Issuer different from the branch or office holding such deposit or obligated on such Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Revolving Credit Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Revolving Credit Lender, each other Qualified Hedge Bank, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Revolving Credit Lender, such Qualified Hedge Bank, the L/C Issuer or their respective Affiliates may have. Each Revolving Credit Lender, each other Qualified Hedge Bank and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. For the avoidance of doubt, the set off and application described in this Section 11.08 shall be permitted between Indebtedness owing by any Revolving Credit Lender (including in its capacity as Qualified Hedge Bank and Cash Management Bank) or any other Qualified Hedge Bank to a Loan Party under any Secured Hedge Agreement or Secured Cash Management Agreement, on the one hand, and Obligations owing under this Agreement or any other Loan Document, on the other hand.

                    11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Revolving Credit Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Credit Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Revolving Credit Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

                    11.10 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each shall constitute an original, but all when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “PDF” or “TIF”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

                    11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or thereto shall survive the execution and delivery hereof and thereof.

                    11.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                    11.13 Replacement of Revolving Credit Lenders. If any Revolving Credit Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Revolving Credit Lender or any Governmental Authority for the account of any Revolving Credit Lender pursuant to Section 3.01 or if any Revolving Credit Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Revolving Credit Lender and the Administrative Agent, require such Revolving Credit Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Revolving Credit Lender, if a Revolving Credit Lender accepts such assignment), provided that:

          (a)      the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

          (b)      such Revolving Credit Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Revolving Credit Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

          (c)      in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

          (d)      such assignment does not conflict with applicable Laws.

                    A Revolving Credit Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Revolving Credit Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                    11.14 Governing Law; Jurisdiction; Etc.

               (a)      GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

               (b)      SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND WHATSOEVER, WHETHER IN LAW OR EQUITY, OR WHETHER IN CONTRACT OR TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY REVOLVING CREDIT LENDER, ANY OTHER QUALIFIED HEDGE BANK, THE L/C ISSUER, OR ANY OF THEIR RESPECTIVE RELATED PARTIES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE BROUGHT IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY REVOLVING CREDIT LENDER, ANY OTHER QUALIFIED HEDGE BANK OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                    (c)      WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY SUCH COURT REFERRED TO IN SECTION 11.14(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                    (d)      SERVICE OF PROCESS.

                    (i)       THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 AND AGREES THAT NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                    (ii)      EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER AS ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT THAT MAY BE INSTITUTED BY THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL ADDRESSED TO THE BORROWER, WITH WRITTEN NOTICE OF SAID SERVICE TO SUCH LOAN PARTY AT THE ADDRESS ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT.

                    11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                    11.16 No Immunity. To the extent that any Loan Party may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Loan Party such an immunity (whether or not claimed), such Loan Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

                    11.17 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                    (b)      The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 11.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                    11.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the other Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, each other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent nor the Arranger has any obligation to the Borrower, each other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, each other Loan Party and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

                    11.19 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of similar import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Federal Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

                    11.20 U.S.A. PATRIOT Act. Each Revolving Credit Lender and the Administrative Agent (for itself and not on behalf of any Revolving Credit Lender) hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the U.S.A. Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name of each Loan Party and other information that will allow such Revolving Credit Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act and the Borrower and each other Loan Party agrees to provide all documentation and other information that the Administrative Agent or such Revolving Credit Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

                    11.21 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

REVETT SILVER COMPANY,
as the Borrower

By: /s/ Ken Eickerman
Name: Ken Eickerman
Title: Chief Financial Officer

REVETT MINERALS INC.,
as a Guarantor

By: /s/ Ken Eickerman
Name: Ken Eickerman
Title: Chief Financial Officer

TROY MINE INC.,
as a Guarantor

By: /s/ Ken Eickerman
Name: Ken Eickerman
Title: Secretary

RC RESOURCES, INC.,
as a Guarantor

By: /s/ Ken Eickerman
Name: Ken Eickerman
Title: Secretary

NYDOCS02/943527

Signature Page to Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as Revolving Credit Lender

By: ______________________
Name: Daniel Ota
Title: Director

NYDOCS02/943527

Signature Page to Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent and L/C Issuer

By: ______________________
Name: Daniel Ota
Title: Director

NYDOCS02/943527

Signature Page to Credit Agreement

EXHIBIT A

FORM OF
ADMINISTRATIVE AGENT QUESTIONNAIRE

SOCIÉTÉ GÉNÉRALE
ADMINISTRATIVE QUESTIONNAIRE

Agent Address:	Société Générale	Return form to:	Daniel Ota
	8th Floor, 1221 Avenue of	Telephone:	+1 212 278 6863
	the Americas	Facsimile:	+1 212 278 7953
	New York, NY 10020	E-mail:	Daniel.ota@sgcib.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Borrower Name:

______________________________________________________________________________

Legal Name of Lender and Location:

______________________________________________________________________________

Signature Block Information: ________________________________________________________

•	Signing Credit Agreement	[ ] Yes	[ ] No

•	Coming in via Assignment	[ ] Yes	[ ] No

•	Coming in via Participation	[ ] Yes	[ ] No

Type of Lender: (please circle one):

Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify:  ______________________.

Jurisdiction of Formation/Incorporation: ____________________________________________

Tax resident of: ________________________________________________________________

Lender Parent and Location: ______________________________________________________

Credit Contacts/Notification Methods: Agreements, Waivers, Extensions, etc.
Primary Credit Contact	Secondary Credit Contact

Form of Administrative Agent Questionnaire

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:
Operations Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.
	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

A-2

Administrative Questionnaire

Lender’s Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No:
Attention:
Reference:

The Administrative Agent’s wire instruction will be disclosed at the time of closing.

A-3

Administrative Questionnaire

EXHIBIT B

FORM OF
ASSIGNMENT AND ASSUMPTION

                             Reference is made to the Credit Agreement, dated as of December 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) among Revett Silver Company, a corporation duly organized and existing under the laws of Montana (the “Borrower”), the Guarantors party thereto, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as issuing bank, and the Revolving Credit Lenders party thereto. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

                             Each “Assignor” referred to on Schedule 1 hereto (the “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (the “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

            1.             The Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Revolving Credit Facility (including any Letter of Credit issued thereunder). After giving effect to such sale and assignment, the Assignee’s Revolving Credit Commitments and the amount of the Revolving Credit Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

           2.             The Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any lien, encumbrance or other adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note or Revolving Credit Notes (if any) held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note or Revolving Credit Notes for (a) a new Revolving Credit Note or Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitments assumed by the Assignee pursuant hereto or (b) new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Revolving Credit Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

Form of Assignment and Assumption

           3.             The Assignee (i) confirms that, to the extent it has so requested, it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Revolving Credit Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Revolving Credit Lender; and (vii) attaches any other forms required under Section 3.01 of the Credit Agreement (and undertakes to deliver to the Administrative Agent originals of any such U.S. Internal Revenue Service form) and a completed Administrative Questionnaire required to be provided pursuant to Section 11.06(b)(iv).

           4.             Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption (the “Effective Date”) shall be the date that such assignment is recorded in the Register pursuant to Section 11.06(c) of the Credit Agreement.

           5.             Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Revolving Credit Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents in its capacity as a Revolving Credit Lender (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Assumption) and, if this Assignment and Assumption covers all of the remaining portion of the rights and obligations of the Assignor in its capacity as a Revolving Credit Lender under the Credit Agreement, the Assignor shall cease to be a party thereto in its capacity as a Revolving Credit Lender.

           6.             Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee for amounts which have accrued from and after the Effective Date and to the Assignor for amounts which have accrued to but excluding the Effective Date.

Form of Assignment and Assumption

           7.             THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           8.             This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Assumption by telecopier or other electronic format shall be effective as delivery of an original executed counterpart of this Assignment and Assumption.

[Signature page follows]

Form of Assignment and Assumption

                        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Assumption to be executed by their officers thereunto duly authorized as of this ______ day of ____________, ______.

__________, as Assignor

[Type or print legal name of Assignor]

By:      __________________________________________
            Name:
            Title:

Dated: __________, 20__

Form of Assignment and Assumption

___________, as Assignee

[Type or print legal name of Assignee]

By:      __________________________________________
            Name:
            Title

Dated: __________, 20__

Form of Assignment and Assumption

[Accepted [and Approved] this ____ day
of __________, 20__]

1[SOCIETÉ GÉNÉRALE,
      AS ADMINISTRATIVE AGENT

By:      __________________________________________
            Name:
            Title:   ]

[Approved this ____ day
of __________, 20__]

2[SOCIÉTÉ GÉNÉRALE,
       AS L/C ISSUER

By:      __________________________________________
            Name:
            Title:

_________________________
1	If required by the Credit Agreement.

2	If required by the Credit Agreement.

Form of Assignment and Assumption

[Approved this ____ day
of __________, 20__]

3[REVETT SILVER COMPANY,
     AS BORROWER

By:      __________________________________________
            Name:
            Title:

_______________________________________________
3                         If required by the Credit Agreement.

Form of Assignment and Assumption

Form of Assignment and Assumption

EXHIBIT C-1

FORM OF
BORROWING REQUEST

Date: [              ]

Société Générale
as Administrative Agent for the
Revolving Credit Lenders
480 Washington Blvd.
Jersey City, New Jersey 07310
Attention: Annie Singh and Carmen Espinal

              Re: Revett Silver Company

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of December 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”), among Revett Silver Company, a corporation duly organized and existing under the laws of Montana (the “Borrower”), the Guarantors party thereto, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as issuing bank, and the Revolving Credit Lenders party thereto. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

              1.        Borrowing Request.

              Pursuant to Section 2.02 of the Credit Agreement, the Borrower hereby requests that the Revolving Credit Lenders make the following Revolving Credit Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement:

(a)	Date of Revolving Credit Borrowing:
(which is a Business Day)

(b)	Principal Amount of Revolving Credit Borrowing[1]:

(c)	Type of Revolving Credit Borrowing:

(d)	Interest Period[2]:	__________________months

_________________________________________
1

Specify an amount not less than $1,000,000 and in an integral multiple of $1,000,000, but in any event no greater than would cause the Total Revolving Credit Outstandings to exceed the Revolving Credit Facility.

2	This information is only required for a LIBOR Loan.

C-1-1

Form of Borrowing Request

                          (e)        Funds are requested to be disbursed to the following account of the Borrower3:            ________________________

            2.        Certifications4. The Borrower hereby certifies to the Administrative Agent and the Revolving Credit Lenders that the following statements are accurate and complete as of the date hereof and shall be accurate and complete as of the proposed date of Revolving Credit Borrowing after giving effect to the requested Revolving Credit Borrowing:

(a)

As of the date of the Revolving Credit Borrowing, each condition precedent set forth in Section[s] [4.02 and][5] 4.03] of the Credit Agreement has been satisfied or waived in accordance with the terms of the Credit Agreement.

(b)

The representations and warranties set forth in Article V of the Credit Agreement and the representations and warranties made by any Loan Party in each Loan Document to which such Loan Party is a party are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it is true and correct in all respects) on and as of the proposed date of Revolving Credit Borrowing, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)	At the time of and immediately after the requested Revolving Credit Borrowing, no Event of Default or Default shall have occurred and be continuing.

[Signature page follows]

______________________________
3	Specify the location and number of the Proceeds Account to which funds are to be disbursed, which shall comply with the requirements of the Credit Agreement.

4	To be inserted for Revolving Credit Borrowings made after the Closing Date. Not required for conversions or continuations of Revolving Credit Loans.

5	Insert for initial Credit Extension.

C-1-2

Form of Borrowing Request

             IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be duly executed and delivered by a Responsible Officer of the Borrower as of the date first written above.

REVETT SILVER COMPANY,
as the Borrower

By:      __________________________________________
            Name:
            Title:

C-1-3

Form of Borrowing Request

EXHIBIT C-2

FORM OF
INTEREST ELECTION REQUEST

Date: [                     ]

Société Générale
as Administrative Agent for the
Revolving Credit Lenders
480 Washington Blvd.
Jersey City, New Jersey 07310
Attention: Annie Singh and Carmen Espinal

              Re: Revett Silver Company

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of December 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”), among Revett Silver Company, a corporation duly organized and existing under the laws of Montana (the “Borrower”), the Guarantors party thereto, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as issuing bank, and the Revolving Credit Lenders party thereto. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

              1.        Interest Election Request.

            Pursuant to Section 2.02 of the Credit Agreement, the Borrower hereby elects to (i) continue a LIBOR Revolving Credit Borrowing, (ii) convert a LIBOR Revolving Credit Borrowing, or (iii) convert a Base Rate Revolving Credit Borrowing on [_________] (the “Interest Election Date”), as indicated below (check each that applies):

              [   ] Continuation of LIBOR Revolving Credit Borrowing.

            Pursuant to Section 2.02 of the Credit Agreement, [this Interest Election Request confirms our telephonic election on the date hereof] [we hereby elect] to continue the following outstanding Revolving Credit Borrowing consisting of LIBOR Loans on the Interest Election Date, as follows:

(A)	Expiration date of current Interest Period:

C-2-1

Form of Interest Election Request

(B)	Aggregate amount of outstanding Revolving Credit Borrowing:

(C)	Aggregate amount to be continued as LIBOR Loans:

(D)	Elected Interest Period:

              [   ] Conversion of LIBOR Revolving Credit Borrowing.

              Pursuant to Section 2.02 of the Credit Agreement, [this Interest Election Request confirms our telephonic election on the date hereof] [we hereby elect] to convert the following outstanding Revolving Credit Borrowing consisting of LIBOR Loans to a Revolving Credit Borrowing consisting of Base Rate Loans on the Interest Election Date, as follows:

(A)	Expiration date of current Interest Period:

(B)	Aggregate amount of outstanding Revolving Credit Borrowing:

(C)	Aggregate amount to be converted to Base Rate Loans:

(D)	Elected Interest Period:

              [   ]  Conversion of Base Rate Revolving Credit Borrowing.

            Pursuant to Section 2.02 of the Credit Agreement, [this Interest Election Request confirms our telephonic election on the date hereof] [we hereby elect] to convert the following outstanding Revolving Credit Borrowing consisting of Base Rate Loans to a Revolving Credit Borrowing consisting of LIBOR Loans on the Interest Election Date, as follows:

(A)	Date of Conversion:

(B)	Aggregate amount to be converted to LIBOR Loans:

(C)	Elected Interest Period:

[Signature page follows]

C-2-2

Form of Interest Election Request

                     IN WITNESS WHEREOF, the Borrower has caused this Interest Election Request to be duly executed and delivered by a Responsible Officer of the Borrower as of the date first written above.

REVETT SILVER COMPANY, as the Borrower

By:      __________________________________________
            Name:
            Title:

C-2-3

Form of Interest Election Request

EXHIBIT D

FORM OF
COMMON SWAP CONTRACT TERMS

1.        Specified Transaction. The definition of “Specified Transaction” will have the meaning specified in Section 14 of this Agreement1 except that the words “repurchase transaction”, “reverse repurchase transaction”, “buy/sell-back transaction” and “securities lending transaction” shall be deleted.

2.        Cross Default. The “Cross Default” provisions of Section 5(a)(vi) of this Agreement will not apply to Party A2 and will apply to Party B and will be amended by deleting “, or becoming capable at such time of being declared.” For purposes of Section 5(a)(vi), the following provisions will apply:

(i)                 “Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement; provided that, as to Party B, “Specified Indebtedness” shall also mean and include all Indebtedness of Party B.

(ii)               “Threshold Amount” means, with respect to Party B or any Credit Support Provider of Party B, $500,000, or its equivalent in any other currency.

3.        Termination Currency. “Termination Currency” means United States Dollars.

4.        Credit Event Upon Merger. The “Credit Event Upon Merger” provisions in Section 5(b)(v) of this Agreement will apply to Party A and Party B, but if “X” is Party A, “materially weaker” shall mean that the successor, surviving or transferee entity is an entity whose long-term, unsecured, unsubordinated debt securities are rated “BBB-” or below by Standard & Poor’s Ratings Services or “Baa3” or below by Moody’s Investors Service, Inc.

5.        Netting of Payments. “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of this Agreement.

6. Additional Termination Event.

The “Additional Termination Event” provisions of Section 5(b) will not apply to Party A and will apply to Party B. Each of the following shall constitute an Additional Termination Event in respect of which Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions:

________________________________________
1 References herein to “this Agreement” shall be to the relevant ISDA Master Agreement.

2 References herein to “Party A” shall be to the relevant Hedge Bank and to “Party B” shall be to the relevant Loan Party.

Form of Common Swap Contract Terms

(i)           Party B’s obligations to Party A under this Agreement and the Transactions entered into hereunder shall at any time not be secured equally and ratably by the Collateral and on a pari passu basis with the Revolving Credit Loans, whether in accordance with the terms of the Credit Support Documents or otherwise.

(ii)          Any amendment, supplement, modification or waiver to the Credit Agreement or any Credit Support Document is made without the prior written consent of Party A and has a material adverse effect on the rights of Party A with respect to the Collateral, unless the rights of all Secured Parties are similarly affected.

(iii)        In the event that, at any time, the Credit Agreement terminates, otherwise ceases to be in full force and effect or is no longer binding on Party B, the the Events of Default set forth in Sections 8.01(f) through 8.01(q) inclusive (and any correlative successor provisions) of the Credit Agreement as was last in effect (as such Events of Default may be amended from time to time after the date hereof in accordance with the terms of the Credit Agreement) shall be deemed to be incorporated by reference in, and made part of, this Agreement mutatis mutandis, and the occurrence of any such Event of Default shall be an Additional Termination Event.

7.           Credit Support Provider.

“Credit Support Provider” means in relation to Party A, none.

“Credit Support Provider” means, in relation to Party B, each entity (other than Party B or any lender or agent) which is or hereafter becomes a party to a Credit Support Document.

8.

Credit Support Document. “Credit Support Document” means (i) each Collateral Document and the Guaranty and (ii) any other credit support document which Secured Parties are beneficiaries or may become beneficiaries at any time after the date hereof.

9.	No Additional Guarantees or Collateral. Party A shall not be entitled to:

(i)          any guarantees to guarantee the obligations of Party B under this Agreement or any Transaction except for the Guaranty; and

(ii)         any security, including margin, to secure the obligations of Party B under this Agreement or any Transaction, except for the Collateral.

10.        Incorporation by Reference of Terms of Credit Agreement. In the event that, at any time, the Credit Agreement terminates, otherwise ceases to be in full force and effect or is no longer binding on Party B, the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement (and any correlative successor provisions) as was last in effect (as such covenants may be amended from time to time after the date hereof in accordance with the terms of the Credit Agreement) shall be deemed to be incorporated by reference in, and made part of, this Agreement mutatis mutandis. Party B hereby agrees that until all of Party B’s obligations under this Agreement are fully performed and this Agreement has terminated, Party B will observe, perform, and fulfill each such covenant applicable to Party B and the failure of Party B to comply with any such covenant shall be an Event of Default under Section 5(a) of this Agreement.

Form of Common Swap Contract Terms

11.        Additional Rights of Party A. Without limiting any term or provision in this Agreement, Party A and Party B hereby acknowledge and agree that (i) Party A is on the date hereof a Qualified Hedge Bank and a Secured Party, (ii) this Agreement and each Transaction entered into from time to time under this Agreement is and shall be subject to the terms and conditions of the Credit Agreement, a Secured Hedge Agreement and (iii) with respect to each Transaction entered into at a time when Party A is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, all duties, covenants, obligations, liabilities and indebtedness of Party B to Party A under this Agreement and each such Transaction shall constitute Obligations and Secured Obligations.

12.        Consent to Assignment. Section 7 of this Agreement is hereby amended by inserting the following text immediately prior to the final sentence thereof:

“Notwithstanding anything to the contrary set forth in this Section 7, Party A acknowledges and agrees that Party B’s interest in its assets (including Party B’s rights under this Agreement) may be assigned, pledged or otherwise encumbered to the Administrative Agent for the benefit of the Secured Parties in order to provide security or collateral as contemplated by the Loan Documents. Party A shall cooperate with Party B’s reasonable requests in effecting any assignment of this Agreement for collateral security purposes.”

13.	“Credit Agreement” shall be defined as follows:

“Credit Agreement” means the Credit Agreement dated as of December 8, 2011 by and among Party B, as Borrower, Revett Minerals Inc., Troy Mine Inc. and RC Resources, Inc., as Guarantors, Société Générale, as the Administrative Agent and L/C Issuer, and the Revolving Credit Lenders, including Party A, from time to time party thereto, as amended, amended and restated, supplemented or otherwise modified to the date hereof and from time to time hereafter. For purposes of this Agreement, terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have their respective meanings as set forth in the Credit Agreement. The parties acknowledge and agree that such definitions shall continue to be effective notwithstanding that the Credit Agreement terminates, otherwise ceases to be in full force or effect or is no longer binding on Party B.

14.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15.        Waiver of Trial by Jury. Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any Proceeding arising out of or relating to this Agreement or any Transaction.

Form of Common Swap Contract Terms

16.                    No provisions of the relevant ISDA Master Agreement or Schedule may contain any provision which conflicts with the foregoing

Form of Common Swap Contract Terms

EXHIBIT E

FORM OF
COMPLIANCE CERTIFICATE

Date: [                      ]

Société Générale
as Administrative Agent for the
Revolving Credit Lenders
8th Floor, 1221 Avenue of the Americas
New York, NY 10020
Attention: Daniel Ota

Re: Revett Silver Company

Ladies and Gentlemen:

                       This Compliance Certificate is being delivered pursuant to Section 6.02(a) of the Credit Agreement, dated as of December 8, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revett Silver Company, a corporation duly organized and existing under the laws of Montana (the “Borrower”), Revett Minerals Inc., a corporation organized under the Canada Business Corporations Act (“Holdings”), Troy Mine Inc., a corporation organized under the laws of the State of Montana and RC Resources, Inc., a corporation organized under the laws of the State of Montana, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as L/C Issuer, and the Revolving Credit Lenders party thereto. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

(a)                    The Borrower hereby certifies, represents and warrants that as of [______] (the “Measurement Date”):1

(i)

The Consolidated Fixed Charge Coverage Ratio as of the last day of the Measurement Period ending on the Measurement Date was [___:1.00], as computed on Attachment 1 hereto, and such ratio [complies] [does not comply] with the provisions of Section 6.16(a) of the Credit Agreement;

(ii)

The Consolidated Current Ratio as of the last day of the Measurement Period ending on the Measurement Date was [___:1.00], as computed on Attachment 2 hereto, and such ratio [complies] [does not comply] with the provisions of Section 6.16(b) of the Credit Agreement; and

(iii)

The Consolidated Tangible Net Worth as of the last day of the Measurement Period ending on the Measurement Date was $[____], as computed on Attachment 3 hereto, and such Consolidated Tangible Net Worth [complies] [does not comply] with the provisions of Section 6.16(c) of the Credit Agreement.

_________________________________
1	The Measurement Date should be the last day of the fiscal quarter for which the most recent financial statements were delivered under Section 6.01 of the Credit Agreement.

Form of Compliance Certificate

(b)                    This Certificate is delivered in conjunction with the consolidated balance sheet and the related consolidated statement of income or operations, changes in shareholders’ equity and a consolidated statement of cash flows of Holdings and its Subsidiaries for the fiscal quarter of Holdings (and, as applicable, the portion of the Holdings’ fiscal year) ended as of the above date, in each case, delivered pursuant to Section 6.01 of the Credit Agreement. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)                    The Borrower hereby certifies, represents and warrants that (i) as of the Measurement Date and the date hereof, no Default has occurred as is continuing and (ii) except as otherwise disclosed to the Administrative Agent in writing prior to the date hereof, at no time during the applicable Measurement Period did a Default exist.2

[Signature page follows]

________________________________________
2	If unable to provide the foregoing certification, attach as a new Annex A hereto a description of the relevant Default and any action taken or proposed to be taken with respect thereto.

Form of Compliance Certificate

                          IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be executed and delivered by its duly authorized Financial Officer on this [___] day of [______], 201[__].

REVETT SILVER COMPANY,

By:      __________________________________________
            Name:
            Title:

Form of Compliance Certificate

ATTACHMENT 1

Consolidated Fixed Charge Coverage Ratio Calculation

Last 12
		Prior Four Quarters			Months

Consolidated Net Income	$	$	$	$	$

Plus Consolidated Interest Charges	$	$	$	$	$

Plus Federal, state, local and foreign income taxes payable	$	$	$	$	$

Plus depreciation and amortization expense	$	$	$	$	$

Plus other non-recurring expenses which do not represent a cash item	$	$	$	$	$

Minus Federal, state, local and foreign income tax credits	($ )	($ )	($ )	($ )	($ )

Minus non-cash items increasing Consolidated Net Income	($ )	($ )	($ )	($ )	($ )

Consolidated EBITDA				=	$

Minus Sustaining Capital Expenditures	($ )	($ )	($ )	($ )	($ )

Subtotal				A =	$

Consolidated Interest Charges	$	$	$	$	$

Plus regularly scheduled principal payments or redemptions	$	$	$	$	$

Plus Capital Expenditures (net of Sustaining Capital Expenditures)	$	$	$	$	$

Plus rentals payable	$	$	$	$	$

Plus Federal, state, local and foreign income taxes paid in cash	$	$	$	$	$

Fixed charges				B =	$

Consolidated Fixed Charge Coverage Ratio				A / B =	X

Form of Compliance Certificate

ATTACHMENT 2

Consolidated Current Ratio Calculation

As at / /

Consolidated current assets	C	$

Consolidated current liabilities	D	$

Minus current portion of long-term indebtedness	E	($ )

Consolidated Current Ratio	C / (D + E) =	X

Form of Compliance Certificate

ATTACHMENT 3

Consolidated Tangible Net Worth Calculation

As at      /      /

Shareholders’ Equity		$
Minus Intangible Assets		($ )
Consolidated Tangible Net Worth	=	$

Form of Compliance Certificate

EXHIBIT F

FORM OF
QUALIFIED HEDGE BANK AFFILIATE JOINDER

TO:	Société Générale, as Administrative Agent, and the other parties to the Credit Agreement referred to below

                          Reference is made to the Credit Agreement, dated as of December 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) among Revett Silver Company, a corporation duly organized and existing under the laws of Montana (the “Borrower”), the Guarantors party thereto, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as issuing bank, and the Revolving Credit Lenders party thereto. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

                          WHEREAS the Credit Agreement provides that an Affiliate of a Revolving Credit Lender that is a Hedge Bank may become a Qualified Hedge Bank Affiliate under the Credit Agreement if it executes this Qualified Hedge Bank Joinder and delivers it to the Administrative Agent; NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby represents, warrants and covenants as follows:

1.

By executing this Qualified Hedge Bank Joinder, the undersigned hereby covenants and agrees to be bound by the terms and conditions of the Credit Agreement as a Qualified Hedge Bank Affiliate, including all amendments, supplements and additions thereto, deletions therefrom and restatements thereof, solely as relates to the terms and conditions set forth in Article 9 and Article 11 of the Credit Agreement.

2.	The undersigned hereby acknowledges that it has been provided with a copy of the Credit Agreement.

[Signature page follows]

F-1

Form of Qualified Hedge Bank Affiliate Joinder

                          IN WITNESS WHEREOF, the undersigned has caused this Qualified Hedge Bank Joinder to be executed by its officer thereunto duly authorized as of this ______day of ____________, ______.

[INSERT NAME OF QUALIFIED
HEDGE BANK AFFILIATE]

By:      __________________________________________
            Name:
            Title:

Address for Notices:

[Name]
[	]

Attention:	[ ]

Fax:	[ ]

Telephone:	[ ]

Email:	[ ]

F-2

Form of Qualified Hedge Bank Affiliate Joinder

EXHIBIT G

FORM OF
QUALIFIED REVOLVING CREDIT LENDER ASSIGNOR JOINDER

TO:	Société Générale, as Administrative Agent, and the other parties to the Credit Agreement referred to below

                          Reference is made to the Credit Agreement, dated as of December 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) among Revett Silver Company, a corporation duly organized and existing under the laws of Montana (the “Borrower”), the Guarantors party thereto, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as issuing bank, and the Revolving Credit Lenders party thereto. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

                          WHEREAS, Section 11.06(c) of the Credit Agreement provides that each Revolving Credit Lender that is a Hedge Bank shall, concurrently with the execution and delivery of an Assignment and Assumption assigning all of its rights and obligations under the Credit Agreement, execute and deliver to the Administrative Agent a Qualified Revolving Credit Lender Assignor Joinder; NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby represents, warrants and covenants as follows:

1.

By executing this Qualified Revolving Credit Lender Assignor Joinder, the undersigned hereby covenants and agrees to be bound by the terms and conditions of the Credit Agreement as a Qualified Hedge Bank, including all amendments, supplements and additions thereto, deletions therefrom and restatements thereof, solely as relates to the terms and conditions set forth in Article 9 and Article 11 of the Credit Agreement.

2.	The undersigned hereby acknowledges that it has been provided with a copy of the Credit Agreement.

[Signature page follows]

G-1                     Form of Qualified Revolving Credit Lender Assignor Joinder

                IN WITNESS WHEREOF, the undersigned has caused this Qualified Revolving Credit Lender Assignor Joinder to be executed by its officer thereunto duly authorized as of this ______ day of ____________, ______.

[INSERT NAME OF QUALIFIED
REVOLVING CREDIT LENDER ASSIGNOR]

By:      _____________________ _____________________
            Name:
            Title:

Address for Notices:

[Name]
[	]

Attention:	[ ]

Fax:	[ ]

Telephone:	[ ]

Email:	[ ]

G-2                                                       Form of Qualified Revolving Credit Lender Assignor Joinder

EXHIBIT H

FORM OF
REVOLVING CREDIT NOTE

$____________

[Insert date]

          FOR VALUE RECEIVED, the undersigned, REVETT SILVER COMPANY, a corporation duly organized and existing under the laws of the State of Montana (the “Borrower”) HEREBY UNCONDITIONALLY PROMISES TO PAY [NAME OF LENDER] or its registered assigns (the “Revolving Credit Lender”), the principal amount of the Revolving Credit Loan owing to the Revolving Credit Lender by the Borrower pursuant to the Credit Agreement dated December 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors party thereto, Société Générale, not in its individual capacity but solely in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as issuing bank, and the Revolving Credit Lenders party thereto. The Borrower further agrees to pay interest on such principal amount from time to time outstanding, at a rate or rates per annum and payable on such dates and in such currencies as are determined pursuant to the Credit Agreement.

          The Borrower promises to pay interest on any overdue principal of and, to the extent permitted by law, overdue interest on the Revolving Credit Loans in accordance with Section 2.07 of the Credit Agreement from their due dates at a rate or rates determined as set forth in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All Revolving Credit Loans evidenced by this Revolving Credit Note (this “Note”) and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

          This Note evidences Revolving Credit Loans referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement, the Guarantees thereof, and the Collateral Documents.

Form of Revolving Credit Note

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.06 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          In the event of a conflict between this Note and the Credit Agreement, the provisions of the Credit Agreement will govern.

[Signature page follows]

Form of Revolving Credit Note

REVETT SILVER COMPANY, as Borrower

By:      __________________________________________
            Name:
            Title:

Form of Revolving Credit Note

Loans and Payments

Payments
Amount and Type of Revolving Credit Loan	Date	Principal	Interest	Unpaid Principal Balance	Notation Made By

H-4	Form of Revolving Credit Note

EXHIBIT I

TRAFIGURA HEDGE AGREEMENT

TRAFIGURA

Branch Office Stamford

One Stamford Plaza, 263 Tresser Boulevard, 16th Floor, Stamford, Connecticut, 06901, United States
Tel: 203 355 7200 Fax: 203 355 7251

October 14, 2011

To:	Mr. John Shanahan
Company:	Troy Mine Inc.
From:	Debbie Handler
Re:	Hedges for Silver and Copper

Dear John;

I confirm that we have the following hedges in place for Troy that will be applied to our monthly shipments of copper concentrates under our contract GENTRA09 / 303-09-21879-P

Silver:
25,000 ounces per month at $18.40, October 2011 to February 2012 for a total of 125,000 ounces at $18.40

5,000 ounces per month at $22.00, October 2011 to February 2012 for a total of 25,000 ounces at $22.00.

Copper:
100 MT per month at $3.50/ lb ($ 7716.17 /MT) October 2011 to February 2012 for a total of 500 tons at $7716.17.

100 MT per month at $3.60/ lb ($7936.00/ MT) October 2011 to February 2012 for a total of 500 tons at $7936.

100 MT per month at $4.00 / lb ($8818.50 MT) March 2012 to February 2013 for a total of 1,200 tons at $8818.50.

Sincerely,

Debbie Handler
Debbie.handler@trafigura.com

I-1

Form of Trafigura Hedge Agreement

EXHIBIT J

FORM OF
SUMMARY OF INSURANCE POLICIES

Revett Minerals, Inc.
Troy Mine, Inc.
Revett Silver Company
R.C. Resources

2011 – 2012 Summary of All Insurance Policies

Policy No.	Company	Policy Term	Line of Business	Limits	Premium
37109735	Federal Ins. Co.	09/30/11-09/30/12	Property	$40,796,326 Buildings & Business Personal Property $7,210,000 Business Income	$225,797.00
37109735	Federal Ins. Co.	09/30/11-09/30/12	General Liability	$1,000,000 Occurrence $2,000,000 Aggregate	$142,862.00
37109735	Federal Ins. Co.	09/30/11-09/30/12	Crime / Fidelity	$100,000 Blanket	$999.00
78390120	Federal Ins. Co.	09/30/11-09/30/12	Auto	$1,000,000	$28,125.00
79848576	Federal Ins. Co.	09/30/11-09/30/12	Umbrella	$4,000,000 Aggregate	$75,075.00
WC6554352	Zurich American Ins. Co.	10/01/11-10/01/12	Workers Compensation	$1,000,000 Employers Liability	$1,031,981.00

Form of Summary of Insurance Policies

Policy No.	Company	Policy Term	Line of Business	Limits	Premium
FBP2338098	Hartford Steam Boiler	12/14/10-12/14/11	Boiler & Machinery	$40,861,340 Equipment Breakdown $7,000,000 Business Income	$22,572.00
FBP2338098[1]	Hartford Steam Boiler	12/14/11-12/14/12	Boiler & Machinery	$40,662,291 Equipment Breakdown $7,000,000 Business Income	$22,572.00
MZI93027070	AGCS Marine Ins. Co.	12/24/10-12/24/11	Inland Marine – Railcar Cargo	$2,500,000 Railcar Cargo $10,000,000 Concentrate Storage	$19,723.00
MZ193027070[2]	AGCS Marine Ins. Co.	12/24/11-12/24/12	Inland Marine – Railcar Cargo	$10,000,000 Railcar Cargo $10,000,000 Concentrate Storage	$19,723.00
MXI93028739	AGCS Marine Ins. Co.	02/07/11-02/07/12	Inland Marine – Mobile Equipment	$7,908,000 Total Insured Value	$64,064.00
68041015	Executive Risk Indemnity Ins. Co.	02/20/11-02/20/12	Directors & Officers Liability	$5,000,000	$43,971.00
11030606	Berkley Ins. Co.	02/20/11-02/20/12	Directors & Officers Excess Liability	$5,000,000	$29,000.00

_______________________________________________________
1 This policy is not in effect on the Closing Date, but will become effective upon the expiration date of the prior year policy #FBP2338098.

2 This policy is not in effect on the Closing Date, but will become effective upon the expiration date of the prior year policy #MZ193027070.

Form of Summary of Insurance Policies

Policy No.	Company	Policy Term	Line of Business	Limits	Premium

MZI93029355	AGCS Marine Ins. Co.	02/21/11-02/21/12	Inland Marine – Railcar & Lids Physical Damage	$899,100 Total Insured Value	$3,158.00

8221-9456	Executive Risk Indemnity Ins. Co.	04/08/11-04/08/12	Employment Practices Liability	$1,000,000	$8,966.00

TVESF103403111	Liberty Surplus Ins. Corp.	05/11/11-05/11/12	Pollution Liability	$1,000,000 Each Claim $2,000,000 Aggregate	$13,853.00

				TOTAL ANNUAL PREMIUM:	$1,707,546.00

Form of Summary of Insurance Policies

Schedule 2.01

Commitments and Applicable Revolving Credit Percentages

Name of Revolving Credit Lender	Revolving Credit Commitment	Applicable Revolving Credit Percentage
Société Générale	$20,000,000.00	100%

SCHEDULES TO CREDIT AGREEMENT

Schedule 2.05(c)(ii)

Scheduled Commitment Reductions

Reduction Date	Scheduled Reduction Amount (in millions)	Revolving Credit Facility (in millions)
Closing Date	N/A	$20.0
March 31, 2012	N/A	$20.0
June 30, 2012	N/A	$20.0
September 30, 2012	$2.0	$18.0
December 31, 2012	$2.0	$16.0
March 31, 2013	$2.0	$14.0
June 30, 2013	$2.0	$12.0
September 30, 2013	$2.0	$10.0
December 31, 2013	$2.0	$8.0
March 31, 2014	$2.0	$6.0
June 30, 2014	$2.0	$4.0
September 30, 2014	$2.0	$2.0
December 31, 2014	$2.0	$0.0

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.02

Existing Liabilities

None.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.09(b)

Existing Indebtedness

Obligor	Obligee	Principal Amount Outstanding	Description of Agreement (if applicable)
Troy Mine Inc.	Western States, Inc.	$18,164.30	CAT Installment Sale Contract (Security Agreement) 06/15/2007
Troy Mine Inc.	Western States, Inc.	$626,305.53	Installment Sale Contract (Security Agreement) 02/23/2009
Troy Mine Inc.	John Deere Credit	$18, 656.76	Loan Contract (Security Agreement) 02/05/2010
Troy Mine Inc.	CAT Financial, Inc.	$209,288.82	Lease Agreement 12/21/2009

SCHEDULES TO CREDIT AGREEMENT
NYDOCS02/946641.6

Schedule 5.09(c)

Existing Liens

Name of Loan Party or Subsidiary	Property or Assets Subject to Lien	Lienholder
Troy Mine Inc.	Haul Truck	Western States Equipment Co.
Troy Mine Inc.	Haul Truck	Western States Equipment Co.
Troy Mine Inc.	Three (3) Tractors	John Deere Credit
Troy Mine Inc.	980H Loader	Caterpillar Financial Services Corporation
Troy Mine Inc.	Properties as defined in Amended and Restated Royalty Deed, dated as of October 13, 2004, between Genesis, Inc. and Royal Gold, Inc.	Royal Gold, Inc.
Troy Mine Inc. and RC Resources, Inc.	Property as defined in the Mortgage, dated as of January 23, 2009, among RC Resources, Genesis, Inc. and Trafigura AG.	Trafigura AG
Troy Mine Inc.	Equipment and Inventory listed in Schedule 2.02 to the Financing Statement filed 10/20/1999	Asarco Incorporated[1]
Troy Mine Inc.	One (1) Caterpillar Model 980 G II Wheel Loader S/N AXG00629	CitiCapital Commercial Corporation[2]
Revett Silver Company	Equipment	Sandvik, Inc. and Sandvik

__________________________________________________________________________________________________________________________________________________
1 All amounts owed to this lienholder have been paid in full and a termination statement has been requested.
2 All amounts owed to this lienholder have been paid in full and a termination statement has been requested.

SCHEDULES TO CREDIT AGREEMENT

Treasury Nafta LLC[3]
Revett Silver Company	One (1) Atlas Copco brand drill, Model #RB282	Atlas Copco Construction Mining Technique USA LLC[4]
Revett Silver Company	Equipment	Sandvik Customer Finance LLC[5]

__________________________________________________________________________________________________________________________________________________
3 All amounts owed to this lienholder have been paid in full and a termination statement has been requested.
4 All amounts owed to this lienholder have been paid in full and a termination statement has been requested.
5 All amounts owed to this lienholder have been paid in full and a termination statement has been requested.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.09(d)

Owned Real Property

Please see attached documents entitled “Troy Mine Inc. Property Summary” and “RC Resources Inc. Property Summary” for an account of all patented claims, unpatented claims, and fee property.

SCHEDULES TO CREDIT AGREEMENT

TROY MINE INC.
PROPERTY SUMMARY

		Acres
Patented Claims	24	355.76
Unpatented Claims	417	
Unpatented Claims - Kennecott Claims	152	
Fee Ground		850.04
Total Surface Ownership	593	1,205.80

Kenecott Claims
Patented Claims

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

1

TROY MINE INC.
Troy Mine - Patented Claims – Lincoln County

	Name of Claim	Mineral Survey Number
1	Daniel Lee No. 6	10927
2	Daniel Lee No. 7	10927
3	Ape No. 16	10926
4	Ape No. 17	10926
5	Ape No. 27	10926
6	Ape No. 28	10926
7	Ape No. 29	10926
8	Ape No. 30	10926
9	Ape No. 38	10926
10	Ape No. 39	10926
11	Ape No. 40	10926
12	Ape No. 41	10926
13	Ape No. 42	10926
14	Ape No. 43	10926
15	Ape No. 45	10926
16	Ape No. 46	10926
17	Ape No. 47	10926
18	Ape No. 48	10926
19	Ape No. 49	10926
20	Ape No. 50	10926
21	Ape No. 56	10926
22	Ape No. 57	10926
23	Ape No. 58	10926
24	Ape No. 77	10925

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

1

TROY MINE INC.
Troy Mine - Unpatented Claims – Lincoln County

Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
Former ASARCO Claims						
1 Ape #104	83045	5	T28N	R33W	76	976
2 COG 74-1	62713	6,7	T28N	R33W	66	882-3
3 COG 93	62732	7	T28N	R33W	920	21
4 COG 94	62733	7	T28N	R33W	922	23
5 COG 95	62734	7	T28N	R33W	924	25
6 COG 96	62736	7	T28N	R33W	924	27
Former Kennecott Claims						
7 Daniel Lee 1 Am.	M MC 30934	26	T29N	R34W	123	66
8 Daniel Lee 2 Am.	30935	26	T29N	R34W	123	67
9 Daniel Lee 3	30936	26,35	T29N	R34W	123	68
10 Daniel Lee 4	30937	26	T29N	R34W	143	427
11 Daniel Lee 5 Am.	M MC 10067	35	T29N	R34W	59	324
12 Daniel Lee 8	30938	26,27	T29N	R34W	143	451
13 Daniel Lee 9	30939	26,27	T29N	R34W	143	452
14 Daniel Lee 10	30940	26,27	T29N	R34W	146	493
15 Daniel Lee 11	30941	26	T29N	R34W	146	492
16 Daniel Lee 12	30942	26	T29N	R34W	146	488
17 Daniel Lee 13	30943	26,27	T29N	R34W	146	487
18 Daniel Lee 14	30944	27	T29N	R34W	146	486
19 Daniel Lee 21 Am.	30951	26	T29N	R34W	59	332
20 Daniel Lee 22 Am.	30952	26	T29N	R34W	59	334
21 Daniel Lee 23 Am.	30953	26	T29N	R34W	59	336
22 Daniel Lee 24 Am.	30954	26	T29N	R34W	59	338
23 Daniel Lee 25	30955	26	T29N	R34W	146	571
24 Daniel Lee 26 Am.	30956	26	T29N	R34W	59	340
25 Daniel Lee 58 Am.	30983	27	T29N	R34W	149	348
26 Rainy Day 1 Am.	30984	26	T29N	R34W	59	320
27 Rainy Day 2 Am.	30985	26	T29N	R34W	59	322
28 Cog 73	31019	6	T28N	R33W	163	447
29 Cog 74	31020	6	T28N	R33W	163	449
30 Harland G.	10068	6	T28N	R33W	59	364
31 Holleran Am.						
32 Hazel	31021	6	T28N	R33W	143	337
33 Slide	31022	6	T28N	R33W	142	77
34 Morning Star	31023	5,6	T28N	R33W	143	201
35 Slide Mine 1	31024	6,7	T28N	R33W	143	151
36 Slide Mine 3	31025	7	T28N	R33W	143	336
37 Ape 1	31026	25,36	T29N	R34W	143	537
38 Ape 2	31027	25,36	T29N	R34W	143	539
39 Ape 3	31028	25,36	T29N	R34W	143	541
40 Ape 4	31029	25,36	T29N	R34W	143	543
41 Ape 5	31030	25,26	T29N	R34W	143	545
		35,36	T29N	R34W	143	545
42 Ape 6	31031	26,35	T29N	R34W	143	547
43 Ape 7 Am.	10063	26,35	T29N	R34W	59	350
44 Ape 8 Am.	10064	26,35	T29N	R34W	59	352
45 Ape 9 Am.	10065	26,35	T29N	R34W	59	354
46 Ape 10 Am.	31032	26,35	T29N	R34W	149	207
47 Ape 11 Am.	M MC 31033	26,35	T29N	R34W	149	209
48 Ape 12 Am.	31034	35	T29N	R34W	149	211
49 Ape 13 Am.	M MC 31035	35	T29N	R34W	149	213
50 Ape 14 Am.	10061	35	T29N	R34W	59	356
51 Ape 15 Am.	10062	35	T29N	R34W	59	358
52 Ape 18 Am.	10069	35,36	T29N	R34W	59	360
53 Ape 19	31036	36	T29N	R34W	143	573
54 Ape 20	31037	36	T29N	R34W	143	575
55 Ape 21	31038	36	T29N	R34W	143	577

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

1

TROY MINE INC.
Troy Mine - Unpatented Claims – Lincoln County

Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
56 Ape 22	31039	36	T29N	R34W	143	579
57 Ape 23	31040	36	T29N	R34W	143	581
58 Ape 24	31041	36	T29N	R34W	143	583
59 Ape 25	31042	36	T29N	R34W	143	585
60 Ape 26 Am.	10066	36	T29N	R34W	59	362
61 Ape 31	31043	35	T29N	R34W	143	597
62 Ape 32	31044	35	T29N	R34W	143	599
63 Ape 33	31045	35	T29N	R34W	146	1
64 Ape 34	31046	35	T29N	R34W	146	3
65 Ape 35	31047	35	T29N	R34W	146	5
66 Ape 36	31048	35	T29N	R34W	146	7
67 Ape 37	31049	35	T29N	R34W	146	9
68 Ape 44	31050	36	T29N	R34W	146	23
69 Ape 51	31051	6	T28N	R33W	146	37
70 Ape 52	31052	1	T28N	R34W	146	39
		6	T28N	R33W	146	39
71 Ape 53	M MC 31053	1	T28N	R34W	146	41
72 Ape 59 Am.	31056	6	T28N	R33W	7	29
73 Ape 60	31057	6	T28N	R33W	146	55
74 Ape 61	31058	6	T28N	R33W	146	57
75 Ape 62	31059	7	T28N	R33W	146	59
76 Ape 69	31066	35	T29N	R34W	146	73
77 Ape 70	31067	35	T29N	R34W	146	75
78 Ape 71	31068	35	T29N	R34W	146	77
79 Ape 72 Am.	31069	26,35	T29N	R34W	149	229
80 Ape 73 Am.	31070	6	T28N	R33W	6	854
81 Ape 74	31071	5,6	T28N	R33W	146	83
82 Ape 75	31072	5	T28N	R33W	146	85
83 Ape 76	31073	5	T28N	R33W	146	87
84 Ape 78	31074	6	T28N	R33W	146	91
85 Ape 79	31075	6	T28N	R33W	146	93
86 Ape 80	31076	5	T28N	R33W	146	95
87 Ape 81	M MC 31077	5,8	T28N	R33W	146	97
88 Ape 82	31078	5,6,7,8	T28N	R33W	146	99
89 Ape 83	31079	6,7	T28N	R33W	146	101
90 Ape 84	31080	6,7	T28N	R33W	146	103
91 Ape 85	31081	6,7	T28N	R33W	146	105
92 Ape 100	31082	5,8	T28N	R33W	3	563
93 Ape 101	31083	5,6,7,8.	T28N	R33W	3	565
94 Ape 102	31084	5,6	T28N	R33W	3	567
95 Ape 103	M MC 31085	5	T28N	R33W	3	569
96 Ape 200	31086	35	T29N	R34W	7	617
97 Beagle 1	31087	26	T29N	R34W	149	135
98 Beagle 2	31088	26	T29N	R34W	149	137
99 Beagle 3	31089	26	T29N	R34W	149	139
100 Beagle 4	31090	26	T29N	R34W	149	141
101 Beagle 5 Am.	31091	26	T29N	R34W	149	360
102 Beagle 6	31092	26	T29N	R34W	149	145
103 Beagle 7	31093	26	T29N	R34W	149	147
104 Beagle 8	31094	26	T29N	R34W	149	149
105 Beagle 9	31095	26	T29N	R34W	149	151
106 Beagle 10	31096	26	T29N	R34W	149	153
107 Beagle 11	31097	26	T29N	R34W	146	586
108 Beagle 12 Am.	31098	26	T29N	R34W	149	362
109 Beagle 13	31099	23,26	T29N	R34W	146	590
110 Beagle 14	31100	23,26	T29N	R34W	146	592
111 Beagle 15	31101	23,26	T29N	R34W	146	594
112 Beagle 16	31102	23,26	T29N	R34W	149	155
113 Beagle 17	31103	23,26	T29N	R34W	149	157
114 Beagle 18	31104	26	T29N	R34W	149	159
115 Beagle 19	31105	23,26	T29N	R34W	149	161
116 Beagle 21	31107	26,27	T29N	R34W	149	165
117 Beagle 22	31108	27	T29N	R34W	149	167
118 Beagle 23	M MC 31109	27	T29N	R34W	149	169
119 Beagle 24	31110	27	T29N	R34W	149	171
120 Beagle 25	31111	27	T29N	R34W	149	596

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

4

TROY MINE INC.
Troy Mine – Unpatented Claims – Lincoln County

	Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
121	Beagle 26	31112	27	T29N	R34W	149	173
122	Beagle 30	31115	26,35	T29N	R34W	167	419
123	Beagle 31	31116	35	T29N	R34W	146	598
124	Beagle 32	31117	35	T29N	R34W	146	600
125	Beagle 34	31119	26,35	T29N	R34W	149	181
126	Beagle 35	31120	35	T29N	R34W	149	3
127	Beagle 36	M MC 31121	26	T29N	R34W	149	183
128	Beagle 39	31122	27	T29N	R34W	149	5
129	Beagle 40	31123	27	T29N	R34W	149	7
130	Beagle 41	31124	27	T29N	R34W	149	9
131	Beagle 42	31125	27	T29N	R34W	149	11
132	Beagle 50	31126	35	T29N	R34W	149	27
133	Beagle 54	31129	34	T29N	R34W	149	35
134	Beagle 55	31130	34	T29N	R34W	149	37
135	Beagle 56	31131	26,27	T29N	R34W	149	185
			34,35	T29N	R34W	149	185
136	Beagle 57	M MC 31132	27,34	T29N	R34W	149	39
137	Beagle 58	31133	34	T29N	R34W	149	41
138	Beagle 64	M MC 31139	27,34	T29N	R34W	149	53
139	Beagle 65	31140	27,34	T29N	R34W	149	55
140	Beagle 72	31147	27,34	T29N	R34W	149	68
141	Beagle 94	31164	26	T29N	R34W	149	189
142	Beagle 95 Am.	52386	26	T29N	R34W	61	973
143	Beagle 97 Am.	52388	26	T29N	R34W	61	971
144	Beagle 98	52389	26	T29N	R34W	61	967
145	Steboma 94	31279	24,25	T29N	R34W	24	585
146	Steboma 95	31280	24,25	T29N	R34W	24	637
147	Steboma 96	31281	24,25	T29N	R34W	24	639
148	Steboma 97	31282	23,24	T29N	R34W	24	641
			25,26	T29N	R34W	24	641
149	Steboma 98	M MC 31283	23,26	T29N	R34W	24	643
150	Steboma 99	31284	23,26	T29N	R34W	24	645
151	Steboma 100	31285	23,26	T29N	R34W	24	647
152	Steboma 101	31286	26	T29N	R34W	24	649
153	Steboma 102	31287	26	T29N	R34W	24	651
154	Steboma 103	31288	26	T29N	R34W	24	653
155	Steboma 104	31289	25,26	T29N	R34W	24	655
156	Steboma 105	31290	25	T29N	R34W	24	657
157	Steboma 106	31291	25	T29N	R34W	24	659
158	Steboma 107	31292	25	T29N	R34W	24	661
159	Steboma 108	31293	25	T29N	R34W	24	663
160	Steboma 109	31294	25	T29N	R34W	24	665
161	Steboma 110	31295	25	T29N	R34W	24	667
162	Steboma 111	31296	25	T29N	R34W	24	669
163	Steboma 112	31297	25,26	T29N	R34W	24	671
164	Steboma 113	31298	26	T29N	R34W	24	673
165	Steboma 114	31299	28	T29N	R34W	24	675
166	Steboma 115	31300	26	T29N	R34W	24	677
167	Steboma 116	31301	25,26	T29N	R34W	24	679
168	Steboma 117	31302	25	T29N	R34W	24	681
169	Steboma 118	31303	25	T29N	R34W	24	683

New Claims - Staked by Tro Mine Inc.

	Name of Claim	BLM Serial No.	Township	Range	Section	Book	Page
170	JF1	MTMMC211649	T.28N.	R.33W.	7, SE1/4	290	750
171	JF2	MTMMC211650	T.28N.	R.33W.	8, SW1/4	1	46602
172	JF3	MTMMC211651	T.28N.	R.33W.	7, SE1/4	290	752
173	JF4	MTMMC211652	T.28N.	R.33W.	8, SW1/4	1	46603
174	JF5	MTMMC211653	T.28N.	R.33W.	7, SE1/4	290	754
175	JF6	MTMMC211654	T.28N.	R.33W.	8, SW1/4	1	46604
176	JF7	MTMMC211655	T.28N.	R.33W.	7, SE1/4	290	756
177	JF8	MTMMC211656	T.28N.	R.33W.	8, SW1/4	1	46605
178	JF9	MTMMC211657	T.28N.	R.33W.	7, SE1/4 & 18, NE1/4	1	46606
179	JF10	MTMMC211658	T.28N.	R.33W.	8, SW1/4 & 17, NW1/4	1	46607
180	JF11	MTMMC211659	T.28N.	R.33W.	18, NE1/4	1	46608

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

5

TROY MINE INC.
Troy Mine - Unpatented Claims – Lincoln County

	Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
181	JF12	MTMMC211660	T.28N.	R.33W.	17, NW1/4	1	46609
182	JF13	MTMMC211661	T.28N.	R.33W.	18, NE1/4	1	46610
183	JF14	MTMMC211662	T.28N.	R.33W.	17, NW1/4	1	46611
184	JF15	MTMMC211663	T.28N.	R.33W.	18, NE1/4	1	46612
185	JF16	MTMMC211664	T.28N.	R.33W.	14, NW1/4	1	46613
186	JF17	MTMMC211665	T.28N.	R.33W.	18, NE1/4	1	46614
187	JF18	MTMMC211666	T.28N.	R.33W.	17, NW1/4	1	46615
188	JF19	MTMMC211667	T.28N.	R.33W.	18, SE1/4	1	46616
189	JF20	MTMMC211668	T.28N.	R.33W.	17, SW1/4	1	46617
190	JF 31	MTMMC 217291	T.28N.	R.33W.	7, N½	311	479
191	JF 32	MTMMC 217292	T.28N.	R.33W.	7, N½	311	480
192	JF 33	MTMMC 217293	T.28N.	R.33W.	7, NW¼	311	481
193	JF 34	MTMMC 217294	T.28N.	R.33W.	7, NW¼	311	482
194	JF 35	MTMMC 217295	T.28N.	R.33W.	7, NW¼	311	483
195	JF36	MTMMC216299	T.28N.	R.33W.	7, NW1/4	308	971
196	JF37	MTMMC216300	T.28N.	R.33W.	6, SW1/4 & 7, NW1/4	308	972
197	JF38	MTMMC216301	T.28N.	R.33W.	6, SW1/4	308	973
198	JF39	MTMMC216302	T.28N.	R.33W.	7, E1/2	308	974
199	JF40	MTMMC216303	T.28N.	R.33W.	7, NE1/4	308	975
200	JF41	MTMMC216304	T.28N.	R.33W.	7, NE1/4	308	976
201	JF42	MTMMC216305	T.28N.	R.33W.	8, W1/2	308	977
202	JF43	MTMMC216306	T.28N.	R.33W.	8, NW1/4	308	978
203	JF44	MTMMC216307	T.28N.	R.33W.	8, NW1/4	308	979
204	JF45	MTMMC216308	T.28N.	R.33W.	8, NW1/4	308	980
205	JF46	MMC220747	T.28N.	R.33W.	5, SE1/4 & 5, SW1/4	320	95
206	JF47	MMC220748	T.28N.	R.33W.	5, SE1/4	320	96
207	JF48	MMC220749	T.28N.	R.33W.	5, SE1/4 & 5, SW1/4	320	97
208	JF49	MMC220750	T.28N.	R.33W.	5, SE1/4	320	98
209	JF50	MMC220751	T.28N.	R.33W.	5, SE1/4 ; 6, SW1/4 ; 8, NE1/4 ; 8, NW1/4	320	99
210	JF51	MMC220752	T.28N.	R.33W.	5, SE1/4 & 8, NE1/4	320	100
211	JF52	MMC220753	T.28N.	R.33W.	8, NE1/4 & 8, NW1/4	320	101
212	JF53	MMC220754	T.28N.	R.33W.	8, NE1/4	320	102
213	JF54	MMC220755	T.28N.	R.33W.	8, NE1/4 & 8, NW1/4	320	103
214	JF55	MMC220756	T.28N.	R.33W.	8, NE1/4	320	104
215	JF56	MMC220757	T.28N.	R.33W.	8, NE1/4 & 8, NW1/4	320	105
216	JF57	MMC220758	T.28N.	R.33W.	8, NE1/4	320	106
217	JF58	MMC220759	T.28N.	R.33W.	8, NE1/4 ; 8, NW1/4 ; 8, SE1/4 ; 8, SW1/4	320	107
218	JF59	MMC220760	T.28N.	R.33W.	8, NE1/4 & 8, SE1/4	320	108
219	JF60	MMC220761	T.28N.	R.33W.	8, SE1/4 & 8, SW1/4	320	109
220	JF61	MMC220762	T.28N.	R.33W.	8, SE1/4	1	63464
221	JF62	MMC220763	T.28N.	R.33W.	8, SE1/4 & 8, SW1/4	1	63465
222	JF63	MMC220764	T.28N.	R.33W.	8, SE1/4	1	63466
223	JF64	MMC220765	T.28N.	R.33W.	8, SE1/4 & 8, SW1/4	1	63467
224	JF65	MMC220766	T.28N.	R.33W.	8, SE1/4	1	63468
225	JF66	MMC220767	T.28N.	R.33W.	17, NE1/4 ; 17, NW1/4 ; 8, SE1/4 ; 8, SW1/4	1	63469
226	JF67	MMC220768	T.28N.	R.33W.	17, NE1/4 & 8, SE1/4	1	63470
227	JF68	MMC220769	T.28N.	R.33W.	5, SE1/4 & 4, SW1/4	320	117
228	JF69	MMC220770	T.28N.	R.33W.	5, SE1/4 & 4, SW1/4	320	118
229	JF70	MMC220771	T.28N.	R.33W.	8, NE1/4 ; 9, NW1/4 ; 5, SE1/4 ; 4, SW1/4	320	119
230	JF71	MMC220772	T.28N.	R.33W.	8, NE1/4 & 9, NW1/4	320	120
231	JF72	MMC220773	T.28N.	R.33W.	8, NE1/4 & 9, NW1/4	320	121
232	JF73	MMC220774	T.28N.	R.33W.	8, NE1/4 & 9, NW1/4	320	122
233	JF74	MMC220775	T.28N.	R.33W.	8, NE1/4 ; 9, NW1/4 ; 8, SE1/4 ; 9, SW1/4	320	123
234	JF75	MMC220776	T.28N.	R.33W.	8, SE1/4 & 9, SW1/4	320	124
235	JF76	MMC220777	T.28N.	R.33W.	8, SE1/4 & 9, SW1/4	1	63473
236	JF77	MMC220778	T.28N.	R.33W.	8, SE1/4 & 9, SW1/4	1	63474
237	JF78	MMC220779	T.28N.	R.33W.	17, NE1/4 ; 16, NW1/4 ; 8, SE1/4 ; 9, SW1/4	1	63475
238	JF79	MMC220780	T.28N.	R.33W.	7, NW1/4 & 7, SW1/4	320	692
239	JF80	MMC220781	T.28N.	R.33W.	7, NE1/4 ; 7, NW1/4 ; 7, SE1/4 ; 7, SW1/4	320	693
240	JF81	MMC220782	T.28N.	R.33W.	7, SW1/4	320	694
241	JF82	MMC220783	T.28N.	R.33W.	7, SE1/4 & 7, SW1/4	320	695
242	JF83	MMC220784	T.28N.	R.33W.	7, SW1/4	320	696
243	JF84	MMC220785	T.28N.	R.33W.	7, SE1/4 & 7, SW1/4	320	697
244	JF85	MMC220786	T.28N.	R.33W.	7, SW1/4	320	698

Troy_Mine_Inc._Claim_List_020911_W_Map.xls 6

TROY MINE INC.
Troy Mine - Unpatented Claims – Lincoln County

	Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
245	JF86	MMC220787	T.28N.	R.33W.	7, SE1/4 & 7, SW1/4	320	699
246	JF87	MMC220788	T.28N.	R.33W.	18, NW1/4 & 7, SW1/4	320	700
247	JF88	MMC220789	T.28N.	R.33W.	18, NE1/4 ; 18, NW1/4 ; 7, SE1/4 ; 7, SW1/4	320	701
248	JF89	MMC220790	T.28N.	R.33W.	18, NW1/4	320	702
249	JF90	MMC220791	T.28N.	R.33W.	18, NE1/4 & 18, NW1/4	320	703
250	JF91	MMC220792	T.28N.	R.33W.	18, NW1/4	320	704
251	JF92	MMC220793	T.28N.	R.33W.	18, NE1/4 & 18, NW1/4	320	705
252	JF93	MMC220794	T.28N.	R.33W.	18, NW1/4	320	706
253	JF94	MMC220795	T.28N.	R.33W.	18, NE1/4 & 18, NW1/4	1	63479
254	JF95	MMC220796	T.28N.	R.33W.	18, NW1/4	320	708
255	JF96	MMC220797	T.28N.	R.33W.	18, NE1/4 & 18, NW1/4	1	63481
256	JF97	MMC220798	T.28N.	R.33W.	18, NW1/4 & 18, SW1/4	320	710
257	JF98	MMC220799	T.28N.	R.33W.	18, NE1/4 ; 18, NW1/4 ; 18, SE1/4 ; 18, SW1/4	1	63483
258	JF99	MMC220800	T.28N.	R.33W.	18, SW1/4	320	712
259	JF100	MMC220801	T.28N.	R.33W.	18, SE1/4 & 18, SW1/4	1	63485
260	JF101	MMC220802	T.28N.	R.33W.	18, SW1/4	320	714
261	JF102	MMC220803	T.28N.	R.33W.	18, SE1/4 & 18, SW1/4	1	63487
262	JF103	MMC220804	T.28N.	R.33W.	18, SW1/4	1	63488
263	JF104	MMC220805	T.28N.	R.33W.	18, SE1/4 & 18, SW1/4	1	63489
264	JF105	MMC220806	T.28N.	R.33W.	19, NW1/4 & 18, SW1/4	1	63490
265	JF106	MMC220807	T.28N.	R.33W.	19, NE1/4 ; 19, NW1/4 ; 18, SE1/4 ; 18, SW1/4	1	63491
266	JF107	MMC220808	T.28N.	R.33W.	19, NW1/4	1	63492
267	JF108	MMC220809	T.28N.	R.33W.	19, NE1/4 & 19, NW1/4	1	63494
268	JF109	MMC220810	T.28N.	R.33W.	19, NW1/4	1	63495
269	JF110	MMC220811	T.28N.	R.33W.	19, NE1/4 & 19, NW1/4	1	63496
270	JF111	MMC220812	T.28N.	R.33W.	19, NW1/4	1	63497
271	JF112	MMC220813	T.28N.	R.33W.	19, NE1/4 & 19, NW1/4	1	63498
272	JF113	MMC220814	T.28N.	R.33W.	19, NW1/4 & 19, SW1/4	1	63499
273	JF114	MMC220815	T.28N.	R.33W.	19, NE1/4 ; 19, NW1/4 ; 19, SE1/4 ; 19, SW1/4	1	63500
274	JF115	MMC220816	T.28N.	R.33W.	18, SE1/4 & 17, SW1/4	1	63504
275	JF116	MMC220817	T.28N.	R.33W.	17, SW1/4	1	63505
276	JF117	MMC220818	T.28N.	R.33W.	18, SE1/4 & 17, SW1/4	1	63506
277	JF118	MMC220819	T.28N.	R.33W.	17, SW1/4	1	63507
278	JF119	MMC220820	T.28N.	R.33W.	18, SE1/4 & 17, SW1/4	1	63508
279	JF120	MMC220821	T.28N.	R.33W.	17, SW1/4	1	63509
280	JF121	MMC220822	T.28N.	R.33W.	19, NE1/4 ; 20, NW1/4 ; 18, SE1/4 ; 17, SW1/4	1	63510
281	JF122	MMC220823	T.28N.	R.33W.	20, NW1/4 & 17, SW1/4	1	63511
282	JF123	MMC220824	T.28N.	R.33W.	19, NE1/4 & 20, NW1/4	1	63512
283	JF124	MMC220825	T.28N.	R.33W.	20, NW1/4	1	63513
284	JF125	MMC220826	T.28N.	R.33W.	19, NE1/4 & 20, NW1/4	1	63514
285	JF126	MMC220827	T.28N.	R.33W.	20, NW1/4	1	63515
286	JF127	MMC220828	T.28N.	R.33W.	19, NE1/4 & 20, NW1/4	1	63516
287	JF128	MMC220829	T.28N.	R.33W.	20, NW1/4	1	63517
288	JF129	MMC220830	T.28N.	R.33W.	19, NE1/4 ; 20, NW1/4 ; 19, SE1/4 ; 20, SW1/4	1	63518
289	JF130	MMC220831	T.28N.	R.33W.	20, NW1/4 & 20, SW1/4	1	63519
290	SF#3	MMC215829	T.28N.	R.34W.	14, SW1/4	307	896
291	SF#4	MMC215830	T.28N.	R.34W.	14, SW1/4	307	897
292	SF#5	MMC215831	T.28N.	R.34W.	14, SW1/4	307	895
293	STEBOMA 4	MTMMC 217296	T.29N.	R.34W.	13, NW¼	311	484
294	STEBOMA 5	MTMMC 217297	T.29N.	R.34W.	13, NW¼	311	485
295	STEBOMA 6	MTMMC 217298	T.29N.	R.34W.	13, NE¼	311	486
296	STEBOMA 7	MTMMC 217299	T.29N.	R.34W.	13, NE¼	311	487
297	STEBOMA 18	MTMMC 217300	T.29N.	R.34W.	13, W½	311	488
298	STEBOMA 19	MTMMC 217301	T.29N.	R.34W.	13, W½	311	489
299	STEBOMA 26	MTMMC 217302	T.29N.	R.34W.	13, SW¼	311	491
300	STEBOMA 27	MTMMC 217303	T.29N.	R.34W.	13, SW¼	311	492
301	STEBOMA 37	MTMMC 217304	T.29N.	R.34W.	13, SW¼ & 24, NW¼	311	493
302	STEBOMA 38	MTMMC 217305	T.29N.	R.34W.	13, SW¼ & 24, NW¼	312	494
303	SL1	MMC220632	T.29N.	R.34W.	17, NE1/4 ; 16, NW1/4 ; 8, SE1/4 ; 9, SW1/4	320	737
304	SL2	MMC220633	T.29N.	R.34W.	16, NW1/4 & 9, SW1/4	320	738

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

7

TROY MINE INC.
Troy Mine - Unpatented Claims – Lincoln County

	Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
305	SL3	MMC220634	T.29N.	R.34W.	17, NE1/4 & 16, NW1/4	320	739
306	SL4	MMC220635	T.29N.	R.34W.	16, NW1/4	320	740
307	SL5	MMC220636	T.29N.	R.34W.	17, NE1/4 & 16, NW1/4	320	741
308	SL6	MMC220637	T.29N.	R.34W.	16, NW1/4	320	742
309	SL7	MMC220638	T.29N.	R.34W.	17, NE1/4 & 16, NW1/4	320	743
310	SL8	MMC220639	T.29N.	R.34W.	16, NW1/4	320	744
311	SL9	MMC220640	T.29N.	R.34W.	17, NE1/4 ; 16, NW1/4 ; 17, SE1/4 ; 16, SW1/4	320	745
312	SL10	MMC220641	T.29N.	R.34W.	16, NW1/4 & 16, SW1/4	320	746
313	SL11	MMC220642	T.29N.	R.34W.	17, SE1/4 & 16, SW1/4	320	747
314	SL12	MMC220643	T.29N.	R.34W.	16, SW1/4	320	748
315	SL13	MMC220644	T.29N.	R.34W.	17, SE1/4 & 16, SW1/4	320	749
316	SL14	MMC220645	T.29N.	R.34W.	16, SW1/4	320	750
317	SL15	MMC220646	T.29N.	R.34W.	17, SE1/4 & 16, SW1/4	320	751
318	SL16	MMC220647	T.29N.	R.34W.	16, SW1/4	320	752
319	SL17	MMC220648	T.29N.	R.34W.	17, SE1/4 & 16, SW1/4	320	753
320	SL18	MMC220649	T.29N.	R.34W.	16, SW1/4	320	754
321	SL19	MMC220650	T.29N.	R.34W.	20, NE1/4 ; 21, NW1/4 ; 17, SE1/4 ; 16, SW1/4	320	755
322	SL20	MMC220651	T.29N.	R.34W.	21, NW1/4 & 16, SW1/4	320	756
323	SL67	MMC220652	T.29N.	R.34W.	16, NE1/4 ; 16, NW1/4 ; 9, SE1/4 ; 9, SW1/4	320	757
324	SL68	MMC220653	T.29N.	R.34W.	16, NE1/4 & 9, SW1/4	320	758
325	SL69	MMC220654	T.29N.	R.34W.	16, NE1/4 & 16, NW1/4	320	759
326	SL70	MMC220655	T.29N.	R.34W.	16, NE1/4	320	760
327	SL71	MMC220656	T.29N.	R.34W.	16, NE1/4 & 16, NW1/4	320	761
328	SL72	MMC220657	T.29N.	R.34W.	16, NE1/4	320	762
329	SL73	MMC220658	T.29N.	R.34W.	16, NE1/4 & 16, NW1/4	320	763
330	SL74	MMC220659	T.29N.	R.34W.	16, NE1/4	320	764
331	SL75	MMC220660	T.29N.	R.34W.	16, NE1/4 ; 16, NW1/4 ; 16, SE1/4 ; 16, SW1/4	320	765
332	SL76	MMC220661	T.29N.	R.34W.	16, NE1/4 & SE1/4	320	766
333	SL77	MMC220662	T.29N.	R.34W.	16, SE1/4 & 16, SW1/4	320	767
334	SL78	MMC220663	T.29N.	R.34W.	16, SE1/4	320	768
335	SL79	MMC220664	T.29N.	R.34W.	16, SE1/4 & 16, SW1/4	320	769
336	SL80	MMC220665	T.29N.	R.34W.	16, SE1/4	320	770
337	SL81	MMC220666	T.29N.	R.34W.	16, SE1/4 & 16, SW1/4	320	771
338	SL82	MMC220667	T.29N.	R.34W.	16, SE1/4	320	772
339	SL83	MMC220668	T.29N.	R.34W.	16, SE1/4 & 16, SW1/4	320	773
340	SL84	MMC220669	T.29N.	R.34W.	16, SE1/4	320	774
341	SL85	MMC220670	T.29N.	R.34W.	21, NE1/4 ; 21, NW1/4 ; 16, SE1/4 ; 16, SW1/4	320	775
342	SL109	MMC220671	T.29N.	R.34W.	16, NE1/4 ; 15, NW1/4 ; 9, SE1/4 ; 10, SW1/4	320	776
343	SL110	MMC220672	T.29N.	R.34W.	15, NE1/4 ; 15, NW1/4 ; 10, SE1/4 ; 10, SW1/4	320	777
344	SL111	MMC220673	T.29N.	R.34W.	16, NE1/4 & 15, NW1/4	320	778
345	SL112	MMC220674	T.29N.	R.34W.	15, NE1/4 & 15, NW1/4	320	779
346	SL113	MMC220675	T.29N.	R.34W.	16, NE1/4 & 15, NW1/4	320	780
347	SL114	MMC220676	T.29N.	R.34W.	15, NE1/4 & 15, NW1/4	320	781
348	SL115	MMC220677	T.29N.	R.34W.	16, NE1/4 & 15, NW1/4	320	782
349	SL116	MMC220678	T.29N.	R.34W.	15, NE1/4 & 15, NW1/4	320	783
350	SL117	MMC220679	T.29N.	R.34W.	16, NE1/4 ; 15, NW1/4 ; 16, SE1/4 ; 15, SW1/4	320	784
351	SL118	MMC220680	T.29N.	R.34W.	15, NE1/4 ; 15, NW1/4 ; 15, SE1/4 ; 15, SW1/4	320	785
352	SL119	MMC220681	T.29N.	R.34W.	16, SE1/4 & 15, SW1/4	320	786
353	SL120	MMC220682	T.29N.	R.34W.	15, SE1/4 & 15, SW1/4	320	787
354	SL121	MMC220683	T.29N.	R.34W.	16, SE1/4 & 15, SW1/4	320	788
355	SL122	MMC220684	T.29N.	R.34W.	15, SE1/4 & 15, SW1/4	320	789
356	SL123	MMC220685	T.29N.	R.34W.	16, SE1/4 & 15, SW1/4	320	790
357	SL124	MMC220686	T.29N.	R.34W.	15, SE1/4 & 15, SW1/4	320	791
358	SL125	MMC220687	T.29N.	R.34W.	16, SE1/4 & 15, SW1/4	320	792
359	SL126	MMC220688	T.29N.	R.34W.	15, SE1/4 & 15, SW1/4	320	793
360	SL127	MMC220689	T.29N.	R.34W.	15, NE1/4 & 10, SE1/4	320	794
361	SL128	MMC220690	T.29N	R.34W.	15, NE1/4	320	795
362	SL129	MMC220691	T.29N	R.34W.	15, NE1/4	320	796
363	SL130	MMC220692	T.29N.	R.34W.	15, NE1/4 & 14, NW1/4	320	807
364	SL131	MMC220693	T.29N	R.34W.	15, NE1/4	320	797

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

8

TROY MINE INC.
Troy Mine - Unpatented Claims – Lincoln County

	Name of Claim	BLM Serial No.	Section	Township	Range	Recorded Book	Page
365	SL132	MMC220694	T.29N.	R.34W.	15, NE1/4 & 14, NW1/4	320	808
366	SL133	MMC220695	T.29N.	R.34W.	15, NE1/4 & 15, SE1/4	320	798
367	SL134	MMC220696	T.29N.	R.34W.	15, NE1/4 ; 14, NW1/4 ; 15, SE1/4 ; 15, SW1/4	320	809
368	SL135	MMC220697	T.29N.	R.34W.	15, SE1/4	320	799
369	SL136	MMC220698	T.29N.	R.34W.	15, SE1/4 & 14, SW1/4	320	810
370	SL137	MMC220699	T.29N.	R.34W.	15, SE1/4	320	800
371	SL138	MMC220700	T.29N.	R.34W.	15, SE1/4 & 14, SW1/4	320	811
372	SL139	MMC220701	T.29N.	R.34W.	15, SE1/4	320	801
373	SL140	MMC220702	T.29N.	R.34W.	15, SE1/4 & 14, SW1/4	320	812
374	SL141	MMC220703	T.29N.	R.34W.	15, SE1/4	320	802
375	SL142	MMC220704	T.29N.	R.34W.	15, SE1/4 & 14, SW1/4	320	813
376	SL143	MMC220705	T.29N.	R.34W.	22, NE1/4 & 15, SE1/4	320	803
377	SL144	MMC220706	T.29N.	R.34W.	22, NE1/4 ; 23, NW1/4 ; 15, SE1/4 ; 14, SW1/4	320	814
378	SL145	MMC220707	T.29N.	R.34W.	22, NE1/4	320	804
379	SL146	MMC220708	T.29N.	R.34W.	22, NE1/4 & 23, NW1/4	320	815
380	SL147	MMC220709	T.29N.	R.34W.	22, NE1/4	320	805
381	SL148	MMC220710	T.29N.	R.34W.	22, NE1/4 & 23, NW1/4	320	816
382	SL149	MMC220711	T.29N.	R.34W.	22, NE1/4	320	806
383	SL150	MMC220712	T.29N.	R.34W.	22, NE1/4 & 23, NW1/4	320	817
384	SL151	MMC220713	T.29N.	R.34W.	22, NE1/4 ; 23, NW1/4 ; 22, SE1/4 ; 23, SW1/4	320	818
385	SL152	MMC220714	T.29N.	R.34W.	22, SE1/4 & 23, SW1/4	320	819
386	SL153	MMC220715	T.29N.	R.34W.	22, SE1/4 & 23, SW1/4	320	820
387	SL154	MMC220716	T.29N.	R.34W.	22, SE1/4 & 23, SW1/4	320	821
388	SL155	MMC220717	T.29N.	R.34W.	14, SW1/4	320	822
389	SL156	MMC220718	T.29N.	R.34W.	14, SW1/4	320	823
390	SL157	MMC220719	T.29N.	R.34W.	14, SW1/4	320	824
391	SL158	MMC220720	T.29N.	R.34W.	14, SE1/4 & 14, SW1/4	320	825
392	SL159	MMC220721	T.29N.	R.34W.	14, SW1/4	320	826
393	SL160	MMC220722	T.29N.	R.34W.	14, SE1/4 & 14, SW1/4	320	827
394	SL161	MMC220723	T.29N.	R.34W.	23, NW1/4 & 14, SW1/4	320	828
395	SL162	MMC220724	T.29N.	R.34W.	23, NE1/4 ; 23, NW1/4 ; 14, SE1/4 ; 14, SW1/4	320	829
396	SL163	MMC220725	T.29N.	R.34W.	23, NW1/4	320	830
397	SL164	MMC220726	T.29N.	R.34W.	23, NE1/4 & 23, NW1/4	320	831
398	SL165	MMC220727	T.29N.	R.34W.	23, NW1/4	320	832
399	SL166	MMC220728	T.29N.	R.34W.	23, NE1/4 & 23, NW1/4	320	833
400	SL167	MMC220729	T.29N.	R.34W.	23, NW1/4	320	834
401	SL168	MMC220730	T.29N.	R.34W.	23, NE1/4 & 23, NW1/4	320	835
402	SL169	MMC220731	T.29N.	R.34W.	23, NW1/4 & 23, SW1/4	320	836
403	SL170	MMC220732	T.29N.	R.34W.	23, NE1/4 ; 23, NW1/4 ; 23, SE1/4 ; 23, SW1/4	320	837
404	SL171	MMC220733	T.29N.	R.34W.	23, SW1/4	320	838
405	SL172	MMC220734	T.29N.	R.34W.	23, SE1/4 & 23, SW1/4	320	839
406	SL173	MMC220735	T.29N.	R.34W.	23, SW1/4	320	840
407	SL174	MMC220736	T.29N.	R.34W.	23, SE1/4 & 23, SW1/4	320	841
408	SL175	MMC220737	T.29N.	R.34W.	23, SW1/4	320	842
409	SL176	MMC220738	T.29N.	R.34W.	23, SE1/4 & 23, SW1/4	320	843
410	SL177	MMC220739	T.29N.	R.34W.	23, NE1/4 & 14, SE1/4	320	844
411	SL178	MMC220740	T.29N.	R.34W.	23, NE1/4	320	845
412	SL179	MMC220741	T.29N.	R.34W.	23, NE1/4	320	846
413	SL180	MMC220742	T.29N.	R.34W.	23, NE1/4	320	847
414	SL181	MMC220743	T.29N.	R.34W.	23, NE1/4 & 23, SE1/4	320	848
415	SL182	MMC220744	T.29N.	R.34W.	23, SE1/4	320	849
416	SL183	MMC220745	T.29N.	R.34W.	23, SE1/4	320	850
417	SL184	MMC220746	T.29N.	R.34W.	23, SE1/4	320	851

Troy_Mine_Inc._Claim_List_020911_W_Map.xls 9

TROY MINE INC.
Kennecott Claims

ANNEXURE 1

List of Claims

No.	BLM #	Name	Book	Page	Book Section	Township	Range
1	30945	Daniel Lee 15 Am.	59	326	22,27	29N	34W
2	30946	Daniel Lee 16	146	484	22,27	29N	34W
3	30947	Daniel Lee 17 Am.	59	328	22,27	29N	34W
4	30948	Daniel Lee 18 Am.	59	330	22	29N	34W
5	30949	Daniel Lee 19	146	490	21	29N	34W
6	30950	Daniel Lee 20	146	489	22	29N	34W
7	30957	Daniel Lee 27	146	575	22,23	29N	34W
8	30958	Daniel Lee 28	146	577	22	29N	34W
9	30959	Daniel Lee 34	149	367	22	29N	34W
10	30960	Daniel Lee 35	149	369	22	29N	34W
11	30961	Daniel Lee 36	149	371	22	29N	34W
12	30962	Daniel Lee 37	149	373	22	29N	34W
13	30963	Daniel Lee 38	149	375	22	29N	34W
14	30964	Daniel Lee 39	149	377	22	29N	34W
15	30965	Daniel Lee 40	149	379	22	29N	34W
16	30966	Daniel Lee 41 Am.	59	342	22	29N	34W
17	30967	Daniel Lee 42	149	383	22	29N	34W
18	30968	Daniel Lee 43	149	408	22	29N	34W
19	30969	Daniel Lee 44	149	438	22	29N	34W
20	30970	Daniel Lee 45	149	440	15,22	29N	34W
21	30971	Danile Lee 46	149	442	15,22	29N	34W
22	30972	Daniel Lee 47	149	444	22,23	29N	34W
23	30973	Daniel Lee 48	149	446	22	29N	34W
24	30974	Daniel Lee 49	149	448	22	29N	34W
25	30975	Daniel Lee 50	149	450	22	29N	34W
26	30976	Danile Lee 51	149	452	22,23	29N	34W
27	30977	Daniel Lee 52	149	454	22,23	29N	34W
28	30978	Daniel Lee 53	149	456	22	29N	34W
29	30979	Daniel Lee 54 Am.	59	344	22	29N	34W
30	30980	Daniel Lee 55 Am.	59	346	22,23	29N	34W
31	30981	Daniel Lee 56	149	462	22	29N	34W
32	30982	Daniel Lee 57	149	464	22,23	29N	34W
33	31113	Beagle 27	149	175	27	29N	34W
34	31138	Beagle 63	149	51	34	29N	34W
35	31155	Coon 1	149	262	36	29N	34W
36	31156	Coon 2	149	264	36	29N	34W
37	31157	Coon 3	149	266	36	29N	34W
38	31158	Coon 4	149	268	36	29N	34W
39	31159	Coon 5	149	270	36	29N	34W
40	31160	Coon 6	149	272	36	29N	34W
41	31161	Coon 7	149	274	36	29N	34W
42	31162	Coon 8	149	276	36	29N	34W
43	31163	Coon 9	149	278	36	29N	34W
44	31164	Coon 10	149	280	36	29N	34W
45	31165	Coon 11	149	282	36	29N	34W
46	31166	Coon 12	149	284	36	29N	34W
47	31167	Coon 13	149	286	36	29N	34W
48	31168	Coon 14	149	288	36	29N	34W
49	31169	Coon 15	149	290	36	29N	34W
50	31170	Coon 16	149	292	5	28N	33W
51	31171	Coon 17	149	294	5	28N	33W
52	31172	Coon 18	149	296	5	28N	33W
53	31173	Coon 19	149	298	5	28N	33W
54	31174	Coon 20	149	300	5	28N	33W
55	31175	Coon 21	149	302	5	28N	33W
56	31176	Coon 22	149	336	5	28N	33W
57	31177	Coon 23	149	338	5	28N	33W
58	31178	Coon 24	149	340	5	28N	33W
59	31179	Coon 25	149	342	5	28N	33W

60	31180	Coon 26	149	344	5	28N	33W
61	31181	Coon 27	149	346	5	28N	33W
62	31182	Coon 28	149	348	31	29N	34W
63	31183	Coon 29	149	350	31,36	29N	34W
64	31184	Coon 30	149	352	31,36	29N	34W
65	31185	Coon 31	149	354	31	29N	34W
66	31224	Steboma 39	24	9	13	29N	34W
67	31225	Steboma 40	24	11	13	29N	34W
68	31226	Steboma 41	24	13	13,14	29N	34W
69	31227	Steboma 42	24	15	14,15,22,23	29N	34W
70	31228	Steboma 43	24	17	22,23	29N	34W
71	31229	Steboma 44	24	19	23	29N	34W
72	31230	Steboma 45	24	21	23	29N	34W
73	31231	Steboma 46	24	23	23	29N	34W
74	31232	Steboma 47	24	25	23	29N	34W
75	31233	Steboma 48	24	27	23	29N	34W
76	31234	Steboma 49	24	29	23	29N	34W
77	31235	Steboma 50	24	31	23	29N	34W
78	31236	Steboma 51	24	33	23	29N	34W
79	31237	Steboma 52	24	35	23	29N	34W
80	31238	Steboma 53	24	37	23,24	29N	34W
81	31239	Steboma 54	24	39	24	29N	34W
82	31240	Steboma 55	24	41	24	29N	34W
83	31241	Steboma 56	24	43	24	29N	34W
84	31242	Steboma 57	24	45	24	29N	34W
85	31250	Steboma 65	24	61	24	29N	34W
86	31251	Steboma 66	24	63	24	29N	34W
87	31252	Steboma 67	24	65	24	29N	34W
88	31253	Steboma 68	24	67	24	29N	34W
89	31254	Steboma 69	24	69	23,24	29N	34W
90	31255	Steboma 70	24	71	23	29N	34W
91	31256	Steboma 71	24	73	23	29N	34W
92	31257	Steboma 72	24	75	23	29N	34W
93	31258	Steboma 73	24	77	23	29N	34W
94	31259	Steboma 74	24	79	23	29N	34W
95	31260	Steboma 75	24	81	23	29N	34W
96	31261	Steboma 76	24	83	23	29N	34W
97	31262	Steboma 77	24	85	23	29N	34W
98	31263	Steboma 78	24	374	23	29N	34W
99	31264	Steboma 79	24	376	23	29N	34W
100	31265	Steboma 80	24	378	23	29N	34W
101	31266	Steboma 81	24	380	23	29N	34W
102	31267	Steboma 82	24	415	23	29N	34W
103	31268	Steboma 83	24	417	23	29N	34W
104	31269	Steboma 84	24	419	23	29N	34W
105	31270	Steboma 85	24	421	23,24	29N	34W
106	31271	Steboma 86	24	569	24	29N	34W
107	31272	Steboma 87	24	571	24	29N	34W
108	31273	Steboma 88	24	573	24	29N	34W
109	31304	Steboma 119	24	685	23	29N	34W
110	31305	Steboma 120	27	513	22	29N	34W
111	31306	Steboma 121	27	515	15	29N	34W
112	31307	Steboma 122	27	517	15	29N	34W
113	52390	Steboma 123	66	915	23	29N	34W
114	31308	Rambo 1	23	718	15	29N	34W
115	31309	Rambo 2	23	720	15	29N	34W
116	31310	Rambo 3	23	722	15	29N	34W
117	31311	Rambo 4	23	724	15	29N	34W
118	31312	Rambo 5	23	726	15	29N	34W
119	31313	Rambo 6	23	728	14,15	29N	34W
120	31314	Rambo 7	23	730	15	29N	34W
121	31315	Rambo 8	23	732	15	29N	34W
122	31316	Rambo 9	23	734	15	29N	34W
123	31317	Rambo 10	23	736	14,15	29N	34W
124	31318	Rat 1	158	455	15	29N	34W
125	31319	Rat 2	158	457	15	29N	34W
126	31320	Rat 3	158	459	15	29N	34W

127	31321	Rat 4	158	461	15	29N	34W
128	31322	Rat 5 Am	23	714	15	29N	34W
129	31323	Rat 6 Am	23	716	10,15	29N	34W
130	31324	Rat 19	158	483	10,15	29N	34W
131	31325	Rat 20	158	485	10,15	29N	34W
132	31326	Rat 21	158	487	10,15	29N	34W
133	31327	Rat 22	158	489	10,15	29N	34W
134	31328	Prix 23	153	470	16	29N	34W
135	31329	Prix 24	153	472	16	29N	34W
136	31330	Prix 25	153	474	16	29N	34W
137	31331	Prix 26	153	476	16	29N	34W
138	31332	Gros 9	158	305	15,16	29N	34W
139	31333	Gros 10	158	307	15	29N	34W
140	31334	Gros 11	158	309	15	29N	34W
141	31335	Gros 12	158	311	15	29N	34W
142	31336	Gros 13	158	313	15	29N	34W
143	31337	Gros 14	158	315	15	29N	34W
144	31338	Gros 15	158	317	15	29N	34W
145	31339	Gros 16	158	319	15	29N	34W
146	31340	Gros 17	158	321	15	29N	34W
147	31341	Gros 18	158	323	15,16	29N	34W
148	31342	Gros 32	158	351	9,10,15,16	29N	34W
149	31343	Gros 33	158	353	10,15	29N	34W
150	31344	Gros 34	158	355	10,15	29N	34W
151	31345	Gros 35	158	357	10,15	29N	34W
152	31346	Gros 36	158	359	10,15	29N	34W

No. of Claims		$/Claim		Annual Fee
152	$	140.00	$	21,280

TROY MINE INC.
Troy Mine - Fee Property – Lincoln County

County	Description	Acres
Lincoln	T29N R33W Sec 6 TR 2A in NE Tax # 5680	73.67
Lincoln	T29N R33W Sec 6 TR 2B in NE; Tr 1A1 in SE Tax # 5681	19.72
Lincoln	T29N R33W Sec 7 TR 2A2 in N2 & SW Tax # 5682	28.40
Lincoln	T29N R34W Sec 12 TR 1B in SE Tax # 5683	
Lincoln	T30N R33W Sec 31 E2 Less R/W Tax # 5684	316.13
Lincoln	T30N R33W Sec 32 E2NW, N2SW, SWSW TR 3B in SESW, TR 3A1 in SWSE Tax # 5685	241.38
Lincoln	T30N R33W Sec 32 TR 3C in SESW and in SWSE TR 3A2 in SWSE Tax # 5686	8.72
Lincoln	T29N R33W Sec 5 TR 1A1 in N2NW Tax # 5687	12.40
Lincoln	T29N R33W Sec 5 TR 1A2 in N2NW Tax # 5688	6.29
Lincoln	T30N R33W Sec 32 N2N2NWNW or TR 5A1 Tax # 5670	10.00
Lincoln	T30N R33W Sec 32 S2N2NWNW or TR 5A2 Tax # 5671	10.00
Lincoln	T30N R33W Sec 32 N2S2NWNW or TR 5A3 Tax # 5672	10.00
Lincoln	T30N R33W Sec 32 S2S2NWNW or TR 5A4 Tax # 5673	10.00
Lincoln	T30N R33W Sec 32 SWNW or TR 5A Tax # 5768	40.00
Lincoln	T30N R33W Sec 30 Lot 11 in SE, CS 496 Tax # 5772	26.88
Lincoln	T30N R33W Sec 30 Lot 12 in S2SE, CS 496 Tax # 5779	36.46
	Total	**850.04**
	Patented Claims	
	S06, T28 N, R33 W, MS #10925 APE 77 18.21 ACRES	18.21
	S35, T29 N, R34 W, MINERAL SURVEY #10027 DANIEL LEE #6 & #7 20.70 ACRES	20.7
	S35, MINERAL SURVEY #10926 ALL APE 16-17 & PART APE 27 APE 28 29 30 38 39 & PART 40 125.90 ACRES	125.90
	S36, T29 N, R34 W, APE PART OF 27 & 40 ALL OF 41 42 & 43 MS #10926 72.66 ACRES	72.66
	S06, T28 N, R33 W, APE 45-50 & 56-58 MINING CLAIMS MS #10936 157.20 ACRES	157.20
	Total Patented Claims	**355.76**

S10, T30 N, R31 W, "54334" BENEFICIAL USE STIMSON MILL PROPERTY OLD PLYWOOD PLANT
IMPROVEMENTS ON USFS LAND SECS 25 & 26 24.80 ACRES STATE INDUSTRIAL ASSESSED

Troy_Mine_Inc._Claim_List_020911_W_Map.xls

13

<u>RC Resources, Inc.</u>
<u>Mining Claim Summary</u>

Patented Claims	**99**		
<u>Unpatented Claims</u>			
Lode claims	**162**		
Mill Site Claims	**85**		
<u>Tunnel Site Claims</u>	**<u>5</u>**		
Total Unpatented	**252**		
Total Claims	**351**		
Fee Ground - Rock Creek	**754.12**	**Acres**	
<u>Mitigation Property</u>			
American Kootenai Property	**273.23**	**Acres**	**<u>(155.56 Tentatively Allocated to Phase I)</u>**
<u>Noggle Creek Property</u>	**<u>400.00</u>**	**<u>Acres</u>**	
Total Fee Ground	**1,427.35**	**Acres**	

Starting Lands
Patented Claims Mineral Estate Only
Patented Claims Mineral & Surface Estates
Unpatented Millsite Claims
Unpatented Claims
Unpatented Tunnel Site Claims
National Forest Lands
Other Private
Contour Interval = 200 Ft
R32W
CABINET
MOUNTAINS
WILDERNESS
T27N
T26N
Ventilation Adit
Copper Lake
Cliff Lake
Evaluation Adit
Discharge Pipeline
Rock Lake
Road Closed Between Points
Mill Site
Reconstructed Bridge
CABINET MOUNTAINS WILDERNESS
Tailings Contingency Pond
Paste Plant
New Graveled Seepage Collection System Rd
Rail Loadout
Storm Water Retention Pond
Discharge Outfall
Water Treatment Facility
230 KV Powerline

FIGURE 2
Record of Decision
Alternative V
Project Area
Rock Creek Project

RCR_Claims_1106_W_Map.xls 1

RC Resources, Inc. - Patented Mining Claims (99)
Sanders County Montana

Name of Claim	Mineral Survey Number	
Lynn # 1	11006	1
Lynn # 2	11006	2
Lynn # 3	11006	3
Lynn # 4	11006	4
Lynn # 5	11006	5
Lynn # 6	11006	6
Lynn # 7	11006	7
Lynn # 8	11006	8
Lynn # 9	11006	9
Lynn #10	11006	10
Lynn #11	11006	11
Lynn #12	11006	12
Lynn #13	11006	13
Lynn #14	11006	14
Lynn #15	11006	15
Lynn #16	11006	16
Lynn #17	11006	17
Lynn #18	11008	18
Lynn 18A	11008	19
Lynn #19	11006	20
Lynn #20	11008	21
Lynn #22	11008	22
Lynn #23	11008	23
Lynn #24	11008	24
Lynn #25	11008	25
Lynn #26	11006	26
Lynn #28	11008	27
Lynn #29	11008	28
Lynn #30	11008	29
Lynn #31	11006	30
Lynn #32	11006	31
Lynn #33	11006	32
Lynn #34	11006	33
Lynn #35	11008	34
Lynn #36	11008	35
Lynn #37	11008	36
Lynn #38	11008	37
Lynn #39	11008	38
Lynn #40	11008	39
Lynn #41	11006	40
Lynn #42	11006	41
Lynn #43	11006	42
Lynn #44	11006	43
Lynn #45	11008	44
Lynn #46	11008	45
Lynn #47	11008	46
Lynn #50	11008	47
Lynn #51	11008	48
Lynn #52	11008	49
Lynn #55	11008	50
Lynn #56	11008	51
Lynn #57	11008	52
Lynn #60	11008	53
Lynn #61	11008	54
Lynn #62	11008	55
Lynn #65	11008	56
Lynn #85	11006	57
Lynn #86	11006	58

RCR_Claims_1108_W_Map.xls

2

RC Resources, Inc. - Patented Mining Claims (99)
Sanders County Montana

Name of Claim	Mineral Survey Number	
Lynn #87	11006	59
Lynn #88	11006	60
Lynn #89	11006	61
Lynn #90	11006	62
Lynn #91	11006	63
Lynn #92	11006	64
Lynn #92A	11006	65
Cur #36	11007	66
Cur #37	11007	67
Cur #54	11007	68
Cur #55	11007	69
Cur #67	11007	70
Cur #68	11007	71
Cur #69	11007	72
Cur #70	11007	73
Cur #71-A	11007	74
Cur #84	11007	75
Cur #85	11007	76
Cur #86	11007	77
Cur #87	11007	78
Cur #88	11007	79
Cur #89	11007	80
Cur #99	11007	81
Cur #100	11007	82
Cur #101	11007	83
Cur #102	11007	84
Cur #103	11007	85
Cur #104	11007	86
Cur #105	11007	87
Cur #106	11007	88
Cur #107	11007	89
Cur #120	11007	90
Cur #121	11007	91
Cur #122	11007	92
Cur #123	11007	93
Cur #124	11007	94
Cur #125	11007	95
Cur #126	11007	96
Cur #127	11007	97
Cur #131	11007	98
Cur #133	11007	99

RCR_Claims_1108_W_Map.xls

3

RC Resources, Inc. - Unpatented Lode Mining Claims (166)
Sanders County Montana

Name of Claim	Blm Serial No. M MC	Section	Township	Range	Book	Page		
Cur #29 Am.	29981	34,35	T27N	R32W	44	930	1	
Cur #30 Am.	29982	35	T27N	R32W	44	932	2	
Cur #38 Am.	29985	35	T27N	R32W	44	934	3	
Cur #39 Am.	29986	35	T27N	R32W	44	936	4	
Cur #40 Am.	29987	35	T27N	R32W	44	938	5	
Cur #41. Am.	29988	34,35	T27N	R32W	44	940	6	
Cur #51 Am.	29989	35	T27N	R32W	44	942	7	
Cur #52 Am.	29990	35	T27N	R32W	44	944	8	
Cur #53 Am.	29991	35	T27N	R32W	44	946	9	
Cur #56 Am.	29994	35	T27N	R32W	42	752	10	
Cur #72	30000	26,35	T27N	R32W	18	503	11	
Additional Certificate 72-A		26,35	T27N	R32W	44	950		
Cur #83	30001	26	T27N	R32W	18	525	12	
Additional Certificate 83-A		26	T27N	R32W	44	952		
Cur #90	30008	25	T27N	R32W	42	776	13	
Cur #128	30026	25	T27N	R32W	19	65	14	
1 Wynn 1	84162	21,22,24,25,26,27,35,36	T27N	R32W	39	615	15	Rock Peak
2 Wynn 2	84163	21,22,24,25,26,27,35,36	T27N	R32W	39	616	16	Rock Peak
3 Wynn 3	84164	21,22,24,25,26,27,35,36	T27N	R32W	39	617	17	Rock Peak
4 Wynn 4	84165	21,22,24,25,26,27,35,36	T27N	R32W	39	618	18	Rock Peak
5 Wynn 5	84166	21,22,24,25,26,27,35,36	T27N	R32W	39	619	19	Rock Peak
6 Wynn 7	84168	21,22,24,25,26,27,35,36	T27N	R32W	39	621	20	Rock Peak
7 Wynn 9	84170	21,22,24,25,26,27,35,36	T27N	R32W	39	623	21	Rock Peak
8 Wynn 11	84172	21,22,24,25,26,27,35,36	T27N	R32W	39	625	22	Rock Peak
9 Wynn 20	84181	21,22,24,25,26,27,35,36	T27N	R32W	39	634	23	Rock Peak
10 Wynn 22	84183	21,22,24,25,26,27,35,36	T27N	R32W	39	636	24	Rock Peak
11 Wynn 24	84185	21,22,24,25,26,27,35,36	T27N	R32W	39	638	25	Rock Peak
12 Wynn 26	84187	21,22,24,25,26,27,35,36	T27N	R32W	39	640	26	Rock Peak
13 Wynn 28	84189	21,22,24,25,26,27,35,36	T27N	R32W	40	350	27	Rock Peak
14 Wynn 30	84191	21,22,24,25,26,27,35,36	T27N	R32W	40	352	28	Rock Peak
15 Wynn 32	84193	21,22,24,25,26,27,35,36	T27N	R32W	40	354	29	Rock Peak
16 Wynn 34	84195	21,22,24,25,26,27,35,36	T27N	R32W	40	356	30	Rock Peak
17 Wynn 36	84197	21,22,24,25,26,27,35,36	T27N	R32W	40	358	31	Rock Peak
18 Wynn 37	84198	21,22,24,25,26,27,35,36	T27N	R32W	40	359	32	Rock Peak
19 Wynn 38	84199	21,22,24,25,26,27,35,36	T27N	R32W	40	360	33	Rock Peak
20 Wynn 66	84227	21,22,24,25,26,27,35,36	T27N	R32W	40	388	34	Horizon Basin
21 Wynn 68	84229	21,22,24,25,26,27,35,36	T27N	R32W	40	390	35	Horizon Basin
22 Wynn 70	84231	21,22,24,25,25,27,35,36	T27N	R32W	40	392	36	Horizon Basin
23 Wynn 72	84233	21,22,24,25,26,27,35,36	T27N	R32W	40	394	37	Horizon Basin
24 Wynn 74	84235	21,22,24,25,26,27,35,36	T27N	R32W	40	396	38	Horizon Basin
25 Wynn 76	84237	21,22,24,25,26,27,35,36	T27N	R32W	40	398	39	Horizon Basin
26 CG23	83748	21,22,24,25,26,27,35,36	T27N	R32W	39	663	40	Copper Gulch
27 CG24A	107690	21,22,24,25,26,27,35,36	T27N	R32W	43	628	41	Copper Gulch
28 CG24B	107691	21,22,24,25,26,27,35,36	T27N	R32W	43	629	42	Copper Gulch
29 CG57	83780	21,22,24,25,26,27,35,36	T27N	R32W	39	697	43	Copper Gulch
30 CG59	83782	21,22,24,25,26,27,35,36	T27N	R32W	39	699	44	Copper Gulch
31 CG60A	107692	21,22,24,25,26,27,35,36	T27N	R32W	43	630	45	Copper Gulch
32 CG61	83784	21,22,24,25,26,27,35,36	T27N	R32W	39	701	46	Copper Gulch
33 CG62A	107694	21,22,24,25,26,27,35,36	T27N	R32W	43	632	47	Copper Gulch
34 CG63	83786	21,22,24,25,26,27,35,36	T27N	R32W	39	703	48	Copper Gulch
35 CG64A	107696	21,22,24,25,26,27,35,36	T27N	R32W	43	634	49	Copper Gulch
36 CG65	83788	21,22,24,25,26,27,35,36	T27N	R32W	39	705	50	Copper Gulch
37 CG66A	107698	21,22,24,25,26,27,35,36	T27N	R32W	43	636	51	Copper Gulch
38 CG67	83790	21,22,24,25,26,27,35,36	T27N	R32W	39	707	52	Copper Gulch
39 CG68A	107700	21,22,24,25,26,27,35,36	T27N	R32W	43	638	53	Copper Gulch
40 CG68B	107701	21,22,24,25,26,27,35,36	T27N	R32W	43	639	54	Copper Gulch
41 CG69	83792	21,22,24,25,26,27,35,36	T27N	R32W	39	709	55	Copper Gulch
42 CG70A	107702	21,22,24,25,26,27,35,36	T27N	R32W	43	640	56	Copper Gulch
43 CG70B	107703	21,22,24,25,26,27,35,36	T27N	R32W	43	641	57	Copper Gulch
44 CG71	83794	21,22,24,25,26,27,35,36	T27N	R32W	39	711	58	Copper Gulch
45 CG71A	107705	21,22,24,25,26,27,35,36	T27N	R32W	43	643	59	Copper Gulch
46 CG91A	107706	21,22,24,25,26,27,35,36	T27N	R32W	43	644	60	Copper Gulch
47 CG93A	107707	21,22,24,25,26,27,35,36	T27N	R32W	43	645	61	Copper Gulch
48 CG95A	107708	21,22,24,25,26,27,35,36	T27N	R32W	43	646	62	Copper Gulch
49 CG97A	107709	21,22,24,25,26,27,35,36	T27N	R32W	43	647	63	Copper Gulch

RCR_Claims_1108_W_Map.xls

4

RC Resources, Inc. - Unpatented Lode Mining Claims (166)
Sanders County Montana

Name of Claim	Blm Serial No. M MC	Section	Township	Range	Book	Page	
Lynn #21 Am.	12177	23,24,25,26	T27N	R32W	43	58	64
Lynn #66 Am,	12222	14	T27N	R32W	43	130	65
Lynn #93	41676	26	T27N	R32W	35	714	66
Lynn #94 Am.	41677	27	T27N	R32W	44	918	67
Lynn #95 Am.	41678	27	T27N	R32W	44	920	68
Lynn #96	41679	26,35	T27N	R32W	35	720	69
Additional Certificate 96-A		26,27,34,35	T27N	R32W	44	956	
Lynn #97	41680	26,27,34,35	T27N	R32W	35	722	70
Additional Certificate 97-A		27,34	T27N	R32W	44	958	
Lynn #98 Am.	41681	27,34	T27N	R32W	44	922	71
Lynn #99 Am.	41682	34,35	T27N	R32W	44	924	72
Lynn #100 Am.	41683	34	T27N	R32W	44	926	73
Lynn # 101Am.	41684	34	T27N	R32W	44	928	74
Lynn #200	82917	34	T27N	R32W	40	33	75
Lynn #201	82918	34	T27N	R32W	39	954	76
Lynn #202 Am.	82919	3,34	T26N,T27N	R32W	41	326	77
Lynn #203	82920	2,34,35	T26N,T27N	R32W	40	34	78
Lynn #204 Am.	82921	2	T26N	R32W	41	327	79
Lynn #205	82922	3	T26N	R32W	39	956	80
Lynn #206	82923	3	T26N	R32W	39	957	81
Lynn #207 Am.	82924	2,3	T26N	R32W	41	328	82
Lynn #208 Am.	82925	2,3	T26N	R32W	41	329	83
Lynn #209	82926	3	T26N	R32W	39	958	84
Lynn #210	82927	3	T26N	R32W	39	959	85
Lynn #211 Am.	82928	2,3	T26N	R32W	41	330	86
Lynn #212 Am.	82929	2,3	T26N	R32W	41	331	87
Lynn #213	82930	3	T26N	R32W	39	960	88
Lynn #214	82931	3	T26N	R32W	39	961	89
Lynn #215 Am.	82932	2,3	T26N	R32W	41	332	90
Lynn #216 Am.	82933	2,3	T26N	R32W	41	333	91
Lynn #217	82934	3	T26N	R32W	39	962	92
Lynn #218	82935	3	T26N	R32W	39	963	93
Lynn #219 Am.	82936	2,3	T26N	R32W	41	334	94
Lynn #220 Am.	82937	2,3	T26N	R32W	41	335	95
Lynn #221	82938	3	T26N	R32W	39	964	96
Lynn #223 Am.	82940	2,3	T26N	R32W	41	336	97
Lynn #240	82954	34	T27N	R32W	39	948	98
Lynn #241	82955	34	T27N	R32W	39	949	99
Lynn #242	82956	34	T27N	R32W	39	950	100
Lynn #243	82957	34	T27N	R32W	39	951	101
Lynn #244	82958	34	T27N	R32W	39	952	102
Lynn #246	82959	34	T27N	R32W	40	45	103
Lynn #247	82960	34	T27N	R32W	40	46	104
Lynn #248	82961	34	T27N	R32W	40	47	105
Lynn #249	82962	34	T27N	R32W	40	48	106
Lynn #250	82963	34	T27N	R32W	40	49	107
Lynn #251	82964	34	T27N	R32W	40	50	108
Lynn #252	82965	34	T27N	R32W	40	51	109
Lynn #253	82966	34	T27N	R32W	40	52	110
Lynn #254	82967	34	T27N	R32W	40	53	111
Lynn #255	82968	34	T27N	R32W	40	54	112
Lynn #256	82969	34	T27N	R32W	40	55	113
Lynn #257	82970	34	T27N	R32W	40	56	114
Lynn #269	82982	33,34	T27N	R32W	39	966	115
Lynn #270	82983	33,34	T27N	R32W	39	967	116
Lynn #290	83003	35	T27N	R32W	39	953	117
Lynn #291	83004	35	T27N	R32W	39	992	118
Lynn #292	83005	35	T27N	R32W	39	993	119
Lynn #293	83006	35	T27N	R32W	39	994	120
Lynn #300	83007	2,3	T26N	R32W	39	899	121
Lynn #500	206468	27S 1/2	T27N	R32W			122
Lynn #501	206469	27S1/2	T27N	R32W			123
Lynn #502	206470	27S1/2	T27N	R32W			124
Lynn #503	206471	27S1/2	T27N	R32W			125
L #222	194947	3SE1/4	T26N	R32W		8044	126
L #258	194960	34SE 1/4	T27N	R32W		8013	127
L #259	194961	34SW1/4	T27N	R32W		8014	128
L #260	194962	34SW1/4	T27N	R32W		8015	129
L #261	194963	34SE1/4	T27N	R32W		8016	130
L #262	194964	34SE1/4	T27N	R32W		8017	131
L #263	194965	34SW1/4	T27N	R32W		8018	132

RCR_Claims_1108_W_Map.xls

5

RC Resources, Inc. - Unpatented Lode Mining Claims (166)
Sanders County Montana

Name of Claim	Blm Serial No. M MC	Section	Township	Range	Book	Page	
L #264	194966	34SW1/4	T27N	R32W		8019	133
L #265	194967	34SE1/4	T27N	R32W		8020	134
L #266	194968	34SE1/4	T27N	R32W		8021	135
L #267	194969	34SW1/4	T27N	R32W		8022	136
L #274	194970	33NE1/4, 34NW1/4	T27N	R32W		8023	137
L #277	194973	33NE1/4, 34NW1/4	T27N	R32W		8026	138
L #278	194974	33SE1/4, 34SW1/4	T27N	R32W		8027	139
L #281	194977	33SE1/4, 34SW1/4	T27N	R32W		8030	140
L #282	194978	33SE1/4, 34SW1/4	T27N	R32W		8031	141
L #285	194981	33SE1/4, 34SW1/4	T27N	R32W		8034	142
L #301	194982	3SE1/4	T26N	R32W		8035	143
L #310	194991	3NW 1/4	T26N	R32W		8045	144
L #311	194992	3N 1/2	T26N	R32W		8046	145
L #312	194993	3NW1/4	T26N	R32W		8047	146
L #313	194994	3N1/2	T26N	R32W		8048	147
L #314	194995	3NW1/4	T26N	R32W		8049	148
L #315	194996	3N1/2	T26N	R32W		8050	149
L #316	194997	3NW1/4	T26N	R32W		8051	150
L #317	194998	3N1/2	T26N	R32W		8052	151
L #318	194999	3NW1/4	T26N	R32W		8053	152
L #319	195000	3N1/2	T26N	R32W		8054	153
L #320	195001	3SW1/4	T26N	R32W		8055	154
L #321	195002	3S1/2	T26N	R32W		8056	155
L #322	195003	3SW1/4	T26N	R32W		8057	156
L #323	195004	3S 1/2	T26N	R32W		8058	157
L #324	195005	3SW1/4	T26N	R32W		8059	158
L #325	195006	3S 1/2	T26N	R32W		8060	159
L #326	195007	3SW1/4	T26N	R32W		8061	160
L #327	195008	3S 1/2	T26N	R32W		8062	161
L #329	195010	3S 1/2	T26N	R32W		8064	162

RCR_Claims_1108_W_Map.xls

6

RC Resources, Inc. - Unpatented Mill Site Mining Claims (135)
Sanders County Montana

Name of Claim	Blm Serial No. M MC	Township	Range	Section	Book	Page	County No.	
Rock No. 501	201297	T26N	R32W	20SE1/4,21 SW 1/4			16044	1
Amended		T26N	R32W	20SE1/4,21 SW 1/5			17196	
Rock No. 502	201298	T26N	R32W	21SW1/4			16045	2
Amended		T26N	R32W	21SW1/4			17197	
Rock No.503	201299	T26N	R32W	21SW1/4			16046	3
Amended							17198	
Rock No.504	201300	T26N	R32W	21SW1/4			16047	4
Amended							17199	
Rock No.505	201301	T26N	R32W	21SW1/4			16048	5
Amended							17200	
Rock No.506	201302	T26N	R32W	21S1/2			16049	6
Amended								
Rock No.507	201303	T26N	R32W	20SE1/4,21SW1/4			16050	7
Amended		T26N	R32W	20SE1/4,21SW1/4			17201	
Rock No.508	201304	T26N	R32W	21SW1/4			16051	8
Amended							17202	
Rock No.509	201305	T26N	R32W	21SW1/4			16052	9
Amended							17203	
Rock No.510	201306	T26N	R32W	21SW1/4			16053	10
Amended							17204	
Rock No.511	201307	T26N	R32W	21SW1/4			16054	11
Amended							17205	
Rock No.512	201308	T26N	R32W	21S1/2			16055	12
Amended								
Rock No.513	201309	T26N	R32W	21SE1/4,28NE1/4			16056	13
Amended		T26N	R32W	21SE1/4,28NE1/4			17206	
Rock No.514	201310	T26N	R32W	28NE1/4			16057	14
Amended								
Rock No.515	201311	T26N	R32W	28NE1/4			16058	15
Amended								
Rock No.516	201312	T26N	R32W	28NE1/4			16059	16
Amended								
Rock No.517	201313	T26N	R32W	28NE1/4			16060	17
Amended								
Rock No,518	201314	T26N	R32W	28NE1/4			16061	18
Amended								
Rock No.519	201315	T26N	R32W	28NE1/4			16062	19
Amended								
Rock No.520	201316	T26N	R32W	28NE1/4			16063	20
Amended								
Rock No.521	201317	T26N	R32W	28NE1/4			16064	21
Amended								
Rock No.522	201318	T26N	R32W	28NE1/4			16065	22
Amended								
Rock No.523	201319	T26N	R32W	28NE1/4			16066	23
Amended								
Rock No.524	201320	T26N	R32W	28NE1/4			16067	24
Amended								
Rock No.525	201321	T26N	R32W	28NE1/4			16068	25
Amended								
Rock No.526	201322	T26N	R32W	28NE1/4			16069	26
Amended								
Rock No.527	201323	T26N	R32W	28NE1/4			16070	27
Amended								
Rock No.528	201324	T26N	R32W	28NE1/4			16071	28
Amended								
Rock No.529	201325	T26N	R32W	28NE1/4			16072	29
Amended								
Rock No.530	201326	T26N	R32W	28NE1/4			16073	30
Amended								
Rock No.531	201327	T26N	R32W	29NE 1/4			16074	31
Amended								
Rock No.532	201328	T26N	R32W	29NE1/4			16075	32
Amended								
Rock No.533	201329	T26N	R32W	29NE1/4			16076	33
Amended								
Rock No.534	201330	T26N	R32W	29NE 1/4			16077	34
Amended								
Rock No.535	201331	T26N	R32W	29NE1/4			16078	35

RCR_Claims_1108_W_Map.xls

7

RC Resources, Inc. - Unpatented Mill Site Mining Claims (135)
Sanders County Montana

Name of Claim	Blm Serial No. M MC	Township	Range	Section	Book	Page	County No.	
Amended Rock No.536	201332	T26N	R32W	29NE1/4			16079	36
Amended Rock No.537	201333	T26N	R32W	29NE 1/4			16080	37
Amended Rock No.538	201334	T26N	R32W	29NE1/4			16081	38
Amended Rock No.539	201335	T26N	R32W	29NE1/4			16082	39
Amended Rock No.540	201336	T26N	R32W	29NE1/4			16083	40
Amended Rock No.541	201337	T26N	R32W	29NE1/4			16084	41
Amended Rock No.542	201338	T26N	R32W	29NE1/4			16085	42
Amended Rock No.543	201339	T26N	R32W	29NE1/4			16086	43
Amended Rock No.544	201340	T26N	R32W	29NE1/4			16087	44
Amended Rock No 545	201341	T26N	R32W	29NE1/4			16088	45
Amended Rock No.546	201342	T26N	R32W	29NE1/4			16089	46
Amended Rock No.547	206472	T26N	R32W	28NE1/4,27NW 1/4				47
Rock No.548	206473	T26N	R32W	28NE1/4,27NW 1/4				48
Rock No.549	206474	T26N	R32W	28NE1/4,27NW 1/4				49
Rock No.550	206475	T26N	R32W	28NE1/4,27NW 1/4				50
Rock No.558	201343	T26N	R32W	27SW1/4			16090	51
Amended Rock No.559	201344	T26N	R32W	27SW 1/4			16091	52
Amended Rock No.560	201345	T26N	R32W	27SW1/4			16092	53
Amended Rock No.561	201346	T26N	R32W	27SW1/4			16093	54
Amended Rock No.601	206476	T26N	R32W	10 W 1/2				55
Rock No.602	206477	T26N	R32W	10 - all				56
Rock No.603	206478	T26N	R32W	10E1/2				57
Rock No.604	206479	T26N	R32W	10 E 1/2				58
Rock No.605	206480	T26N	R32W	10 N1/2				59
Rock No.606	206481	T26N	R32W	10NE1/4				60
Rock No.607	206482	T26N	R32W	10 NE1/4				61
Rock No.608	206483	T26N	R32W	10 NE1/4				62
Rock No.609	206484	T26N	R32W	10 NE1/4				63
Rock No.610	206485	T26N	R32W	10 NE1/4				64
Rock No.611	206486	T26N	R32W	10 NE1/4				65
Rock No.612	206487	T26N	R32W	10 N 1/2				66
Rock No.613	206488	T26N	R32W	10 NE1/4				67
Rock No.614	206489	T26N	R32W	10 NE1/4				68
Rock No.615	206490	T26N	R32W	10 NE1/4				69
Rock No.616	206491	T26N	R32W	10 NE1/4				70
Rock No.617	206492	T26N	R32W	10 NE1/4				71
Rock No.618	206493	T26N	R32W	10 NE1/4				72
Rock No.619	206494	T26N	R32W	10 N 1/2				73
Rock No.620	206495	T26N	R32W	10 NE1/4				74
Rock No.621	206496	T26N	R32W	10 NE1/4				75
Rock No.622	206497	T26N	R32W	10 NE1/4				76
Rock No.623	206498	T26N	R32W	10 NE1/4				77
Rock No.624	206499	T26N	R32W	10 NE1/4				78
Rock No.625	206500	T26N	R32W	10 NE1/4				79
Rock No.626	206501	T26N	R32W	10 NE1/4, 3 SE 1/4				80
Rock No.627	206502	T26N	R32W	10 NE1/4, 3 SE 1/4				81
Rock No.628	206503	T26N	R32W	10 NE1/4, 3 SE 1/4				82
Rock No.629	206504	T26N	R32W	10 NE1/4, 3 SE 1/4				83
Rock No.630	206505	T26N	R32W	10 NE1/4, 3 SE 1/4				84
Rock No.631	206506	T26N	R32W	10 NE1/4, 3 SE 1/4				85

RCR_Claims_1108_W_Map.xls 6

RC Resources, Inc. - Unpatented Tunnel Site Mining Claims (5)

Sanders County Montana

Name of Claim	Blm Serial No. M MC	Township	Range	Section	Book	Page	
Cab No.1	206463	T27N	R32W	26SW1/4, 27SE1/4, 34NE1/4, 35NW1/4			1
Cab No.2	206464	T26N	R32W	10NE1/4, 3SE1/4			2
Cab No.3	206465	T26N	R32W	2W1/2, 3E1/2			3
Cab No.4	206466	T26N, T27N	R32W	2NW 1/4, 3NE1/4, 34SE1/4, 35SW1/4			4
Cab No.5	206467	T27N	R32W	26SW1/4, 34NE 1/4, 35W1/2			5

RCR_Claims_1108_W_Map.xls

9

RC Resources, Inc. - Fee Ground
Sanders County, Montana

County	Description	Tax No.	Approx. Acreage
Sanders	T26N R32W Sec 22, NENE	10504	40.00
Sanders	T2614 R32W Sec 22, Tract in SESE, Plat B	10505	4.80
Sanders	T26N R32W Sec 22,SENE, Less Conv., E1/2 SE, SWSE	11038	91.20
Sanders	T26N R32W Sec 28, W1/2NESW, Plat C1	16007	20.00
Sanders	T26N R32W Sec 28, NWSESW, NWSW, Pt N of Hwy in SWSW & S1/2SESW,Plat D	16007	72.00
Sanders	T26N R32W Sec 28, NWSESW, SE1/4, Plat K	16007	172.12
Sanders	T26N R32W Sec 28, SESWNW, S1/2SENW, Plat A1	16008	30.00
Sanders	T26N R32W Sec 28, E1/2NESW, Plat C	16009	20.00
Sanders	T26N R32W Sec 28, N1/2NW, N1/2S1/2NW, Plat JB	16010	30.00
Sanders	T26N R32W Sec 28, N1/2NW, N1/2S1/2NW, Plat JB	16010	120.00
Sanders	T26N R32W Sec 10, E1/2SW, Plat L	16011	80.00
Sanders	T26N R32W Sec 22, SENE, E1/2SE, SWSE, All West of Rock Creek	16012	64.00
Sanders	T26N R32W Sec 28, SWSWNW, Plat A	16013	10.00
	Total		**754.12**
	Patented Claims Outside Wilderness		
Sanders	S28, T27 N, R32 W, MES 11006& 11007 IN SECS 26,27,35 122.97 AC		**122.97**

RCR_Claims_1108_W_Map.xls

10

Mitigation Property

American Kootenai Property (Sections 35 & 36, T27N, R31W & Sections 1 & 2, T26N, R31W)

Claim Name	Acres	Phase 1 To USFS
Gold Den	15.08	
Jim Bain	14.90	14.90
Gold King	18.88	
Gold Bugg	16.78	
Gold Bugg Millsite	5.00	
Is More	19.06	19.06
Evening	15.80	
Last Chance	7.99	
Treasure Vault	15.90	
Ekalaka	19.76	19.76
Minnie W.	19.77	19.77
Union	19.93	19.93
Union Millsite	5.00	
Brookland Placer	17.24	
Old Reliable	20.04	20.04
Outlook	11.61	11.61
Outlook Fraction	5.14	5.14
Misfit	14.73	14.73
Misfit Fraction	10.62	10.62
Total Acres	273.23	155.56

F O R E S T
EVENING
TREASURE VAULT
GOLD BUG MILLSITE
UNION MILL SITE
GOLD DEN
GOLD KING
BROOKLAND PLACER
LAST CHANCE
IS MORE
UNION
MISFIT
MISFIT FRACTION
OUTLOOK
MINNIE W
EKALAKA
OLD RELIABLE
OUTLOOK FRACTION
GOLD BUG
T 27 N
T 26 N
R 31 W
R 30 W
AMERICAN-KOOTENAI PROPERTY

RCR_Claims_1108_W_Map.xls

11

Noggle Creek Property

East 1/2 of Section 3, T28N, R33W, Lincoln & Sanders County Montana	320.00
West 1/2 of NW 1/4 of Sec 11, T28N, R33W, Sanders County Montana	80.00
Total Acres	**400.00**
Total R C Resources Fee Ground	**1,550.32**

RC Resources Inc.
Proposed Purchase
400 Acres
T28N, R33W
E ½
Sec 3
320 Ac.
T28N, R33W
NW ¼
W ½
Sec 11
80 Ac.
Easement 1
Easement 2
Easement 3
(From USFS)
Creek
Bull
River

RCR_Claims_1106_W_Map.xls

12

R32W
CABINET
MOUNTAINS
WILDERNESS
Sterling Lands
Patented Claims Mineral Estate Only
Patented Claims Mineral & Surface Estates
Unpatented Millsite Claims
Unpatented Claims
Unpatented Tunnel Site Claims
National Forest Lands
Other Private
0 0.3 0.6 0.9 1.2 Miles
Contour Interval = 200 Ft
Source: Asarco
N
Ventilation Adit
Copper Lake
Cliff Lake
Evaluation Adit
Discharge Pipeline
Spur Rd
Rock Lake
Wilderness Boundary
T27N
T26N
Adit
Road Closed Between Points
Mill Site
CABINET MOUNTAINS WILDERNESS
Reconstructed Bridge
Reconstructed Paved Rd 150/ Tailings/Concentrate/ Reclaim Water/Discharge & Make-Up Water Pipelines/ 230 KV Powerline
Reconstructed Graveled Rd 150B/ Tailings/Concentrate/ Reclaim Water Pipelines
New Graveled Seepage Collection System Rd
Tailings Contingency Pond
Evaluation Support Facility
Paste Plant
Rail Loadout
Storm Water Retention Pond
Bridges Reconstructed & New
New Paved Rd 150/ Discharge & Make-up Water Pipeline/ 230KV Powerline
Discharge Outfall
Water Treatment Facility
Make-up Water Well
New Graveled Rd 1022 Tye
230 KV Powerline

FIGURE 2
Record of Decision
Alternative V
Project Area
Rock Creek Project

Schedule 5.09(e)

Leased Real Property (Lessee)

Street Address, County, State	Lessor	Lessee	Expiration Date	Annual Rental Cost
11115 E. Montgomery, Suite G, Spokane County, WA	Blue Plate Special LLC	Revett Silver Co.	May 13, 2012	$29, 580
P.O. Box 1071, Lincoln County, MT	Port Authority of Lincoln County, MT	Troy Mine Inc.	December 1, 2014	$36,000

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.09(f)

Leased Real Property (Lessor)

None.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.09(g)

Existing Investments

Name of Loan Party or Subsidiary	Amount of Investment	Obligor or Issuer	Maturity Date (if applicable)
Washington Trust Bank – Wealth & Advisory Services	$13,508,422.81 (Total Market Value Plus Accruals)	Revett Silver Company	N/A

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.09(h)

Material Contracts

1.

Sales Agreement, dated as of July 7, 2004, between Genesis Inc. and Trafigura AG, dated as of July 7, 2004, as amended and restated as of January 1, 2009, and as further amended pursuant to the Amendment No. 1 to Contract, dated effective as of January 1, 2009, Amendment No. 2 to Contract, dated effective as of April 9, 2009, Amendment No. 3 to Contract, dated effective as of April 9, 2009, Amendment No. 4 to Contract, dated effective as of October 1, 2009, Amendment No. 5 to Contract, dated effective as of January 12, 2010, and Amendment No. 6 to Contract, dated effective as of January 1, 2011.

2.	Confirmation Letter, dated October 14, 2011, from Debbie Handler at Trafigura to John Shanahan at Troy Mine Inc., regarding hedges for silver and copper.

3.

Mortgage, dated effective as of January 23, 2009, among RC Resources, Inc., a corporation incorporated under the laws of the State of Montana, as Grantor, Genesis, Inc., a corporation incorporated under the laws of the State of Montana, as Grantor, and Trafigura AG, a company incorporated under the laws of Switzerland, as Lender.

4.

Production Payment Termination and Royalty Restructuring Agreement, dated as of September 30, 2009, between Royal Gold, Inc., a company incorporated under the laws of the State of Delaware, and Genesis Inc., a corporation incorporated under the laws of the State of Montana.

5.

Amended and Restated Royalty Deed, dated effective as of October 13, 2004, between Genesis, Inc., a corporation incorporated under the laws of the State of Montana, as Grantor, and Royal Gold, Inc., a company incorporated under the laws of the State of Delaware, as Grantee.

6.

2002 Master Agreement together with the Schedule to the 2002 Master Agreement, each dated as of December 8, 2011, between Société Générale, a company incorporated under the laws of France, and Revett Silver Company, a corporation incorporated under the laws of the state of Montana.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.11

Easements

Title of Document:

Amendment to Plan of Operations
Three Rivers Ranger District
Kootenai National Forest

Date:

01/09/95

Description:

Asarco’s Plan of Operations was amended to grant use of the following road(s) or road segments: Lower Stanley Road (FDR #7148) from the center of Section 7, T29N., R33W., to its junction with Stanley Creek Road (FDR #4626). Stanley Creek Road (FDR #4626) from its junction with Lower Stanley Road (FDR #7148) in the center of Section 12, T29N., R34W., to its terminus at the North Adit in the NE1/4 Section 35, T29N., R34W. The lower portion of FDR #4626 and FDR #7148 (approximately 4.8 miles) is paved surface, the upper portion of FDR #4626 (approximately 1.8 miles) is native surface road.

These roads are located in the Three Rivers Ranger District, Kootenai National Forest. The purpose of this use is to allow Troy Mine Inc. to haul copper/silver concentrate from the Troy Mine, and for other mine associated purposes.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.12

Necessary Project Permits

1)           Operating Permit #00093

In March of 2005, the Montana Department of Environmental Quality approved the assignment of Operating Permit #00093 from ASARCO to Genesis, Inc. (now known as Troy Mine Inc.). This permit pertains to the operating plan for the Troy Mine Project, and all subsequent amendments thereto.

2)           Montana Air Quality Permit #1690-01

This permit contains the air quality conditions and limitations under which Troy Mine Inc. must operate in order to comply with the Administrative Rules Act and the Clean Air Act of Montana.

3)           Montana Air Quality Permit #1690-02

The Montana Department of Environmental Quality’s Air Quality bureau requires the installation, operation, and maintenance of a continuous particulate monitor (to measure particulate matter with an aerodynamic diameter of 10 microns or less). The Troy Mines monitoring station was operational on January 19, 2010. As required by permit, Troy Mine is required to continue air monitoring for at least two (2) years, until January 19, 2012.

4)           Exploration License #00641

This license is renewed each year to cover the exploration drilling activities for the coming year. The license renewal also covers any new bond calculations and bond amount required for the Troy Mine’s drilling program.

5)           Public Water Supply System: PWS ID MT0002650, Class NTNC

This license is for Troy Mine’s Potable Drinking Water System. It includes the monitoring requirements for the common header for wells 2 and 3, and the distribution system monitoring requirements. The sampling parameters are on a monthly, yearly, and three (3) year cycle depending on the group sampling requirements.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.19

Subsidiaries and Other Equity Investments; Loan Parties

(a)

Name	Address of Principal Place of Business	Jurisdiction of Incorporation	Taxpayer Identification Number
Revett Silver Company	**11115 E Montgomery Dr., Suite G Spokane, WA 99206**	Montana	**91-1965912**
Troy Mine Inc.	**PO Box 1660 Troy, MT 59935**	Montana	**91-1999882**
RC Resources, Inc.	**11115 E Montgomery Dr., Suite G Spokane, WA 99206**	Montana	**71-0964096**

(b)

Loan Party	Issuer (Subsidiary)	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares
Revett Minerals Inc.	Revett Silver Company	Common Stock	0	100-107	86,444,398	100%
Revett Silver Company[6]	Troy Mine Inc.[7]	Common Stock	0	101	1000	100%
Revett Silver Company	RC Resources, Inc.	Common Stock	0	101	1000	100%

[6] Issued to Sterling Mining Company, which subsequently changed its name to Revett Silver Company.

[7] Issued by Genesis, Inc., which subsequently changed its name to Troy Mine Inc.

SCHEDULES TO CREDIT AGREEMENT

NYDOCS02/946641.6

Schedule 5.21

Environmental Matters

Troy-Related Actions.

          Cabinet Resource Group, Inc. v. Montana Department of Environmental Quality, Revett Minerals Inc. and Genesis Inc., Montana Nineteenth Judicial District Court in and for Lincoln County (Case No. DV-07-118). This action was brought in 2007. The plaintiff, a regional environmental organization, alleges that Troy Mine Inc. is operating Troy in violation of the Montana Metal Mine Recovery Act (“MMRA”) because of deficiencies in its reclamation plan, and that all of the defendants have violated the Montana constitution and various state statutes and regulations by allowing such operations to continue. The plaintiff seeks a declaration that the Troy operating permit and reclamation plan are void and invalid; alternatively, it seeks a writ of mandamus from the court requiring Department of Environmental Quality (“DEQ”) to enforce the MMRA and presumably suspend or revoke the operating permit, declare a forfeiture of the company’s performance bond, and enjoin the company from further operations at Troy pending approval of a reclamation plan. The plaintiff also alleges DEQ failed to maintain a clean and healthful environment in violation of the Montana constitution.

          The company has answered the complaint and asserted several affirmative defenses. It has also filed a motion seeking to dismiss Revett Minerals Inc. on the grounds that it does not do business in Montana. Discovery has been substantially completed, although no trial date has been set. The court has indicated that it will not set a trial date until DEQ has completed its required review of the reclamation plan. The company is funding an ongoing environmental impact statement with DEQ concerning proposed revisions to the existing reclamation plan and increased performance bond requirements, and therefore believes the claim is without merit.

Rock Creek-Related Actions.

          Rock Creek Alliance, Clark Fork Coalition, Cabinet Resource Group, Montana Wilderness Association, Earthworks, and Alliance for the Wild Rockies, Plaintiffs, vs. United States Forest Service, U.S. Department of Agriculture, Tom Tidwell, in his official capacity as Regional Forester for the Northern Region, Paul Bradford, in his official capacity as Forest Supervisor of the Kootenai National Forest, and Ed Schafer, in his official capacity as Secretary of the U.S. Department of Agriculture, Defendants, United States District Court for the District of Montana, Missoula Division, Case No. CV-05-107-M-DWM (“Case 1”). Rock Creek Alliance, Cabinet Resource Group, Sierra Club, Earthworks, Alliance for the Wild Rockies, Natural Resources Defense Council, Trout Unlimited, Idaho Council of Trout Unlimited, Pacific Rivers Council, and Great Old Broads for Wilderness vs. United States Fish and Wildlife Service, United States District Court for the District of Montana, Missoula Division, case No. CV-08-28-M-DWM (“Case 2”).Revett Silver is a defendant-intervener in both cases.

          The complaint in Case 1 was originally filed in June 2005 and was amended in February 2008. The complaint alleges violations of the Endangered Species Act (“ESA”), National Environmental Policy Act (“NEPA”), the Clean Water Act, the Forest Service Organic Administration Act of 1897 and the National Forest Management Act, and specifically challenges the 2001 final Environmental Impact Statement (“EIS”), the 2003 Record of Decision, the Plan of Operations, the 2007 determination letter from the Forest Service and the three supplemental information reports issued by the Forest Service in 2007. The complaint in Case 2 was filed in February 2008. It alleges violations of Section 7 of the ESA and specifically challenges the U.S. Fish & Wildlife’s (“USFWS”) “no jeopardy” findings with regard to grizzly bears and bull trout in the USFWS’ 2006 biological opinion and the 2007 supplement to that opinion. Plaintiffs seek determinations in both cases that the governmental agencies violated the aforementioned statutes and should be enjoined from authorizing or approving any further activities relating to the Rock Creek Project until they are in compliance.

SCHEDULES TO CREDIT AGREEMENT

          The two cases were subsequently consolidated and cross motions for summary judgment were filed. On May 4, 2010, the district court entered a decision dismissing the environmental groups’ ESA challenges, yet vacated the 2001 Final EIS and Record of Decision, both of which were remanded to the Forest Service with directives to update the NEPA analysis of the Rock Creek Project’s effect on the bull trout population and habitat, and to incorporate sediment reduction measures to minimize the adverse environmental effect of Phase I of the mine project. The Company is currently working with the Forest Service on a supplemental EIS to address the issues identified in the court’s decision.

          The environmental groups appealed the dismissal of their ESA challenges to the Ninth Circuit Court of Appeals in 2010. On November 16, 2011, the Ninth Circuit issued the opinion of a three judge panel affirming the district court’s dismissal of the groups’ ESA challenges.

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.24(a)

Filing Offices

Secretary of the State of Montana

1)	Montana Secretary of State’s Office (Physical Address) State Capitol Building 1301 E. 6th Avenue Helena, MT 59601

2)	Montana Secretary of State’s Office (Mailing Address) PO Box 202801 Helena, MT 59620

SCHEDULES TO CREDIT AGREEMENT

Schedule 5.24(b)

Mortgage Filing Offices

1)	Lincoln County Clerk’s Office 512 California Avenue Libby, MT 59923

SCHEDULES TO CREDIT AGREEMENT

Schedule 7.09

Restrictive Agreements

1)

As of September 30, 2011, Revett Minerals Inc. has $6.5 million in restricted cash which is collateral for a reclamation bond at the Troy Mine. For additional details and terms, please see attached document entitled “Reclamation Bonds.”

SCHEDULES TO CREDIT AGREEMENT

Reclamation Bonds

James C. Hermmann & Associates, Ltd. 410 17th Street, Suite 1280 Denver, CO 80202
Tel: 303.820.2626 Fax: 303.820.2627
New York Denver Atlanta

MONTANA DEPARTMENT OF ENVIRONMENTAL QUALITY
ENVIRONMENTAL MANAGEMENT BUREAU
PO BOX 200901
HELENA MT 59620-0901
PHONE:(406)444-4953 FAX:(406)444-1374

U.S.D.A. Forest Service
Kootenai National Forest
1101 Highway 2 West
Libby, MT 59923

Hard Rock Performance Surety Bond

BOND NO. ESD 7315789

Genesis Inc, as Principal, and **American Home Assurance Company**, a corporation organized and existing under the laws of the State of **New York** and duly authorized to transact business in the State of Montana, as Surety, are held and firmly bound to the State of Montana, acting through the Department of Environmental Quality and the United States of America acting through the U. S. Department of Agriculture, Forest Service, in the penal sum of **Nine Million Four Hundred Fifty-five Thousand and no/100 ($9,455,000)** DOLLARS, for the performance bond required by the Metal Mine Reclamation Act, for the payment of which sum, well and truly to be made, we bind ourselves, and each of our legal representatives, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS, the Principal holds, has applied for, or is requesting transfer of a license/permit from the Department of Environmental Quality and a plan of operations (POO) from the U.S.D.A. Forest Service to conduct exploration/mining operations on the following premises, to wit:

All lands permitted pursuant to Operating Permit # 00093 Project Reclamation

NOW, THEREFORE, the conditions of this obligation are such that if the above bonded Principal shall, in conducting such mining operations faithfully perform the requirements of the state license/permit, Title 82, Chapter 4, Part 3, MCA, and administrative rules adopted pursuant thereto, the federal plan of operations and 36 CFR Section 228A, then this obligation shall be exonerated and discharged and become null and void; otherwise to remain in full force and effect. This obligation shall also survive any legal challenge to the Department of Environmental Quality's issuance or transfer of the permit and the U.S.D.A. Forest Service's approval or transfer of the plan of operations. The requirements assured by this bond include those requirements imposed on Principal as a result of those activities that occurred prior to issuance of this bond and before the date the bond is canceled or released or substitute bond is approved. If this bond is forfeited, the State of Montana and the U.S.D.A. Forest Service shall be entitled to the entire amount of this bond without regard to actual damages. Reasonable attorneys' fees and costs shall be awarded to the prevailing party in an action to enforce the terms of the bond.

The Department of Environmental Quality and/or the U.S.D.A. Forest Service shall declare this surety bond to be forfeited if 1) the Principal fails or refuses to fulfill its obligations pursuant to any section of its state license/permit, Title 82, Chapter 4, Part 3, MCA, and administrative rules adopted pursuant thereto, and/or the federal plan of operations and 36 CFR Section 228A and such failure or refusal provides a basis for bond forfeiture under state or federal law, and 2) except for forfeitures under Section 82-4-338(8), MCA, the surety either refuses or fails to perform the work to the satisfaction of the Department of Environmental Quality and the U.S.D.A. Forest Service within the time required pursuant to Section 82-4-341(4), MCA. The surety shall make the bond proceeds payable to the Department of Environmental Quality and the U.S.D.A. Forest Service and, except for forfeitures under Section 82-4-338(8), MCA, remit within thirty (30) days after receipt of notice of forfeiture by certified mail, ten (10) per cent of the bond amount with any interest on the amount accruing to the Department of Environmental Quality and the U.S.D.A. Forest Service for use in interim reclamation activities pending payment in full of the entire bond amount by the surety. Except as provided in 82-4-338 (8)(d), MCA, interest accruing on all principal paid by the surety to the Department of Environmental Quality and U.S.D.A. Forest Service shall be the sole and exclusive property of the Department of Environmental Quality and U.S.D.A. Forest Service and shall not be refunded to the surety.

Line items prepared by the Department of Environmental Quality and U.S.D.A. Forest Service to determine the total amount of the surety bond required are not limitations on how the Department of Environmental Quality and U.S.D.A. Forest Service may spend any of the bond proceeds paid by the surety.

PROVIDED, however, the Surety shall not be liable under this bond for an amount greater in the aggregate than the sum designated in the first paragraph hereof, and shall not be liable as respects any obligation related to mining operations performed after the expiration of one hundred twenty (120) days from the date of the mailing by the Surety of a cancellation notice directed to the Principal and the Department of Environmental Quality, Helena, Montana and the local U.S.D.A. Forest Service office. The bond shall remain in full force and effect as respects any obligations related to mining operations performed prior to the effective date of such cancellation, even if mining operations continue after the effective date of such cancellation, unless the principal files a substitute bond, approved by the Department of Environmental Quality and U.S.D.A. Forest Service, or unless the Department of Environmental Quality and U.S.D.A. Forest Service shall otherwise release the Surety.

INSURED'S COPY

Signed, sealed and dated this **17th** day of **March, 2005.**

Genesis Inc.	[signature] / [signature]
Principal	Signature: Principal
11115 E. Montgomery Drive, Suite G	CFO/Secretary / VP OPERATIONS
Mailing Address	Title
Spokane Valley, WA 99206	509-921-2294
City, State, Zip	Telephone No.

****

American Home Assurance Company	[signature]
Surety	Signature: Surety
	Robert E. Staples,
1700 Market Street, Suite 1800	Attorney - in - Fact
Mailing Address	Title
Philadelphia, PA 19103 Attn: Robert Staples	215-255-6186
City, State, Zip	Telephone No.

(Surety Seal)

****

Approved ______________________, ____________
U.S.D.A Forest Service

By: ______________________ ______________________
Signature | Title

______________________ ______________________
Mailing Address | City, State, Zip

____
Telephone No.

****

Approved ______________________, ____________
Department of Environmental Quality

By: ______________________ ______________________
Signature | Title

______________________ ______________________
Mailing Address | City, State, Zip

____
Telephone No.

INSURED'S COPY

American Home Assurance Company
National Union Fire Insurance Company of Pittsburgh, Pa.
Principal Bond Office: 70 Pine Street, New York, NY 10270

POWER OF ATTORNEY

No. 14-E-C&I-GROUP

KNOW ALL MEN BY THESE PRESENTS:

That American Home Assurance Company, a New York corporation, and National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation, does each hereby appoint

---Robert E. Staples, Kenneth Cornell, Haywood L. Willis, Vivian Mattox, Marcus L. Klah, Charles Cygal: of Philadelphia, Pennsylvania---

its true and lawful Attorney(s)-in-Fact, with full authority to execute on its behalf bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, issued in the course of its business, and to bind the respective company thereby.

IN WITNESS WHEREOF, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. have each executed these presents this 18th day of June, 2002.

Michael C. Fay, Vice President

STATE OF NEW YORK }
COUNTY OF NEW YORK }ss.

On this 18th day of June, 2002, before me came the above-named officer of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa., to me personally known to be the individual and officer described herein, and acknowledged that he executed the foregoing instrument and affixed the seals of said corporations thereto by authority of his office.

DOROTHY L. PARKER
Notary Public, State of New York
No. 01PA6060631
Qualified in Richmond County
Commission Expires June 25, 2003

CERTIFICATE

Excerpts of Resolutions adopted by the Boards of Directors of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. on May 18, 1976:

"RESOLVED, that the Chairman of the Board, the President, or any Vice President be, and hereby is, authorized to appoint Attorneys-in-Fact to represent and act for and on behalf of the Company to execute bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, and to attach thereto the corporate seal of the Company, in the transaction of its surety business;

"RESOLVED, that the signatures and attestations of such officers and the seal of the Company may be affixed to any such Power of Attorney or to any certificate relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company when so affixed with respect to any bond, undertaking, recognizance or other contract of indemnity or writing obligatory in the nature thereof;

"RESOLVED, that any such Attorney-in-Fact delivering a secretarial certification that the foregoing resolutions still be in effect may insert in such certification the date thereof, said date to be not later than the date of delivery thereof by such Attorney-in-Fact."

I, Elizabeth M. Tuck, Secretary of American Home Assurance Company and of National Union Fire Insurance Company of Pittsburgh, Pa. do hereby certify that the foregoing excerpts of Resolutions adopted by the Boards of Directors of these corporations, and the Powers of Attorney issued pursuant thereto, are true and correct, and that both the Resolutions and the Powers of Attorney are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of each corporation this 17th day of March, 2005.

Elizabeth M. Tuck, Secretary

65166 (4/99)

INSURED'S COPY

MONTANA DEPARTMENT OF ENVIRONMENTAL QUALITY
ENVIRONMENTAL MANAGEMENT BUREAU
PO BOX 200901
HELENA MT 59620-0901
PHONE:(406)444-4953 FAX:(406)444-1374

U.S.D.A. Forest Service
Kootenai National Forest
1101 Highway 2 West
Libby, MT 59923

Hard Rock Performance Surety Bond

BOND NO. ESD 7315790

Genesis Inc, as Principal, and **American Home Assurance Company**, a corporation organized and existing under the laws of the State of **New York** and duly authorized to transact business in the State of Montana, as Surety, are held and firmly bound to the State of Montana, acting through the Department of Environmental Quality and the United States of America acting through the U. S. Department of Agriculture, Forest Service, in the penal sum of **One Million Forty-five Thousand and no/100 ($1,045,000)** DOLLARS, for the performance bond required by the Metal Mine Reclamation Act, for the payment of which sum, well and truly to be made, we bind ourselves, and each of our legal representatives, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS, the Principal holds, has applied for, or is requesting transfer of a license/permit from the Department of Environmental Quality and a plan of operations (POO) from the U.S.D.A. Forest Service to conduct exploration/mining operations on the following premises, to wit:

All lands permitted pursuant to Operating Permit # 00093 Water Treatment

NOW, THEREFORE, the conditions of this obligation are such that if the above bonded Principal shall, in conducting such mining operations faithfully perform the requirements of the state license/permit, Title 82, Chapter 4, Part 3, MCA, and administrative rules adopted pursuant thereto, the federal plan of operations and 36 CFR Section 228A, then this obligation shall be exonerated and discharged and become null and void; otherwise to remain in full force and effect. This obligation shall also survive any legal challenge to the Department of Environmental Quality's issuance or transfer of the permit and the U.S.D.A. Forest Service's approval or transfer of the plan of operations. The requirements assured by this bond include those requirements imposed on Principal as a result of those activities that occurred prior to issuance of this bond and before the date the bond is canceled or released or substitute bond is approved. If this bond is forfeited, the State of Montana and the U.S.D.A. Forest Service shall be entitled to the entire amount of this bond without regard to actual damages. Reasonable attorneys' fees and costs shall be awarded to the prevailing party in an action to enforce the terms of the bond.

The Department of Environmental Quality and/or the U.S.D.A. Forest Service shall declare this surety bond to be forfeited if 1) the Principal fails or refuses to fulfill its obligations pursuant to any section of its state license/permit, Title 82, Chapter 4, Part 3, MCA, and administrative rules adopted pursuant thereto, and/or the federal plan of operations and 36 CFR Section 228 A and such failure or refusal provides a basis for bond forfeiture under state or federal law, and 2) except for forfeitures under Section 82-4-338(8), MCA, the surety either refuses or fails to perform the work to the satisfaction of the Department of Environmental Quality and the U.S.D.A. Forest Service within the time required pursuant to Section 82-4-341(4), MCA. The surety shall make the bond proceeds payable to the Department of Environmental Quality and the U.S.D.A. Forest Service and, except for forfeitures under Section 82-4-338(8), MCA, remit within thirty (30) days after receipt of notice of forfeiture by certified mail, ten (10) per cent of the bond amount with any interest on the amount accruing to the Department of Environmental Quality and the U.S.D.A. Forest Service for use in interim reclamation activities pending payment in full of the entire bond amount by the surety. Except as provided in 82-4-338 (8)(d), MCA, interest accruing on all principal paid by the surety to the Department of Environmental Quality and U.S.D.A. Forest Service shall be the sole and exclusive property of the Department of Environmental Quality and U.S.D.A. Forest Service and shall not be refunded to the surety.

Line items prepared by the Department of Environmental Quality and U.S.D.A. Forest Service to determine the total amount of the surety bond required are not limitations on how the Department of Environmental Quality and U.S.D.A. Forest Service may spend any of the bond proceeds paid by the surety.

PROVIDED, however, the Surety shall not be liable under this bond for an amount greater in the aggregate than the sum designated in the first paragraph hereof, and shall not be liable as respects any obligation related to mining operations performed after the expiration of one hundred twenty (120) days from the date of the mailing by the Surety of a cancellation notice directed to the Principal and the Department of Environmental Quality, Helena, Montana and the local U.S.D.A. Forest Service office. The bond shall remain in full force and effect as respects any obligations related to mining operations performed prior to the effective date of such cancellation, even if mining operations continue after the effective date of such cancellation, unless the principal files a substitute bond, approved by the Department of Environmental Quality and U.S.D.A. Forest Service, or unless the Department of Environmental Quality and U.S.D.A. Forest Service shall otherwise release the Surety.

INSURED'S COPY

Signed, sealed and dated this **17th** day of **March, 2005**.

Genesis Inc. Principal	Scott M. Brunston / Casey J. Fife Signature: Principal
11115 E. Montgomery Drive, Suite G Mailing Address	CFO/Secretary / VP OPERATIONS Title
Spokane Valley, WA 99206 City, State, Zip	509-921-2294 Telephone No.

****

American Home Assurance Company Surety	Robert E. Staples Signature: Surety
1700 Market Street, Suite 1800 Mailing Address	Robert E. Staples, Attorney-in-Fact Title
Philadelphia, PA 19103 Attn: Robert Staples City, State, Zip	215-255-6186 Telephone No.

(Surety Seal)

****

Approved ______________________, ____________
U.S.D.A Forest Service

By: ______________________ ______________________
Signature Title

______________________ ______________________
Mailing Address City, State, Zip

____
Telephone No.

****

Approved ______________________, ____________
Department of Environmental Quality

By: ______________________ ______________________
Signature Title

______________________ ______________________
Mailing Address City, State, Zip

____
Telephone No.

INSURED'S COPY

American Home Assurance Company
National Union Fire Insurance Company of Pittsburgh, Pa.
Principal Bond Office: 70 Pine Street, New York, NY 10270

POWER OF ATTORNEY

No. 14-E-C&I-GROUP

KNOW ALL MEN BY THESE PRESENTS:

That American Home Assurance Company, a New York corporation, and National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation, does each hereby appoint

---Robert E. Staples, Kenneth Cornell, Haywood L. Willis, Vivian Mattox, Marcus L. Kiah, Charles Cygal: of Philadelphia, Pennsylvania---

its true and lawful Attorney(s)-in-Fact, with full authority to execute on its behalf bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, issued in the course of its business, and to bind the respective company thereby.

IN WITNESS WHEREOF, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. have each executed these presents this 18th day of June, 2002.

Michael C. Fay, Vice President

STATE OF NEW YORK }
COUNTY OF NEW YORK }ss.

On this 18th day of June, 2002, before me came the above-named officer of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa., to me personally known to be the individual and officer described herein, and acknowledged that he executed the foregoing instrument and affixed the seals of said corporations thereto by authority of his office.

DOROTHY L. PARKER
Notary Public, State of New York
No. 01PA6060631
Qualified in Richmond County
Commission Expires June 25, 03

CERTIFICATE

Excerpts of Resolutions adopted by the Boards of Directors of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. on May 18, 1976:

"RESOLVED, that the Chairman of the Board, the President, or any Vice President be, and hereby is, authorized to appoint Attorneys-in-Fact to represent and act for and on behalf of the Company to execute bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, and to attach thereto the corporate seal of the Company, in the transaction of its surety business;

"RESOLVED, that the signatures and attestations of such officers and the seal of the Company may be affixed to any such Power of Attorney or to any certificate relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company when so affixed with respect to any bond, undertaking, recognizance or other contract of indemnity or writing obligatory in the nature thereof;

"RESOLVED, that any such Attorney-in-Fact delivering a secretarial certification that the foregoing resolutions still be in effect may insert in such certification the date thereof, said date to be not later than the date of delivery thereof by such Attorney-in-Fact."

I, Elizabeth M. Tuck, Secretary of American Home Assurance Company and of National Union Fire Insurance Company of Pittsburgh, Pa. do hereby certify that the foregoing excerpts of Resolutions adopted by the Boards of Directors of these corporations, and the Powers of Attorney issued pursuant thereto, are true and correct, and that both the Resolutions and the Powers of Attorney are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of each corporation this 17th day of March, 2005

Elizabeth M. Tuck, Secretary

65166 (4/99)

INSURED'S COPY

Surety and Indemnity Agreements

James C. Herrmann & Associates, Ltd. 410 17th Street, Suite 1280 Denver, CO 80202
Tel: 303.820.2626 Fax: 303.820.2627
New York Denver Atlanta

INDEMNITY LETTER AGREEMENT

This Agreement entered into on March 29, 2005 by and between American Home Assurance Company (hereinafter **Financial Assurance Provider**), Genesis, Inc., Revett Minerals, Inc. and Revett Silver Company (each a **Principal** and collectively, the **Principals**) (hereinafter collectively referenced as **Party or Parties**);

WHEREAS, the **Financial Assurance Provider** will issue the bonds as described in the attached Endorsement No. 2 (hereinafter **Bonds**) of **Policy #** EPP 7783908 (hereinafter **Policy**) which shall be secured by all or a portion of the premium for the **Policy** which has been issued by an affiliate (American International Specialty Lines Insurance Company) of **Financial Assurance Provider**.

NOW THEREFORE, in consideration of the **Financial Assurance Provider's** rights to make a claim under the **Policy** and **Principals'** payment of the **Bond** Premium, the **Parties** agree as follows:

1. **Principals** agree to pay to the **Financial Assurance Provider** annual bond premium payments at a rate of $4.20 per $1,000 of financial assurance provided by the **Bonds**. The annual bond premium payment will be determined by the regulatory financial assurance requirements for the **Covered Location**. The annual bond premium shall be due on or the closest business day preceding the anniversary date of the **Bonds** each year as long as the **Bonds** are outstanding.

2. The outstanding amount of the **Bonds** provided by the **Financial Assurance Provider** at any time must not exceed the **Total Aggregate Limit** of the **Policy**, less the amount of all **Reclamation Costs** paid and submitted and scheduled for payment from the **Policy**.

3. Each **Principal** hereby represents to the **Financial Assurance Provider** that it has the requisite power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

4. The **Principals** hereby agree and covenant as follows:

A. Subject to Section 5D., at all times, to jointly and severally, indemnify, and keep indemnified the **Financial Assurance Provider** from and against any and all liability for any loss (including expenses incurred or for which the **Financial Assurance Provider** becomes liable for). The **Principals** will pay the Surety for all such losses, whether or not the **Financial Assurance Provider** has actually made any payment thereon.

B. To maintain a system of accounting established and administered in accordance with Canadian generally accepted accounting principals ("GAAP") and to furnish to the **Financial Assurance Provider**:

   a. Within 90 days after the end of each fiscal year, a consolidated balance sheet of the **Principals** and their subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of each **Principal** and its subsidiaries for such fiscal year, together with a report thereon of a nationally-recognized independent public accounting firm accompanied by (a) any management letters prepared by said accounting firm, and (b) a certificate of the chief financial officer or chief accounting officer of such **Principal** that they have obtained no knowledge of any default or unmatured default under any of the terms, covenants, provisions or conditions of any credit facility agreements insofar as they relate to accounting matters, or if any default or unmatured default shall exist, stating the nature and status thereof;

b. Within 45 days after the end of each of the first three quarterly periods of each fiscal year a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the **Principals** and their subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of such **Principal** as having been prepared in accordance with GAAP and that they have obtained no knowledge of any default or unmatured default under any of the terms, covenants, provisions or conditions of any credit facility agreements insofar as they relate to accounting matters, or if any default or unmatured default shall exist, stating the nature and status thereof;

c. As soon as possible and within 10 days after receipt thereof by the chief executive officer or the president of a **Principal**, or any other officer having authority and responsibility for mine reclamation activities at the **Covered Locations** (hereinafter, a **Responsible Officer**), a copy of (a) any notice or claim to the effect that the **Principal** or any of its subsidiaries is or may be liable to any person as a result of the release by the **Principal**, any of its subsidiaries or any other person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the **Principal** or any of its subsidiaries;

d. Promptly upon the **Financial Assurance Provider's** request, such information (including non-financial information) as the **Financial Assurance Provider** may request from time to time as will facilitate on-site inspections and audit of **Principals'** books and records regarding all bonded and non-bonded contracts. Further, at any time, and until such time as the **Financial Assurance Provider's** liability under any and all **Bonds** is terminated, and the **Financial Assurance Provider** is fully reimbursed all amounts due to it under this Agreement, the **Financial Assurance Provider** shall have the rights of reasonable access to each **Principal's** books, records, and/or accounts for the purpose of inspection or copying; and each **Principal** hereby specifically authorizes any financial institution, depository, materialman, supply house or other person, firm or corporation to furnish the **Financial Assurance Provider**, at the **Financial Assurance Provider's** request, any information requested including, but not limited to, financial and credit reports relating to the **Principals'** financial condition, and as to any bonded or non-bonded contract performed, in progress or awarded, the status of the work, the condition of the performance of such contracts and payments of accounts. The **Principals** agree to provide any additional releases, requests, waivers or any other documents required to allow the **Financial Assurance Provider** access to the requested information;

e. Upon a **Responsible Officer** becoming aware of any demand, notice or proceeding which may result in liability to the **Financial Assurance Provider** under the **Bonds**, the **Principals** shall provide notice promptly thereof; and

f. As soon as possible, and in any event within 20 days thereof, inform the **Financial Assurance Provider** of any change in the name or jurisdiction of organization of any **Principal**.

Information required to be delivered pursuant to paragraphs a. and b. above shall be deemed to have been delivered on the date on which such information has been posted on the **Principals'** website on the Internet at www.revettminerals.com, at www.Sedar.com or at another website accessible by the **Financial Assurance**

Provider without charge; provided that the **Principals** shall deliver paper copies of the information referred to in such paragraphs to the **Financial Assurance Provider** if so requested.

C. To promptly, upon receipt of a notice from the **Financial Assurance Provider** regarding the **Financial Assurance Provider's** investigation of a claim, or upon receipt of a request for additional information from the **Financial Assurance Provider** regarding any claim, provide the **Financial Assurance Provider** with access to full, complete, accurate and up to date information regarding the **Principals'** position regarding the validity or defenses to the claim.

D. The **Principals** hereby assign to the **Financial Assurance Provider**, to secure the obligations in any and all of the paragraphs of this Agreement and any other indebtedness and liabilities of the **Principals** to the **Financial Assurance Provider**, whether heretofore or hereafter incurred, and hereby grant to the **Financial Assurance Provider** a security interest in, all of such **Principals'** right, title and interest in and to the cash value and other proceeds constituting the notional commutation account under the **Policy**. Regardless of whether the named insureds under the **Policy** or the **Policy** issuer commutes the **Policy**, it is agreed by the **Principals** that all cash value and other proceeds constituting the notional commutation account on the date of commutation shall be retained by the **Policy** issuer or its designee for the benefit of the **Financial Assurance Provider** so long as any **Bonds** are outstanding or any **Principal** has any unperformed obligations to the **Financial Assurance Provider** under this Agreement.

E. The **Financial Assurance Provider** shall have the right, at its option and in its sole discretion and is hereby authorized, with or without exercising any other right or option conferred upon it by law or under the terms of this Agreement, to take possession of any part or all of the work under any contract or contracts covered by the **Bonds**, including, but not limited to, machinery, supplies, equipment, plant, tools and materials, without charge, to complete or arrange for the completion of the same, and the **Principals** shall promptly, upon demand, pay to the **Financial Assurance Provider** all losses, fees, costs and expenses so incurred.

5. **Financial Assurance Provider** hereby agrees and covenants as follows:

A. To issue the **Bonds** as described in the attached Endorsement No. 2 of the **Policy**;

B. Subject to the terms and limits of the **Policy**, the **Financial Assurance Provider** agrees to increases in the face amount of the **Bonds** if the financial assurance requirements for the **Covered Locations** are increased due to **Governmental Mandate** and approved by the **Principal**;

f

C. That the annual bond premium payment rate of $4.20 per $1,000 of financial assurance provided by the **Bonds** shall not increase as long as the **Policy** is in force;

D. To recover any losses, including any payments made on the **Bonds** but excluding unpaid premium amounts, solely from the **Policy**;

E. To promptly notify the **Principal** and the affiliate of the **Financial Assurance Provider** issuing the **Policy** in the event of a claim or claims filed on the **Bonds** and allow the **Principal** TEN (10) DAYS to attempt to address and cure and/or initiate the defense of such claims directly with the obligee. In the event the **Principal** is unable or unwilling to address and cure and/or initiate the defense of such claims, the **Financial Assurance Provider** shall be entitled to address, cure and/ or defend such claims. The **Financial Assurance Provider** will not pay a claim filed on a **Bond** while the **Principal** is defending that claim in good faith, unless compelled by law to make the payment;

F. To promptly notify the **Principal** in the event that a claim is paid on a **Bond** or **Bonds** to the obligee in accordance with the **Bonds**, and to allow the **Principal** thirty (30) days from the date of a paid claims notice to cure such claim as provided under the **Policy**;

G. Bolded terms defined in the **Policy** have the same meaning in this Agreement.

H. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of laws principles. As to any legal action or proceeding related to this Agreement, the **Principals** shall be subject to the jurisdiction of the federal courts, or if such courts do not have jurisdiction then the state courts, located in the Borough of Manhattan in the State of New York, and waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis. The **Principals** further agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the **Principals** at their address provided below.

I. If a notice is required the **Financial Assurance Provider** shall provide notice by registered mail to the **Principal** at the following addresses:

Principal:	Genesis, Inc. 1115 E. Montgomery Drive Suite G Spokane, WA 99206
Financial Assurance Provider:	American Home Assurance Company 1700 Market Street, Suite 1800 Philadelphia, PA 19103

Agreed and Accepted on behalf of
Principal:

Signed: Scott M. Brunsdon
Printed Name: Scott Brunsdon

Date: March 31, 2005

Agreed and Accepted on behalf of
Financial Assurance Provider

Signed: [signature]
Printed Name: Michael E. Herrmann, Attorney In Fact

Date: March 31, 2005

American Home Assurance Company
National Union Fire Insurance Company of Pittsburgh, Pa.
Principal Bond Office: 70 Pine Street, New York, NY 10270

POWER OF ATTORNEY

No: 23-B-90672

KNOW ALL MEN BY THESE PRESENTS:

That American Home Assurance Company, a New York corporation, and National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation, does each hereby appoint

---Michael E. Herrmann: of Denver, Colorado---

its true and lawful Attorney(s)-in-Fact, with full authority to execute on its behalf bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, issued in the course of its business, and to bind the respective company thereby.

IN WITNESS WHEREOF, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. have each executed these presents this 23rd day of August, 2004.

Peter A. Scarpato, Vice President

STATE OF NEW YORK }
COUNTY OF NEW YORK }ss.

On this 23rd day of August, 2004, before me came the above-named officer of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa., to me personally known to be the individual and officer described herein, and acknowledged that he executed the foregoing instrument and affixed the seals of said corporations thereto by authority of his office.

JOSEPH D. NOZZOLIO
Notary Public, State of New York
No. 01-NO4652754
Qualified in Westchester County
Term Expires Jan. 31, 2006

CERTIFICATE

Excerpts of Resolutions adopted by the Boards of Directors of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. on May 18, 1976:

"**RESOLVED**, that the Chairman of the Board, the President, or any Vice President be, and hereby is, authorized to appoint Attorneys-in-Fact to represent and act for and on behalf of the Company to execute bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, and to attach thereto the corporate seal of the Company, in the transaction of its surety business;

"**RESOLVED**, that the signatures and attestations of such officers and the seal of the Company may be affixed to any such Power of Attorney or to any certificate relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company when so affixed with respect to any bond, undertaking, recognizance or other contract of indemnity or writing obligatory in the nature thereof;

"**RESOLVED**, that any such Attorney-in-Fact delivering a secretarial certification that the foregoing resolutions still be in effect may insert in such certification the date thereof, said date to be not later than the date of delivery thereof by such Attorney-in-Fact."

I, Elizabeth M. Tuck, Secretary of American Home Assurance Company and of National Union Fire Insurance Company of Pittsburgh, Pa. do hereby certify that the foregoing excerpts of Resolutions adopted by the Boards of Directors of these corporations, and the Powers of Attorney issued pursuant thereto, are true and correct, and that both the Resolutions and the Powers of Attorney are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of each corporation this 31 day of March, 2005.

Elizabeth M. Tuck, Secretary

65166 (4/99)

ASSIGNMENT ACKNOWLEDGMENT

This ASSIGNMENT ACKNOWLEDGMENT (this "**Acknowledgment**") is dated as of March 29, 2005 and entered into by and among Genesis, Inc., Revett Minerals, Inc. and Revett Silver Company (collectively, the "**Revett Companies**"), American International Specialty Lines Company, as Insurer ("**Insurer**"), and American Home Assurance Company, as surety ("**American Home**"), for itself and on behalf of the other members of the American International Companies (the "**Surety**").

PRELIMINARY STATEMENTS

A. The Revett Companies are the beneficiaries under that certain Reclamation Costs Policy number EPP 7783908 issued by the Insurer (the "Policy").

B. The Revett Companies, together with certain of their affiliates, have executed that certain Indemnity Letter Agreement dated as of March 29, 2005 (the "**Indemnity Agreement**") for the benefit of the Surety, pursuant to which the Revett Companies have agreed to, among other things, indemnify the Surety for losses suffered in connection with bonds issued on behalf of affiliates of the Revett Companies.

C. Pursuant to the Policy, the Insurer maintains a notional commutation account balance (the "**Commutation Account**") to secure its payment obligations under the Policy and to secure the Revett Companies' obligations under any bonds or other financial assurance issued by the Insured or its affiliates.

D. Pursuant to the Indemnity Agreement, the Revett Companies assigned to the Surety all of the Revett Companies' right, title and interest under the Policy in and to the cash value and other proceeds constituting the Commutation Account.

E. The Revett Companies, the Insurer and American Home, on behalf of the other Sureties, are entering into this Acknowledgment to evidence the assignment and interest of American Home and the other Sureties in the cash value and other proceeds constituting the Commutation Account.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the parties agree as follows:

SECTION 1. Notice and Acknowledgement. The Insurer confirms that the Insurer maintains the Commutation Account in accordance with the terms of the Policy. The Revett Companies and American Home hereby notify the Insurer of, and the Insurer hereby acknowledges, the assignment by the Revett Companies to the Surety pursuant to the Indemnity Agreement of the Revett Companies' right, title and interest in and to the cash value and other proceeds constituting the Commutation Account.

SECTION 2. Priority of Assignment; Use of Proceeds; Commutation.

(a) Notwithstanding that the Indemnity Agreement provides for the assignment by the Revett Companies of all right, title and interest in the Commutation Account to the Surety, each of the parties hereto agrees that the Insurer shall be deemed for all purposes to have priority to the interest of the Surety in the cash value and other proceeds constituting the Commutation Account.

(b) The parties hereto acknowledge and agree that, subject to priorities described in clause (a) above, the Surety shall have the right to use the cash or other proceeds constituting the Commutation Account, or any part thereof, in payment or settlement of liabilities for which the Revett Companies would be obliged to indemnify the Surety under the terms of the Indemnity Agreement.

(c) Regardless of whether the Revett Companies or the Insurer commutes the Policy, it is agreed by all parties hereto that all funds constituting the Commutation Account on the date of commutation shall be retained by the Insurer or its designee for the benefit of the Surety so long as any bonds are outstanding or any party to the Indemnity Agreement has any unperformed obligations to the Surety under the Indemnity Agreement.

SECTION 3. Modification. No amendment, modification or waiver of any provision of this Acknowledgment shall in any event be effective unless the same shall be in writing and signed by each party hereto.

SECTION 4. Governing Law. This Acknowledgment shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of laws principles. As to any legal action or proceeding related to this Acknowledgment, the parties shall be subject to the jurisdiction of the federal courts, or if such courts do not have jurisdiction then the state courts, located in the Borough of Manhattan in the State of New York, and waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis. The Revett Companies further agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Revett Companies at their address provided in the Indemnity Agreement.

SECTION 5. Successors and Assigns The Revett Companies may not assign or delegate their rights and obligations hereunder without the written consent of American Home and the Insurer.

SECTION 6. Execution in Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 7. Termination. This Agreement shall terminate upon the Insurer's receipt of written notice of termination from American Home.

2

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment to be duly executed by their duly authorized officers as of the day and year first above written.

GENESIS, INC.

By: Scott M. Brunsdon
Name: Scott Brunsdon
Title: CFO/Secretary

REVETT MINERALS, INC.

By: Scott M. Brunsdon
Name: Scott Brunsdon
Title: CFO/Secretary

REVETT SILVER COMPANY

By: Scott M. Brunsdon
Name: Scott Brunsdon
Title: CFO/Secretary

AMERICAN INTERNATIONAL SPECIALTY LINES COMPANY

By: Kenneth B Cornell
Name: Kenneth B. Cornell
Title: Vice President

AMERICAN HOME ASSURANCE COMPANY

By: [signature]
Name: Michael E. Herrmann
Title: Attorney-In-Fact

S 1

American Home Assurance Company
National Union Fire Insurance Company of Pittsburgh, Pa.
Principal Bond Office: 70 Pine Street, New York, NY 10270

POWER OF ATTORNEY

No: **23-B-90672**

KNOW ALL MEN BY THESE PRESENTS:

That American Home Assurance Company, a New York corporation, and National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation, does each hereby appoint

---Michael E. Herrmann: of Denver, Colorado---

its true and lawful Attorney(s)-in-Fact, with full authority to execute on its behalf bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, issued in the course of its business, and to bind the respective company thereby.

IN WITNESS WHEREOF, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. have each executed these presents this 23rd day of August, 2004.

Peter A. Scarpato, Vice President

STATE OF NEW YORK }
COUNTY OF NEW YORK }ss.

On this 23rd day of August, 2004, before me came the above-named officer of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa., to me personally known to be the individual and officer described herein, and acknowledged that he executed the foregoing instrument and affixed the seals of said corporations thereto by authority of his office.

JOSEPH B. NOZZOLIO
Notary Public, State of New York
No. 01-NO4652754
Qualified in Westchester County
Term Expires Jan. 31, 2006

CERTIFICATE

Excerpts of Resolutions adopted by the Boards of Directors of American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. on May 18, 1976:

"**RESOLVED**, that the Chairman of the Board, the President, or any Vice President be, and hereby is, authorized to appoint Attorneys-in-Fact to represent and act for and on behalf of the Company to execute bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, and to attach thereto the corporate seal of the Company, in the transaction of its surety business;

"**RESOLVED**, that the signatures and attestations of such officers and the seal of the Company may be affixed to any such Power of Attorney or to any certificate relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company when so affixed with respect to any bond, undertaking, recognizance or other contract of indemnity or writing obligatory in the nature thereof;

"**RESOLVED**, that any such Attorney-in-Fact delivering a secretarial certification that the foregoing resolutions still be in effect may insert in such certification the date thereof, said date to be not later than the date of delivery thereof by such Attorney-in-Fact."

I, Elizabeth M. Tuck, Secretary of American Home Assurance Company and of National Union Fire Insurance Company of Pittsburgh, Pa. do hereby certify that the foregoing excerpts of Resolutions adopted by the Boards of Directors of these corporations, and the Powers of Attorney issued pursuant thereto, are true and correct, and that both the Resolutions and the Powers of Attorney are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of each corporation this 29th day of June, 2005.

Elizabeth M. Tuck, Secretary

65166 (4/99)

JCH ENVIRONMENTAL INSURANCE BROKERS

A Division of BISYS® Commercial Insurance Services, Inc.

www.JCHenvironmental.com

January 29, 2009

Genesis Inc. c/o Revett Silver Company
11115 East Montgomery Dr., Suite G
Spokane Valley, WA 99206
Attention: Scott Brunsdon

RE: Policy Amendatory Endorsements Policy No. EPP 7783908
Troy Reclamation Costs Policy

Dear Scott,

Enclosed are original copies of endorsements to the Reclamation Policy for Troy. The revisions are as follows:

1) Surety Bond Schedule Endorsement No. 10, 11, and12, (original Insured's Copy and three photocopies for your manuals). The three photocopies are to be inserted behind the "Program Modifications" tab in each of your manuals. These endorsements amend the surety bond schedule of the policy to reflect the increase riders issued in December of 2006, 2007 and 2008.

Please call if you have any questions.

Sincerely,
JCH ENVIRONMENTAL INSURANCE BROKERS

Michael E. Herrmann, P.G.
Mining Program Manager

Mike H
303-883-8606

Denver
410 17th Street
Suite 1280
Denver, CO 80202
Phone: 303.820.2626
Fax: 303.820.2627

Atlanta • Chicago • Denver • Long Island • New York • San Francisco

Complex Risk – Demonstrated Results

ENDORSEMENT NO. 10

This endorsement, effective 11:59 PM,	December 15, 2006
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 9, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,259,941

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 11

This endorsement, effective 11:59 PM,	December 15, 2007
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 10, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,597,946

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 12

This endorsement, effective 11:59 PM,	December 15, 2008
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 11, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2008	$ 338,006	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,935,952

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDDRSEMENT NO. 10

This endorsement, effective 11:59 PM,	December 15, 2006
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 9, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,259,941

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 11

This endorsement, effective 11:59 PM,	December 15, 2007
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 10, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,597,946

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 12

This endorsement, effective 11:59 PM,	December 15, 2008
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 11, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2008	$ 338,006	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,935,952

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 10

This endorsement, effective 11:59 PM,	December 15, 2006
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 9, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,259,941

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 11

This endorsement, effective 11:59 PM,	December 15, 2007
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 10, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,597,946

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 12

This endorsement, effective 11:59 PM,	December 15, 2008
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 11, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2008	$ 338,006	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,935,952

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 10

This endorsement, effective 11:59 PM,	December 15, 2006
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 9, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,259,941

All other terms, conditions, and exclusions shall remain the same.

AUTHDRIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 11

This endorsement, effective 11:59 PM,	December 15, 2007
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 10, SURETY BOND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,597,946

All other terms, conditions, and exclusions shall remain the same.

[signature]

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

ENDORSEMENT NO. 12

This endorsement, effective 11:59 PM,	December 15, 2008
Forms a part of Policy No:	EPP 7783908
Issued to:	Genesis Inc.
By:	American International Specialty Lines Insurance Company

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Endorsement No. 11, SURETY BDND SCHEDULE, is deleted in its entirety and replaced with the following:

Surety Bond Schedule

Bond Forms

Bond Number	Inception Date	Contract Amt.	Obligee
ESD 7315789	March 17, 2005	$ 9,455,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315790	March 17, 2005	$ 1,045,000	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	April 14, 2006	$ 1,421,936	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2006	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2007	$ 338,005	U.S.D.A. Forest Service/Montana DEQ
ESD 7315789 (Increase Rider)	Dec. 15, 2008	$ 338,006	U.S.D.A. Forest Service/Montana DEQ

Aggregate Financial Assurance Limit: $12,935,952

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

PAGE 1 OF 1

Schedule 11.02

Administrative Agent’s Office, Certain Addresses for Notices

Notices to the Borrower shall be addressed to:

Revett Silver Company
11115 E. Montgomery, Suite G
Spokane Valley, WA 99206

Attention:	Ken Eickerman and Carson Rife

Fax:	509-891-8901

Telephone:	509-921-2294

Email:	eickerman@revettminerals.com; rife@revettminerals.com

Notices to Holdings shall be addressed to:

Revett Minerals, Inc.
1 First Canadian Place
100 King Street West, Suite 1600
Toronto, Ontario, Canada M5X 1G5

Revett Minerals, Inc.
11115 E. Montgomery, Suite G
Spokane Valley, WA 99206

Attention:	Ken Eickerman and Carson Rife

Fax:	509-891-8901

Telephone:	509-921-2294

Email:	eickerman@revettminerals.com; rife@revettminerals.com

SCHEDULES TO CREDIT AGREEMENT

Notices to TMI shall be addressed to:

Troy Mine, Inc.
c/o Revett Silver Company
11115 E. Montgomery, Suite G
Spokane Valley, WA 99206

Attention:	Ken Eickerman and Carson Rife

Fax:	509-891-8901

Telephone:	509-921-2294

Email:	eickerman@revettminerals.com; rife@revettminerals.com

Notices to RCR shall be addressed to:

RC Resources, Inc.
c/o Revett Silver Company
11115 E. Montgomery, Suite G
Spokane Valley, WA 99206

Attention:	Ken Eickerman and Carson Rife

Fax:	509-891-8901

Telephone:	509-921-2294

Email:	eickerman@revettminerals.com; rife@revettminerals.com

Notices to the Administrative Agent shall be addressed to:

Société Générale
8th Floor, 1221 Avenue of the Americas
New York, NY 10020

Attention:	Daniel Ota, Director, Natural Resource Banking – Mining Finance

Fax:	+1 212 278 7953

Telephone:	+ 212 278 6863

Email:	Daniel.ota@sgcib.com

SCHEDULES TO CREDIT AGREEMENT